                                                                     Exhibit 4.9
                                                                     -----------


                           AMERICAN TOWER CORPORATION

                                     ISSUER

                         9 3/8% SENIOR NOTES DUE 2009

                          DATED AS OF JANUARY 31, 2001

                              THE BANK OF NEW YORK

                                     TRUSTEE

                            CROSS-REFERENCE TABLE*

Trust Indenture Act Section                                                Indenture Section
---------------------------                                                -----------------
310(a)(1).............................................................          7.10
   (a)(2).............................................................          7.10
   (a)(3).............................................................          N.A.
   (a)(4).............................................................          N.A.
   (a)(5).............................................................          7.10
   (b)................................................................          7.10
   (c)................................................................          N.A.
311(a)................................................................          7.11
   (b)................................................................          7.11
   (c)................................................................          N.A.
312(a)................................................................          2.05
   (b)................................................................         11.03
   (c)................................................................         11.03
313(a)................................................................          7.06
   (b)(1).............................................................          7.06
   (b)(2).............................................................       7.06; 7.07
   (c)................................................................      7.06; 11.02
   (d)................................................................          7.06
314(a)................................................................   4.03; 4.04; 11.02
   (b)................................................................          N.A.
   (c)(1).............................................................         11.04
   (c)(2).............................................................         11.04
   (c)(3).............................................................          N.A.
   (d)................................................................          N.A.
   (e)................................................................         11.05
   (f)................................................................          N.A.
315(a)................................................................          7.01
   (b)................................................................      7.05; 11.02
   (c)................................................................          7.01
   (d)................................................................          7.01
   (e)................................................................          6.11
316(a)(last sentence).................................................          2.09
   (a)(1)(A)..........................................................          6.05
   (a)(1)(B)..........................................................          6.04
   (a)(2).............................................................          N.A.
   (b)................................................................          6.07
   (c)................................................................          2.12
317(a)(1).............................................................          6.08
   (a)(2).............................................................          6.09
   (b)................................................................          2.04
318(a)................................................................         11.01
   (b)................................................................          N.A.
   (c)................................................................         11.01
N.A. means not applicable

------------------
     *     This Cross Reference Table is not part of the Indenture.

                                TABLE OF CONTENTS

                                                                                                            Page
                                                                                                            ----
                                                   ARTICLE 1

                                  DEFINITIONS AND INCORPORATION BY REFERENCE

Section 1.01.    Definitions.................................................................................  1
Section 1.02.    Other Definitions........................................................................... 29
Section 1.03.    Incorporation by Reference of Trust Indenture Act........................................... 29
Section 1.04.    Rules of Construction....................................................................... 30

                                                   ARTICLE 2

                                                   THE NOTES

Section 2.01.    Form and Dating............................................................................. 30
Section 2.02.    Execution and Authentication................................................................ 32
Section 2.03.    Registrar and Paying Agent.................................................................. 33
Section 2.04.    Paying Agent to Hold Money in Trust......................................................... 33
Section 2.05.    Holder Lists................................................................................ 33
Section 2.06.    Transfer and Exchange....................................................................... 34
Section 2.07.    Replacement Notes........................................................................... 40
Section 2.08.    Outstanding Notes........................................................................... 40
Section 2.09.    Treasury Notes.............................................................................. 41
Section 2.10.    Temporary Notes............................................................................. 41
Section 2.11.    Cancellation................................................................................ 41
Section 2.12.    Defaulted Interest.......................................................................... 41
Section 2.13.    CUSIP Numbers............................................................................... 42

                                                   ARTICLE 3

                                           REDEMPTION AND PREPAYMENT

Section 3.01.    Notices to Trustee.......................................................................... 42
Section 3.02.    Selection of Notes to Be Redeemed........................................................... 42
Section 3.03.    Notice of Redemption........................................................................ 42
Section 3.04.    Effect of Notice of Redemption.............................................................. 43
Section 3.05.    Deposit of Redemption Price................................................................. 44
Section 3.06.    Notes Redeemed in Part...................................................................... 44
Section 3.07.    Optional Redemption......................................................................... 44
Section 3.08.    Mandatory Redemption........................................................................ 45
Section 3.09.    Offer to Purchase by Application of Excess Proceeds......................................... 45

                                                   ARTICLE 4

                                                   COVENANTS
Section 4.01.    Payment of Notes.............................................................................47
Section 4.02.    Maintenance of Office or Agency..............................................................48
Section 4.03.    Reports......................................................................................48
Section 4.04.    Compliance Certificate.......................................................................49
Section 4.05.    Taxes........................................................................................50
Section 4.06.    Stay, Extension and Usury Laws...............................................................50
Section 4.07.    Restricted Payments..........................................................................50
Section 4.08.    Dividend and Other Payment Restrictions Affecting Subsidiaries...............................54
Section 4.09.    Incurrence of Indebtedness and Issuance of Preferred Stock...................................57
Section 4.10.    Asset Sales..................................................................................61
Section 4.11.    Transactions with Affiliates.................................................................62
Section 4.12.    Liens........................................................................................64
Section 4.13.    Corporate Existence..........................................................................64
Section 4.14.    Offer to Repurchase Upon Change of Control...................................................64
Section 4.15.    Sale and Leaseback Transactions..............................................................66
Section 4.16.    Limitation on Issuances and Sales of Capital Stock of Restricted Subsidiaries................67
Section 4.17.    Limitation on Issuances of Guarantees of Indebtedness........................................68
Section 4.18.    Covenant Suspension..........................................................................68

                                                   ARTICLE 5

                                                   SUCCESSORS

Section 5.01.    Merger, Consolidation, or Sale of Assets.....................................................69
Section 5.02.    Successor Corporation Substituted............................................................71

                                                   ARTICLE 6

                                             DEFAULTS AND REMEDIES

Section 6.01.    Events of Default............................................................................71
Section 6.02.    Acceleration.................................................................................73
Section 6.03.    Other Remedies...............................................................................73
Section 6.04.    Waiver of Past Defaults......................................................................73
Section 6.05.    Control by Majority..........................................................................74
Section 6.06.    Limitation on Suits..........................................................................74
Section 6.07.    Rights of Holders of Notes to Receive Payment................................................74
Section 6.08.    Collection Suit by Trustee...................................................................75
Section 6.09.    Trustee May File Proofs of Claim.............................................................75
Section 6.10.    Priorities...................................................................................75

Section 6.11.    Undertaking for Costs........................................................................76

                                                   ARTICLE 7

                                                    TRUSTEE

Section 7.01.    Duties of Trustee............................................................................76
Section 7.02.    Rights of Trustee............................................................................77
Section 7.03.    Individual Rights of Trustee.................................................................78
Section 7.04.    Trustee's Disclaimer.........................................................................78
Section 7.05.    Notice of Defaults...........................................................................78
Section 7.06.    Reports by Trustee to Holders of the Notes...................................................78
Section 7.07.    Compensation and Indemnity...................................................................79
Section 7.08.    Replacement of Trustee.......................................................................80
Section 7.09.    Successor Trustee by Merger, etc.............................................................81
Section 7.10.    Eligibility; Disqualification................................................................81
Section 7.11.    Preferential Collection of Claims Against Company............................................81
Section 7.12.    Trustee's Application for Instructions from the Company......................................81

                                                   ARTICLE 8

                                    LEGAL DEFEASANCE AND COVENANT DEFEASANCE

Section 8.01.    Option to Effect Legal Defeasance or Covenant Defeasance.....................................81
Section 8.02.    Legal Defeasance and Discharge...............................................................82
Section 8.03.    Covenant Defeasance..........................................................................82
Section 8.04.    Conditions to Legal or Covenant Defeasance...................................................83
Section 8.05.    Deposited Money and Government Securities to be Held in Trust; Other
                   Miscellaneous Provisions...................................................................84
Section 8.06.    Repayment to Company.........................................................................85
Section 8.07.    Reinstatement................................................................................85

                                                   ARTICLE 9

                                       AMENDMENT, SUPPLEMENT AND WAIVER

Section 9.01.    Without Consent of Holders of Notes..........................................................86
Section 9.02.    With Consent of Holders of Notes.............................................................86
Section 9.03.    Compliance with Trust Indenture Act..........................................................88
Section 9.04.    Revocation and Effect of Consents............................................................88
Section 9.05.    Notation on or Exchange of Notes.............................................................88
Section 9.06.    Trustee to Sign Amendments, etc..............................................................89


                                                   ARTICLE 10

                                                 NOTE GUARANTEES
Section 10.01.   Guarantee....................................................................................89
Section 10.02.   Limitation on Guarantor Liability............................................................90
Section 10.03.   Execution and Delivery of Note Guarantee.....................................................90
Section 10.04.   Guarantors May Consolidate, etc., on Certain Terms...........................................91
Section 10.05.   Releases Following Sale of Assets............................................................92

                                                   ARTICLE 11

                                                 MISCELLANEOUS

Section 11.01.   Trust Indenture Act Controls.................................................................92
Section 11.02.   Notices......................................................................................92
Section 11.03.   Communication by Holders of Notes with Other Holders of Notes................................93
Section 11.04.   Certificate and Opinion as to Conditions Precedent...........................................94
Section 11.05.   Statements Required in Certificate or Opinion................................................94
Section 11.06.   Rules by Trustee and Agents..................................................................94
Section 11.07.   No Personal Liability of Directors, Officers, Employees and Stockholders.....................94
Section 11.08.   Governing Law................................................................................95
Section 11.09.   No Adverse Interpretation of Other Agreements................................................95
Section 11.10.   Successors...................................................................................95
Section 11.11.   Severability.................................................................................95
Section 11.12.   Counterpart Originals........................................................................95
Section 11.13.   Table of Contents, Headings, etc.............................................................95

                                    EXHIBITS

Exhibit A         FORM OF NOTE

Exhibit B         FORM OF SUPPLEMENTAL INDENTURE TO BE DELIVERED BY SUBSEQUENT
                  GUARANTORS

Exhibit C         FORM OF NOTATION OF GUARANTEE

Exhibit D         FORM OF REGULATION S CERTIFICATE

Exhibit E         FORM OF RESTRICTED NOTES CERTIFICATE

Exhibit F         FORM OF UNRESTRICTED NOTES CERTIFICATE

     INDENTURE dated as of January 31, 2001 between American Tower Corporation, a Delaware corporation (the "Company"), and The Bank of New York, a New York banking corporation, as trustee (the "Trustee").

     The Company and the Trustee agree as follows for the benefit of each other and for the equal and ratable benefit of the Holders of the 9 3/8% Senior Notes Due 2009 (each, a "Note", and, collectively, the "Notes"):

                                    ARTICLE 1

                          DEFINITIONS AND INCORPORATION
                                  BY REFERENCE

Section 1.01. Definitions.

     "Acquired Debt" means, with respect to any specified Person:

          (1) Indebtedness of any other Person existing at the time such other Person is merged with or into or became a Subsidiary of such specified Person, including, without limitation, Indebtedness incurred in connection with, or in contemplation of, such other Person merging with or into or becoming a Subsidiary of such specified Person; and

          (2) Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.

     "Additional Interest" has the meaning set forth in the form of Note attached as Exhibit A. Unless the context otherwise requires, references herein to "interest" on the Notes shall include Additional Interest.

     "Adjusted Consolidated Cash Flow" means, as of any date of determination, the sum of:

          (1) the Consolidated Cash Flow of the Company for the four most recent full fiscal quarters ending immediately prior to such date for which internal financial statements are available, less the Company's Tower Cash Flow for such four-quarter period; plus

          (2) the product of four times the Company's Tower Cash Flow for the most recent fiscal quarter for which internal financial statements are available.

     For purposes of making the computation referred to above:

          (1) acquisitions that have been made by the Company or any of its Restricted Subsidiaries, including through mergers or consolidations and including any related financing transactions, during the reference period or subsequent to such reference period and on or prior to the calculation date shall be deemed to have occurred on the first day of the reference period and Consolidated Cash Flow for such reference period shall be calculated without giving effect to clause (2) of the proviso set forth in the definition of Consolidated Net Income;

          (2) the Consolidated Cash Flow attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses disposed of prior to the calculation date, shall be excluded; and

          (3) the corporate development expense of the Company and its Restricted Subsidiaries calculated in a manner consistent with the audited financial statements of the Company included in the Offering Circular shall be added to Consolidated Cash Flow to the extent it was included in computing Consolidated Net Income.

     "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise; provided that beneficial ownership of 10% or more of the Voting Stock of a Person shall be deemed to be control. No natural person who is an executive officer or director of a Person shall, solely by virtue of such position, be deemed to control such Person.

     "Agent" means any Registrar, Paying Agent or co-registrar.

     "Applicable Premium" means, with respect to any Note on any redemption date, the greater of:

          (1)  1.0% of the principal amount of the Note, and

          (2)  the excess of (a) the present value at such redemption date of
               (i) the redemption price of the Note at February 1, 2005 (such redemption price being set forth in the table appearing in
               Section 3.07(a) of this Indenture) plus (ii) all required interest payments due on the Note during the period from such redemption date through February 1, 2005 (excluding accrued but unpaid interest), computed using a discount rate equal to the Treasury Rate as of such redemption date plus 50 basis points, over (b) the principal amount of the Note, if greater.

     "Applicable Procedures" means, with respect to any transfer or exchange of or for beneficial interests in any Global Note, the rules and procedures of the Depositary, Euroclear and Clearstream that apply to such transfer or exchange.

     "Asset Sale" means:

          (1) the sale, lease, conveyance or other disposition of any assets or rights (including, without limitation, by way of a sale and leaseback or merger); provided that the sale, lease, conveyance or other disposition of all or substantially all of the assets of the Company and its Subsidiaries taken as a whole will be governed by Section 4.14 and Article 5 hereof and not by Section
               4.10 hereof; and

          (2) the issue or sale by the Company or any of its Restricted Subsidiaries of Equity Interests of any of the Company's Restricted Subsidiaries (other than directors' qualifying shares or shares required by applicable law to be held by a Person other than the Company or a Restricted Subsidiary), in the case of either clause (1) or (2), whether in a single transaction or a series of related transactions:

               (a)  that have a fair market value in excess of $1.0 million; or

               (b)  for net proceeds in excess of $1.0 million.

     Notwithstanding the foregoing, the following items shall not be deemed to be Asset Sales:

          (1) a transfer of assets by the Company to a Restricted Subsidiary or by a Restricted Subsidiary to the Company or to another Restricted Subsidiary;

          (2) an issuance of Equity Interests by a Subsidiary to the Company or to another Restricted Subsidiary;

          (3)  a Restricted Payment that is permitted by Section 4.07 hereof;

          (4) a transfer of Equity Interests of an Unrestricted Subsidiary or an issue of Equity Interests by an Unrestricted Subsidiary;

          (5) grants of leases or licenses, or the sale or other disposition of inventory, in the ordinary course of business;

          (6)  dispositions of Cash Equivalents; and

          (7)  the issuance of Equity Interests of the Company.

     "Attributable Debt" in respect of a sale and leaseback transaction means, at the time of determination, the present value (discounted at the rate of interest implicit in such transaction, determined in accordance with GAAP) of the obligation of the lessee for net rental payments during the remaining term of the lease included in such sale and leaseback transaction (including any period for which such lease has been extended or may, at the option of the lessor, be extended).

     "Bankruptcy Law" means Title 11, U.S. Code or any similar federal or state law for the relief of debtors.

     "Board of Directors" means the Board of Directors of the Company, or any authorized committee of the Board of Directors.

     "Business Day" means any day other than a Legal Holiday.

     "Capital Lease Obligation" means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at such time be required to be capitalized on a balance sheet in accordance with GAAP.

     "Capital Stock" means:

          (1)  in the case of a corporation, corporate stock;

          (2) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

          (3) in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited); and

          (4) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

     "Cash Equivalents" means:

          (1) marketable, direct obligations of the United States of America, its agencies and instrumentalities maturing within 365 days of the date of purchase;

          (2) commercial paper and other short-term obligations of business savings accounts issued by corporations, each of which shall have a combined net worth of at least $100,000,000 and each of which conducts a substantial part of its business in the United States of America, maturing within 270 days from the date of original issue thereof, and whose issuer is, at the time of purchase, rated "P-2" or better by Moody's or "A-2" or better by S&P;

          (3) repurchase agreements, bankers' acceptances and domestic and Eurodollar certificates of deposit maturing within 365 days of the date of purchase which are issued by, or time deposits maintained with

               (a) a United States national or state bank (or any domestic branch of a foreign bank) subject to supervision and examination by federal or state banking or depository institution authorities and having capital, surplus and undivided profits totaling more than $100,000,000 and rated "A" or better by Moody's or S&P,

               (b) a broker/dealer (acting as principal) registered as a broker or a dealer under Section 15 of the Exchange Act the unsecured short-term debt obligations of which are rated "P-1" by Moody's and at least "A-1" by S&P at the date of purchase, or

               (c) an unrated broker/dealer, acting as principal, that is a Wholly Owned Restricted Subsidiary (but substituting "Subsidiary" for "Restricted Subsidiary" in the definition thereof) of a non-bank or bank holding company, the unsecured short-term debt obligations of which are rated "P-1" by Moody's and at least "A-1" by S&P at the date of purchase; and

          (4) money market funds having a rating from Moody's and S&P in the highest investment category granted thereby.

     "Change of Control" means the occurrence of any of the following:

          (1) the sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the assets of the Company and its Restricted Subsidiaries, taken as a whole to any "person" (as such term is used in Section 13(d)(3) of the Exchange Act) other than the Principal or a Related Party of the Principal;

          (2) the adoption of a plan relating to the liquidation or dissolution of the Company;

          (3) the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any "person" (as defined above), other than the Principal and his Related Parties, becomes the "beneficial owner" (as such term is defined in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that a person shall be deemed to have "beneficial ownership" of all securities that such person has the right to acquire, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition), directly or indirectly, of more than 50% of the Voting Stock of the Company (measured by voting power rather than number of shares); provided that transfers of Equity Interests in the Company between or among the beneficial owners of the Company's Equity Interests, as of the Issue Date, will not be deemed to cause a Change of Control under this clause (3) so long as no single Person together with its Affiliates acquires a beneficial interest in more of the Voting Stock of the Company than is at the time collectively beneficially owned by the Principal and his Related Parties;

          (4) the first day on which a majority of the members of the Board of Directors are not Continuing Directors; or

          (5) the Company consolidates with, or merges with or into, any Person, or any Person consolidates with, or merges with or into, the Company, in any such event pursuant to a transaction in which any of the outstanding Voting Stock of the Company is converted into or exchanged for cash, securities or other property, other than any such transaction where:

               (a) the Voting Stock of the Company outstanding immediately prior to such transaction is converted into or exchanged for Voting Stock (other than Disqualified Stock) of the surviving or transferee Person constituting a majority of the outstanding shares of such Voting Stock of such surviving or transferee Person (immediately after giving effect to such issuance); or

               (b) the Principal and his Related Parties own a majority of such outstanding shares after such transaction.

     "Clearstream" means Clearstream Banking S.A. (or any successor securities clearing agency).

     "Company" means American Tower Corporation, and any and all successors thereto.

     "Completed Broadcast Tower" means any communications transmission tower of at least 500 feet owned or managed by the Company or any of its Restricted Subsidiaries that, as of any date of determination:

          (1) has at least one broadcast tenant that has executed a definitive lease with the Company or any of its Restricted Subsidiaries, which lease is producing revenue with respect to the tower as of the date of determination; and

          (2) has capacity for at least one tenant in addition to the tenant referred to in clause (1) of this definition.

     "Completed Tower" means any communications transmission tower, other than a Completed Broadcast Tower, owned or managed by the Company or any of its Restricted Subsidiaries that, as of any date of determination:

          (1) has at least one wireless communications or broadcast tenant that has executed a definitive lease with the Company or any of its Restricted Subsidiaries, which lease is producing revenue with respect to the tower as of the date of determination; and

          (2) has capacity for at least two tenants in addition to the tenant referred to in clause (1) of this definition.

     "Consolidated Cash Flow" means, with respect to any Person for any period, the Consolidated Net Income of such Person for such period; plus

          (1) provision for taxes based on income or profits of such Person and its Restricted Subsidiaries for such period, to the extent that such provision for taxes was included in computing such Consolidated Net Income; plus

          (2) consolidated interest expense of such Person and its Restricted Subsidiaries for such period, whether paid or accrued and whether or not capitalized (including, without limitation, amortization of debt issuance costs and original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, commissions, discounts and other fees and charges incurred in respect of letters of credit or bankers' acceptance financings, and net payments (if any) pursuant to Hedging Obligations), to the extent that any such expense was deducted in computing such Consolidated Net Income; plus

          (3) depreciation, amortization (including amortization of goodwill and other intangibles) and other non-cash expenses (including write-offs or write-downs of goodwill and other intangible assets but excluding any such non- cash expense to the extent that it represents an accrual of or reserve for cash expenses in any future period) of such Person and its Restricted Subsidiaries for such period to the extent that such depreciation, amortization and other non-cash expenses were deducted in computing such Consolidated Net Income; minus

          (4) non-cash items increasing such Consolidated Net Income for such period (excluding any items that were accrued in the ordinary course of business),

in each case on a consolidated basis and determined in accordance with GAAP.

     "Consolidated Indebtedness" means, with respect to any Person as of any date of determination, the sum, without duplication, of

          (1) the total amount of Indebtedness of such Person and its Restricted Subsidiaries; plus

          (2) the total amount of Indebtedness of any other Person, to the extent that such Indebtedness has been Guaranteed by the referent Person or one or more of its Restricted Subsidiaries; plus

          (3) the aggregate liquidation value of all Disqualified Stock of such Person and all preferred stock of Restricted Subsidiaries of such Person,

in each case, determined on a consolidated basis in accordance with GAAP.

     "Consolidated Interest Expense" means, with respect to any Person for any period:

          (1) the consolidated interest expense of such Person and its Restricted Subsidiaries for such period determined in accordance with GAAP, whether paid or accrued and whether or not capitalized (including, without limitation, amortization of debt issuance costs and original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers' acceptance financings, and net payments, if any, pursuant to Hedging Obligations); plus

          (2) all preferred stock dividends paid or accrued in respect of the Company's and its Restricted Subsidiaries' preferred stock to Persons other than the Company or a Wholly Owned Restricted Subsidiary of the Company other than preferred stock dividends paid by the Company in shares of preferred stock that is not Disqualified Stock.

     "Consolidated Net Income" means, with respect to any Person for any period, the aggregate of the Net Income of such Person and its Restricted Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP; provided that

          (1) the Net Income of any Person other than the Company that is not a Restricted Subsidiary or that is accounted for by the equity method of accounting shall be included only to the extent of the amount of dividends or distributions paid in cash to the referent Person or a Restricted Subsidiary thereof and shall not be included if a net loss;

          (2) the Net Income (and net loss) of any Person acquired in a pooling of interests transaction for any period prior to the date of such acquisition shall be excluded;

          (3) the cumulative effect of a change in accounting principles shall be excluded; and

          (4) the Net Income (and net loss) of any Unrestricted Subsidiary shall be excluded whether or not distributed to the Company or one of its Restricted Subsidiaries.

     "Consolidated Tangible Assets" means, with respect to the Company, the total consolidated assets of the Company and its Restricted Subsidiaries, less the total intangible assets of the Company and its Restricted Subsidiaries, as shown on the most recent internal consolidated balance sheet of the Company and such Restricted Subsidiaries calculated on a consolidated basis in accordance with GAAP.

     "Continuing Directors" means, as of any date of determination, any member of the Board of Directors who:

          (1)  was a member of such Board of Directors on the Issue Date;

          (2) was nominated for election or elected to such Board of Directors with the approval of a majority of the Continuing Directors who were members of such Board of Directors at the time of such nomination or election; or

          (3)  is a designee of the Principal or was nominated by the Principal.

     "Convertible Notes" means up to $300.0 million aggregate principal amount of 6.25% Convertible Notes Due 2009 of the Company issued pursuant to the Indenture, dated as of October 4, 1999, between the Company and The Bank of New York, as trustee, up to $425.5 million aggregate principal amount of 2.25% Convertible Notes Due 2009 of the Company issued pursuant to the Indenture, dated as of October 4, 1999, between the Company and The Bank of New York, as trustee, and up to $450.0 million aggregate principal amount of 5.0% Convertible Notes Due 2010 of the Company issued pursuant to the Indenture, dated as of February 15, 2000, between the Company and The Bank of New York, as trustee.

     "Corporate Trust Office of the Trustee" shall be at the address of the Trustee specified in Section 11.02 hereof or such other address as to which the Trustee may give notice to the Company.

     "Credit Facilities" means one or more debt facilities (including, without limitation, the Senior Credit Facility) or commercial paper facilities with banks or other institutional lenders providing for revolving credit loans, term loans, receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables) or letters of credit, in each case, as amended, restated, modified, renewed, refunded, replaced or refinanced in whole or in part from time to time.

     "Custodian" means the Trustee, as custodian with respect to the Notes in global form, or any successor entity thereto.

     "Debt to Adjusted Consolidated Cash Flow Ratio" means, as of any date of determination, the ratio of:

          (1)  the Consolidated Indebtedness of the Company as of such date to

          (2) the Adjusted Consolidated Cash Flow of the Company as of such date.

     "Default" means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.

     "Definitive Note" means a certificated Note registered in the name of the Holder thereof and issued in accordance with Section 2.06 hereof, substantially in the form of Exhibit A hereto except that such Note shall not bear the Global Note Legend and shall not have the "Schedule of Exchanges of Interests in the Global Note" attached thereto.

     "Depositary" means, with respect to the Notes issuable or issued in whole or in part in global form, the Person specified in Section 2.03 hereof as the Depositary with respect to the Notes, and any and all successors thereto appointed as depositary hereunder and having become such pursuant to the applicable provision of this Indenture.

     "Disqualified Stock" means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable, in each case, at the option of the holder thereof), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder thereof, in whole or in part, on or prior to the date that is 91 days after the date on which the Notes mature; provided, however, that any Capital Stock that would constitute Disqualified Stock solely because the holders thereof have the right to require the Company to repurchase such Capital Stock upon the occurrence of a Change of Control or an Asset Sale shall not constitute Disqualified Stock if the terms of such Capital Stock provide that the Company may not repurchase or redeem any such Capital Stock pursuant to such provisions unless such repurchase or redemption complies with Section 4.07 hereof.

     "Eligible Indebtedness" means

          (1)  Indebtedness under the Credit Facilities, and

          (2)  any other Indebtedness other than:

               (a) Indebtedness in the form of, or represented by, bonds or other securities or any guarantee thereof; and

               (b) Indebtedness that is, or may be, quoted, listed or purchased and sold on any stock exchange, automated trading system or over-the-counter or other securities market (including, without prejudice to the generality of the foregoing, the market for securities eligible for resale pursuant to Rule
                    144A).

     "Equity Interests" means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

     "Euroclear" means Euroclear Bank S.A./N.V., as operator of the Euroclear system (or any successor securities clearing agency).

     "Exchange Act" means the Securities Exchange Act of 1934, as amended.

     "Exchange Note" means any Note issued in exchange for an Original Note or Original Notes pursuant to the Exchange Offer or otherwise registered under the Securities Act and any Note with respect to which the next preceding Predecessor Note of such Note was an Exchange Note.

     "Exchange Offer" has the meaning set forth in the form of Note attached as Exhibit A.

     "Exchange Registration Statement" has the meaning set forth in the form of Note attached as Exhibit A.

     "Excepted Verestar Debt" means Indebtedness of Verestar and its Subsidiaries at a time when Verestar and its Subsidiaries have Special Verestar Status, which Indebtedness constitutes

          (1) Capital Lease Obligations not constituting Indebtedness of the Company or its Restricted Subsidiaries,

          (2) Acquired Debt not constituting Indebtedness of the Company or its Restricted Subsidiaries in an aggregate principal amount of up to $20.0 million at any one time outstanding,

          (3)  Indebtedness owed to the Company or its Restricted Subsidiaries,

          (4)  Indebtedness owed to Verestar or its Subsidiaries, or

          (5) Indebtedness under a Credit Facility that also constitutes Indebtedness of the Company or its Restricted Subsidiaries (but not of any other Person).

     "Excepted Verestar Dividend" means a dividend or distribution on the Company's Capital Stock consisting of common stock or similar Capital Stock of Verestar at a time when Verestar and its Subsidiaries are not Restricted Subsidiaries of the Company.

     "Excepted Verestar Sale" means an issue, sale or other disposition of common stock or similar Voting Stock of Verestar at a time when it is a Restricted Subsidiary of the Company, so long as after giving effect thereto Verestar would remain a Subsidiary of the Company.

     "Excluded International Sale" means an issue, sale or other disposition of Capital Stock of a Restricted Subsidiary of the Company the principal operations of which are conducted, and the principal assets of which are located, outside the United States, so long as after giving effect thereto such Restricted Subsidiary would remain a Restricted Subsidiary of the Company.

     "Existing Indebtedness" means Indebtedness of the Company and its Subsidiaries (other than Indebtedness under the Senior Credit Facility) in existence on the Issue Date, until such amounts are repaid.

     "GAAP" means generally accepted accounting principles in the United States set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect on the date hereof.

     "Global Note Legend" means the legend set forth in Section 2.06(f)(i), which is required to be placed on all Global Notes issued under this Indenture.

     "Global Notes" means, the global Notes, substantially in the form of Exhibit A hereto.

     "Government Securities" means direct obligations of, or obligations guaranteed by, the United States of America, and the payment for which the United States pledges its full faith and credit.

     "Guarantee" means a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner (including, without limitation, by way of a pledge of assets or through letters of credit or reimbursement agreements in respect thereof), of all or any part of any Indebtedness.

     "Hedging Obligations" means, with respect to any Person, the obligations of such Person under:

          (1) interest rate swap agreements, interest rate cap agreements and interest rate collar agreements; and

          (2) other agreements or arrangements designed to protect such Person against fluctuations in interest rates or currency exchange rates.

     "Holder" means a Person in whose name a Note is registered.

     "Indebtedness" means, with respect to any Person, any indebtedness of such Person, whether or not contingent, in respect of borrowed money or evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof) or banker's acceptances or representing Capital Lease Obligations or the balance deferred and unpaid of the purchase price of any property or representing any Hedging Obligations, except any such balance that constitutes an accrued expense or trade payable, if and to the extent any of the foregoing indebtedness (other than letters of credit and Hedging Obligations) would appear as a liability upon a balance sheet of such Person prepared in accordance with GAAP, as well as all Indebtedness of others secured by a Lien on any asset of such Person whether or not such Indebtedness is assumed by such Person (the amount of such Indebtedness as of any date being deemed to be the lesser of the value of such property or assets as of such date or the principal amount of such Indebtedness of such other Person so secured) and, to the extent not otherwise included, the Guarantee by such Person of any Indebtedness of any other Person. The amount of any Indebtedness outstanding as of any date shall be:

          (1) the accreted value thereof, in the case of any Indebtedness issued with original issue discount; and

          (2) the principal amount thereof, together with any interest thereon that is more than 30 days past due, in the case of any other Indebtedness.

     "Indenture" means this Indenture, as amended or supplemented from time to time.

     "Indirect Participant" means a Person who holds a beneficial interest in a Global Note through a Participant.

     "Investment Grade Rating" means a rating equal to or higher than Baa3 (or the equivalent) by Moody's and BBB- (or the equivalent) by S&P.

     "Investments" means, with respect to any Person, all investments by such Person in other Persons (including Affiliates) in the forms of direct or indirect loans (including guarantees of Indebtedness or other obligations), advances or capital contributions (excluding commission, travel and similar advances to officers and employees made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities, together with all items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP. If the Company or any Restricted Subsidiary of the Company sells or otherwise disposes of any Equity Interests of any direct or indirect Restricted Subsidiary of the Company or a Restricted Subsidiary of the Company issues any of its Equity Interests such that, in each case, after giving effect to any such sale, disposition or issuance, such Person is no longer a Restricted Subsidiary of the Company, the Company shall be deemed to have made an Investment on the date of any such sale, disposition or issuance equal to the fair market value of the Equity Interests of such Subsidiary not sold or disposed of in an amount determined as provided in the final paragraph of Section 4.07 hereof.

     "Issue Date" means the date on which the Original Notes are first authenticated and delivered under this Indenture.

     "Legal Holiday" means a Saturday, a Sunday or a day on which banking institutions in The City of New York or at a place of payment are authorized by law, regulation or executive order to remain closed. If a payment date is a Legal Holiday at a place of payment, payment may be made at that place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue on such payment for the intervening period.

     "Licenses" means, collectively, any telephone, microwave, radio transmissions, personal communications or other license, authorization, certificate of compliance, franchise, approval or permit, whether for the construction, the ownership or the operation of any communications tower facilities, granted or issued by the Federal Communications Commission (or other similar or successor agency of the federal government administering the Communications Act of 1934 or any similar or successor federal statute) and held by the Company or any of its Restricted Subsidiaries.

     "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law (including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction).

     "Moody's" means Moody's Investors Service, Inc. or any successor to the rating agency business thereof.

     "Net Income" means, with respect to any Person, the net income (loss) of such Person, determined in accordance with GAAP and before any reduction in respect of preferred stock dividends, excluding, however:

          (1) any gain or loss, together with any related provision for taxes on such gain or loss, realized in connection with:

               (a) any Asset Sale (including, without limitation, dispositions pursuant to sale and leaseback transactions); or

               (b) the disposition of any securities by such Person or any of its Restricted Subsidiaries or the extinguishment of any Indebtedness of such Person or any of its Restricted Subsidiaries; and

          (2) any extraordinary gain or loss, together with any related provision for taxes on such extraordinary gain or loss.

     "Net Proceeds" means the aggregate cash proceeds received by the Company or any of its Restricted Subsidiaries in respect of any Asset Sale (including, without limitation, any cash received upon the sale or other disposition of any non-cash consideration received in any Asset Sale), net of:

          (1) the direct costs relating to such Asset Sale (including, without limitation, legal, accounting and investment banking fees, sales commissions and finders', brokers' or similar fees) and any relocation or severance expenses incurred as a result thereof;

          (2) taxes paid or payable as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements);

          (3) amounts required to be applied to the repayment of Indebtedness (other than Indebtedness under a Credit Facility) secured by a Lien on the asset or assets that were the subject of such Asset Sale;

          (4) all distributions and other payments required to be made to minority interest holders in Restricted Subsidiaries as a result of such Asset Sale;

          (5) the deduction of appropriate amounts provided by the seller as a reserve in accordance with GAAP against any liabilities associated with the assets disposed of in such Asset Sale and retained by the Company or any Restricted Subsidiary after such Asset Sale; and

          (6) without duplication, any reserves that Board of Directors determines in good faith should be made in respect of the sale price of such asset or assets for post closing adjustments;

provided that in the case of any reversal of any reserve referred to in clause
(5) or (6) above, the amount so reversed shall be deemed to be Net Proceeds from an Asset Sale as of the date of such reversal.

     "Non-Recourse Debt" means Indebtedness:

          (1)  as to which neither the Company nor any of its Restricted
               Subsidiaries:

               (a) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness); or

               (b) is directly or indirectly liable (as a guarantor or otherwise);

          (2) no default with respect to which (including any rights that the holders thereof may have to take enforcement action against an Unrestricted Subsidiary) would permit (upon notice, lapse of time or both) any holder of any other Indebtedness of the Company or any of its Restricted Subsidiaries to declare a default on such other Indebtedness or cause the payment thereof to be accelerated or payable prior to its stated maturity; and

          (3) as to which the lenders have been notified in writing that they will not have any recourse to the stock or assets of the Company or any of its Restricted Subsidiaries.

     "Non-Tower Cash Flow" means, as of any date of determination, the Consolidated Cash Flow of the Company for the four most recent full fiscal quarters ending immediately prior to such date for which internal financial statements are available that is not included in Tower Cash Flow, all determined on a consolidated basis and in accordance with GAAP. Non-Tower Cash Flow will not include revenues derived from asset sales other than sales or other dispositions of inventory in the ordinary course of business.

     "Notes" has the meaning assigned to it in the preamble to this Indenture and includes the Exchange Notes and the Original Notes.

     "Obligations" means any principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

     "Offering" means the private offering of the Notes by the Company.

     "Offering Circular" means the Confidential Offering Circular, dated January 24, 2001, including the documents incorporated by reference therein, relating to the private offering of the Original Notes.

     "Officer" means, with respect to any Person, the Chairman of the Board, the Chief Executive Officer, the President, the Chief Operating Officer, the Chief Financial Officer, the Treasurer, any Assistant Treasurer, the Controller, the Secretary or any Vice-President of such Person.

     "Officers' Certificate" means a certificate signed on behalf of the Company by two Officers of the Company, one of whom must be the principal executive officer, the principal financial officer, the treasurer or the principal accounting officer of the Company, that meets the requirements of Section 11.04 hereof.

     "Opinion of Counsel" means an opinion from legal counsel that meets the requirements of Section 11.04 hereof. The counsel may be an employee of or counsel to the Company or any Subsidiary of the Company.

     "Participant" means, with respect to the Depositary, Euroclear or Clearstream, a Person who has an account with the Depositary, Euroclear or Clearstream, respectively (and, with respect to DTC, shall include Euroclear and Clearstream).

     "Permitted Business" means any business of the type conducted by the Company or its Restricted Subsidiaries on the Issue Date and, at such time as Verestar and its Subsidiaries become Restricted Subsidiaries, any business of the type conducted by them on the Issue Date, and any other business related, ancillary or complementary to any such business.

     "Permitted Investment" means:

          (1) any Investment in the Company or in a Restricted Subsidiary of the Company;

          (2)  any Investment in Cash Equivalents;

          (3) any Investment by the Company or any Restricted Subsidiary of the Company in a Person, if as a result of such Investment:

               (a)  such Person becomes a Restricted Subsidiary of the Company;
                    or

               (b) such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Company or a Restricted Subsidiary of the Company;

          (4) any Investment by the Company or any Restricted Subsidiary of the Company that

               (a) is in substance the acquisition of a class of Capital Stock of a Restricted Subsidiary (the "Target") of the Company,

               (b) increases the percentage of one or more classes of Capital Stock of the Target beneficially owned by the Company and its Restricted Subsidiaries,

               (c) does not decrease the percentage of the total voting power of shares of Capital Stock of the Target entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees of the Target that is owned by the Company and its Restricted Subsidiaries, and

               (d) does not decrease the percentage of stockholders' equity (including stock subject to mandatory redemption) of the Target, as reflected on its most recent internal balance sheet prepared in accordance with GAAP, available upon liquidation of the Target to Capital Stock of the Target owned by the Company and its Restricted Subsidiaries;

          (5) any Investment made as a result of the receipt of non-cash consideration from an Asset Sale that was made pursuant to and in compliance with Section 4.10 hereof;

          (6) any acquisition of assets solely in exchange for the issuance of Equity Interests (other than Disqualified Stock) of the Company;

          (7)  receivables created in the ordinary course of business;

          (8) loans or advances to employees made in the ordinary course of business since the Issue Date not to exceed $5.0 million at any one time outstanding;

          (9) securities and other assets received in settlement of trade debts or other claims arising in the ordinary course of business;

          (10) the Verestar Net Investment up to an aggregate of $100.00 million at any one time outstanding;

          (11) Investments since the Issue Date (other than Investments in Verestar or its subsidiaries) of up to an aggregate of $100.0 million at any one time outstanding (each such Investment being measured as of the date made and without giving effect to subsequent changes in value); and

          (12) other Investments in Permitted Businesses since the Issue Date not to exceed an amount equal to $10.0 million plus 10% of the Company's Consolidated Tangible Assets at any one time outstanding (each such Investment being measured as of the date made and without giving effect to subsequent changes in value).

     "Permitted Liens" means:

          (1) Liens securing Indebtedness of the Company under one or more Credit Facilities that was permitted by the terms hereof to be incurred;

          (2) Liens securing any Indebtedness of any of the Company's Restricted Subsidiaries that was permitted by the terms hereof to be incurred;

          (3)  Liens in favor of the Company;

          (4) Liens existing on the Issue Date and renewals and replacements thereof to the extent they secure Permitted Refinancing Indebtedness;

          (5) Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings promptly instituted and diligently concluded; provided that any reserve or other appropriate provision as shall be required in conformity with GAAP shall have been made therefor;

          (6) Liens of carriers, warehousemen, mechanics, vendors (solely to the extent arising by operation of law), laborers and materialmen incurred in the ordinary course of business for sums not yet due or being diligently contested in good faith, if reserves or appropriate provisions shall have been made therefor;

          (7) Liens incurred in the ordinary course of business in connection with worker's compensation and unemployment insurance, social security obligations, assessments or government charges which are not overdue for more than 60 days;

          (8) Restrictions on the transfer of Licenses or assets of the Company or any of its Restricted Subsidiaries imposed by any of the Licenses as in effect on the Issue Date or imposed by the Communications Act of 1934, any similar or successor federal statute or the rules and regulations of the Federal Communications Commission (or other similar or successor agency of the federal government administering such Act or successor statute) thereunder, all as the same may be in effect from time to time;

          (9) Liens arising by operation of law in favor of purchasers in connection with the sale of an asset; provided, however, that such Lien only encumbers the property being sold;

          (10) Liens to secure performance of statutory obligations, surety or appeal bonds, performance bonds, bids or tenders;

          (11) judgment Liens which do not result in an Event of Default;

          (12) Liens in connection with escrow deposits made in connection with any acquisition of assets;

          (13) Liens securing Indebtedness permitted to be incurred under clauses (3) and (6) of the second paragraph of Section 4.09 hereof;

          (14) Easements, right-of-way, zoning restrictions, licenses or restrictions on use and other similar encumbrances on the use of real property that:

               (a) are not incurred in connection with the borrowing of money or the obtaining of advances or credit (other than trade credit in the ordinary course of business); and

               (b) do not in the aggregate materially detract from the value of the property or materially impair the use thereof in the operation of business by the Company and its Restricted Subsidiaries;

          (15) Liens on property of the Company or a Restricted Subsidiary at the time the Company or Restricted Subsidiary acquired the property, including acquisition by means of a merger or consolidation with or into the Company or any Restricted Subsidiary, provided, however, that such Liens are not created, incurred or assumed in connection with or in contemplation of such acquisition, and provided further that such Liens may not extend to any other property owned by the Company or any Restricted Subsidiary; and

          (16) Liens securing Indebtedness in an aggregate principal amount at any time outstanding that, together with any Attributable Debt, does not exceed 10% of:

               (a)  Consolidated Tangible Assets, reduced by

               (b) the amount of current liabilities (excluding current maturities of long-term debt) of the Company and its Restricted Subsidiaries, further reduced by

               (c) appropriate adjustments on account of minority interests in Restricted Subsidiaries of the Company held by Persons other than the Company and its Restricted Subsidiaries,

               all as shown on the most recent internal consolidated balance sheet of the Company and such Restricted Subsidiaries calculated on a consolidated basis in accordance with GAAP.

     "Permitted Refinancing Indebtedness" means any Indebtedness of the Company or any of its Restricted Subsidiaries issued in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund, other Indebtedness of the Company or any of its Restricted Subsidiaries (other than intercompany Indebtedness); provided that:

          (1) the principal amount (or initial accreted value, if applicable) of such Permitted Refinancing Indebtedness does not exceed the principal amount of (or accreted value, if applicable), plus accrued interest on, the Indebtedness so extended, refinanced, renewed, replaced, defeased or refunded (plus the amount of expenses and prepayment premiums incurred in connection therewith);

          (2) such Permitted Refinancing Indebtedness has a final maturity date not earlier than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded;

          (3) if the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded is subordinated in right of payment to the Notes, such Permitted Refinancing Indebtedness is subordinated in right of payment to the Notes on terms at least as favorable to the Holders of Notes as those contained in the documentation governing the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; and

          (4) such Indebtedness is incurred either by the Company or by the Restricted Subsidiary who is the obligor on the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded.

     "Person" means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization or government or agency or political subdivision thereof (including any subdivision or ongoing business of any such entity or substantially all of the assets of any such entity, subdivision or business).

     "Predecessor Note" of any particular Note means every previous Note issued before, and evidencing all or a portion of the same debt as that evidenced by, such particular Note; and, for the purposes of this definition, any Note authenticated and delivered under Section 2.07 in exchange for or in lieu of a mutilated, destroyed, lost or stolen Note shall be deemed to evidence the same debt as the mutilated, destroyed, lost or stolen Note.

     "Principal" means Steven B. Dodge and any Related Party of Steven B. Dodge.

     "Public Equity Offering" means an underwritten primary public offering of common stock of the Company pursuant to an effective registration statement under the Securities Act.

     "Purchase Agreement" means the Purchase Agreement, dated January 24, 2001, among the Company and the Purchasers, as such agreement may be amended from time to time.

     "Purchasers" means Donaldson, Lufkin, Jenrette Securities Corporation (an affiliate of Credit Suisse First Boston Corporation), Salomon Smith Barney Inc., Deutsche Banc Alex. Brown Inc., Goldman, Sachs & Co., Lehman Brothers Inc., TD Securities (USA) Inc., BNY Capital Markets, Inc., Chase Securities Inc., RBC Dominion Securities Corporation, Scotia Capital (USA) Inc., Banc of America Securities LLC, BMO Nesbitt Burns Inc., Credit Lyonnais Securities (USA) Inc., McDonald Investments Inc. and Thomas Weisel Partners LLC.

     "Qualified Proceeds" means assets that are used or useful in, or Capital Stock of any Person engaged in, a Permitted Business.

     "Rating Agencies" mean Moody's and S&P.

     "Registered Notes" means the Exchange Notes and all other Notes sold or otherwise disposed of pursuant to an effective registration statement under the Securities Act, together with their respective Successor Notes.

     "Registration Default" has the meaning set forth in the form of Note attached as Exhibit A.

     "Registration Rights Agreement" means the Registration Rights Agreement among the Company and the Purchasers, dated the Issue Date, as the same may be amended, supplemented or otherwise modified from time to time in accordance with its terms.

     "Regular Record Date" has the meaning set forth in the form of Note attached as Exhibit A.

     "Regulation S" means Regulation S under the Securities Act (or any successor provision), as it may be amended from time to time.

     "Regulation S Certificate" means a certificate substantially in the form set forth in Exhibit D.

     "Regulation S Global Note" has the meaning specified in Section 2.01(d).

     "Regulation S Legend" means a legend substantially in the form of the legend required in the form of Note attached as Exhibit A to be placed upon each Regulation S Note.

     "Regulation S Notes" means all Notes required pursuant to Section 2.06(f)(ii) to bear a Regulation S Legend. Such term includes the Regulation S Global Note.

     "Related Party" with respect to the Principal means:

          (1)  any Person that is a Subsidiary of the Principal; or

          (2) any trust, corporation, partnership, limited liability company or other entity, the beneficiaries, stockholders, members, partners, owners or Persons beneficially holding an over-50% controlling interest of which consist of the Principal and/or such other Persons referred to in the immediately preceding clause (1).

     "Resale Registration Statement" has the meaning set forth in the form of Note attached as Exhibit A.

     "Responsible Officer" with respect to the Trustee, means any officer within the Corporate Trust Administration of the Trustee (or any successor group of the Trustee) or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his knowledge of and familiarity with the particular subject and who shall have direct responsibility for the administration of its Indenture.

     "Restricted Global Note" has the meaning specified in Section 2.01(d).

     "Restricted Investment" means an Investment other than a Permitted Investment.

     "Restricted Notes" means all Notes required pursuant to Section 2.06(f)(ii) to bear any Restricted Notes Legend. Such term includes the Restricted Global Note.

     "Restricted Notes Certificate" means a certificate substantially in the form set forth in Exhibit E.

     "Restricted Notes Legend" means, collectively, the legends substantially in the forms of the legends required in the form of Note attached as Exhibit A to be placed upon each Restricted Note.

     "Restricted Period" means the period of 41 consecutive days beginning on and including the later of (i) the day on which Notes are first offered to persons other than distributors (as defined in Regulation S) in reliance on Regulation S and (ii) the Issue Date.

     "Restricted Subsidiary" of a Person means any Subsidiary of the referent Person that is not an Unrestricted Subsidiary.

     "Rule 144A" means Rule 144A under the Securities Act (or any successor provision), as such Rule 144A may be amended from time to time.

     "Rule 144A Notes" means the Notes purchased by the Purchasers from the Company pursuant to the Purchase Agreement, other than the Regulation S Notes.

     "S&P" means Standard & Poor's Ratings Service or any successor to the rating agency business thereof.

     "SEC" means the Securities and Exchange Commission.

     "Securities Act" means the Securities Act of 1933, as amended.

     "Securities Act Legend" means a Restricted Notes Legend or a Regulation S Legend.

     "Senior Credit Facility" means that certain Amended and Restated Loan Agreement, dated as of January 6, 2000, by and among The Toronto Dominion Bank, New York Branch, as Issuing Bank, Toronto Dominion (Texas), Inc., as Administrative Agent, the several Lenders and other agents party thereto and American Tower, L.P., American Towers, Inc. and ATC Teleports, Inc., as borrowers, including any related notes, guarantees, collateral documents, instruments and agreements executed in connection therewith, and in each case as amended, modified, renewed, refunded, replaced or refinanced from time to time.

     "Significant Subsidiary" means, with respect to any Person, any Restricted Subsidiary of such Person that would be a "significant subsidiary" of such Person as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Act, as such Regulation is in effect on the date hereof, except that all references to "10 percent" in Rule 1-02(w)(1), (2) and (3) shall mean "5 percent" and that all Unrestricted Subsidiaries of the Company shall be excluded from all calculations under Rule 1-02(w).

     "Special Verestar Status" means that Verestar and its Subsidiaries are not Restricted Subsidiaries of the Company, that none has previously been a Restricted Subsidiary of the Company, and that Verestar or its Subsidiaries have since the Issue Date continuously had outstanding Indebtedness under clause (5) of the definition of "Excepted Verestar Debt".

     "Stated Maturity" means, with respect to any installment of interest or principal on any series of Indebtedness, the date on which such payment of interest or principal was scheduled to be paid in the original documentation governing such Indebtedness, and shall not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.

     "Step-Down Date" has the meaning set forth in the form of Note attached as Exhibit A.

     "Step-Up" has the meaning set forth in the form of Note attached as Exhibit A.

     "Strategic Equity Investment" means a cash contribution to the common equity capital of the Company or a purchase from the Company of common Equity Interests (other than Disqualified Stock), in either case by or from a Strategic Equity Investor and for aggregate cash consideration of at least $50.0 million.

     "Strategic Equity Investor" means a Person engaged in a Permitted Business whose Total Equity Market Capitalization exceeds $1.0 billion.

     "Subsidiary" means, with respect to any Person:

          (1) any corporation, limited liability company, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person (or a combination thereof); and

          (2)  any partnership:

               (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person; or

               (b) the only general partners of which are such Person or of one or more Subsidiaries of such Person (or any combination thereof).

     "Successor Note" of any particular Note means every Note issued after, and evidencing all or a portion of the same debt as that evidenced by, such particular Note; and, for purposes of this definition, any Note authenticated and delivered under Section 2.07 in exchange for or in lieu of a mutilated, destroyed, lost or stolen Note shall be deemed to evidence the same debt as the mutilated, destroyed, lost or stolen Note.

     "Surplus Asset Sale" means (i) an Asset Sale of communications transmission towers that were acquired from AT&T Corporation and its Affiliates, have an aggregate book value on the Company's GAAP balance sheet at September 30, 2000 and at the Issue Date of not more than $20.0 million, and are shown on the GAAP accounting records of the Company and its Restricted Subsidiaries at September 30, 2000 and at the Issue Date as being held for disposal, and (ii) Asset Sales in any one-year period for aggregate net proceeds of up to $5.0 million.

     "Tax Sharing Agreement" means the Tax Sharing Agreement, dated as of January 1, 2000, among the Company, Verestar and any other Subsidiaries of the Company or Verestar, as in effect on the Issue Date.

     "Teleports Business" means the business of providing domestic and international satellite and internet protocol network transmission services.

     "Teleports Company" means Verestar and its Subsidiaries, or any successor Person and that Person's Subsidiaries through which the Company conducts the Teleports Business.

     "TIA" means the Trust Indenture Act of 1939 (15 U.S.C. ss.ss. 77aaa-77bbbb) as in effect on the date on which this Indenture is qualified under the TIA.

     "Total Equity Market Capitalization" of any Person means, as of any date of determination, the sum of:

          (1)  the product of:

               (a) the aggregate number of outstanding primary shares of common stock of such Person on such date (which shall not include any options or warrants on, or securities convertible or exchangeable into, shares of common stock of such person); multiplied by

               (b) the average closing price of such common stock listed on a national securities exchange or the Nasdaq National Market System over the 20 consecutive business days immediately preceding such date; plus

          (2) the liquidation value of any outstanding shares of preferred stock of such Person on such date.

     "Tower Asset Exchange" means any transaction in which the Company or one or more of its Restricted Subsidiaries exchanges assets for, or issues its Capital Stock in exchange for, Tower Assets and/or cash or Cash Equivalents where the fair market value (evidenced by a resolution of the Board of Directors set forth in an Officers' Certificate delivered to the Trustee) of the Tower Assets and cash or Cash Equivalents received by the Company and its Restricted Subsidiaries in such exchange is at least equal to the fair market value of the assets disposed of, or the Capital Stock issued, in such exchange.

     "Tower Assets" means wireless transmission or broadcast towers and related assets that are located on the site of a wireless transmission or broadcast tower.

     "Tower Cash Flow" means, for any period, the Consolidated Cash Flow of the Company and its Restricted Subsidiaries for such period that is directly attributable (including related expenses) to (i) site rental revenue or license fees (including space reservation payments) paid to lease, sublease or retain space on communication sites owned or leased by the Company or its Restricted Subsidiaries, (ii) fees paid to the Company or its Restricted Subsidiaries for management of communications sites and (iii) real estate lease and similar payments (whether or not related to communications sites) paid to the Company or its Restricted Subsidiaries to the extent included in the same operating segment for GAAP reporting purposes as site rental revenue, all determined on a consolidated basis and in accordance with GAAP. Tower Cash Flow will not include revenue or expenses attributable to non-site rental services provided by the Company or any of its Restricted Subsidiaries to lessees of communication sites or revenues derived from the sale of assets.

     "Treasury Rate" means, as of any redemption date in respect of the Notes, the yield to maturity as of such redemption date of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15(519) that has become publicly available at least two business days prior to the redemption date (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from the redemption date to February 1, 2005; provided, however, that if the period from the redemption date to February 1, 2005 is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year shall be used.

     "Trustee" means the party named as such above until a successor replaces it in accordance with the applicable provisions of this Indenture and thereafter means the successor serving hereunder.

     "Unrestricted Notes Certificate" means a certificate substantially in the form set forth in Exhibit F.

     "Unrestricted Subsidiary" means (i) on and after the Issue Date, Verestar and all of its Subsidiaries, until such time as they become Restricted Subsidiaries pursuant to a board resolution or otherwise pursuant to Section
4.07 and (ii) any other Subsidiary of the Company that is designated by the Board of Directors as an Unrestricted Subsidiary, on or after the Issue Date, pursuant to a board resolution; but only to the extent that, other than pursuant to Excepted Verestar Debt, such Subsidiary:

          (1)  has no Indebtedness to any Person other than

               (a)  Non-Recourse Debt, or

               (b) Indebtedness owed to the Company or its Restricted Subsidiaries;

          (2) is not party to any agreement, contract, arrangement or understanding with the Company or any Restricted Subsidiary of the Company unless the terms of any such agreement, contract, arrangement or understanding are no less favorable to the Company or such Restricted Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of the Company;

          (3) is a Person with respect to which neither the Company nor any of its Restricted Subsidiaries has any direct or indirect obligation:

               (a)  to subscribe for additional Equity Interests; or

               (b) to maintain or preserve such Person's financial condition or to cause such Person to achieve any specified levels of operating results;

          (4) has not guaranteed or otherwise directly or indirectly provided credit support for any Indebtedness of the Company or any of its Restricted Subsidiaries; and

          (5) if such Subsidiary is Verestar or one of its Subsidiaries, is a Subsidiary through which the Company conducts the Teleports Business.

     Any such designation by the Board of Directors shall be evidenced to the Trustee by filing with the trustee a certified copy of the board resolution giving effect to such designation and an Officers' Certificate certifying that such designation complied with the foregoing conditions and was permitted by
Section 4.07 hereof. If, at any time, any Unrestricted Subsidiary would fail to meet the foregoing requirements as an Unrestricted Subsidiary, it shall thereafter cease to be an Unrestricted Subsidiary for purposes of this Indenture, and any Indebtedness of that Subsidiary shall be deemed to be incurred by a Restricted Subsidiary of the Company as of such date (and, if such Indebtedness is not permitted to be incurred as of such date under Section 4.09 hereof, the Company shall be in default of Section 4.09 hereof).

     The Board of Directors may at any time designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that the designation shall be deemed to be an incurrence of Indebtedness by a Restricted Subsidiary of the Company of any outstanding Indebtedness of such Unrestricted Subsidiary and the designation shall only be permitted if

          (1) such Indebtedness is permitted under Section 4.09 hereof, calculated on a pro forma basis as if such designation had occurred at the beginning of the four-quarter reference period; and

          (2) no Default would occur or be in existence following such designation.

     If while Verestar or any of its Subsidiaries has Special Verestar Status, the Verestar Net Investment shall exceed an aggregate of $100.0 million at any one time outstanding, Verestar and its Subsidiaries shall thereafter cease to be Unrestricted Subsidiaries for purposes of this Indenture, and any Indebtedness of Verestar and its Subsidiaries shall be deemed to be incurred by a Restricted Subsidiary of the Company as of such date (it being noted that Excepted Verestar Debt shall be deemed to have been permitted to be incurred by clause (11) of the second paragraph of Section 4.09 to the extent not otherwise permitted).

     "Verestar" means Verestar, Inc. (formerly ATC Teleports Inc.), a Delaware corporation.

     "Verestar Net Investment" means the Investment of the Company and its Restricted Subsidiaries since the Issue Date in Verestar and its Subsidiaries, each such Investment being measured as of the date made and without giving effect to subsequent changes in value, but excluding (a) any Investment made with the net cash proceeds of a substantially concurrent sale after the Issue Date by the Company of its Equity Interests (other than Disqualified Stock), (b) any transaction resulting in the acquisition or receipt (whether by merger, capital contribution or otherwise) by Verestar or its Subsidiaries of assets and accompanied by the substantially concurrent issuance after the Issue Date by the Company of its Equity Interests (other than Disqualified Stock) having a fair market value, as determined in good faith by the Board of Directors, equal to the fair market value of those assets, or (c) any Restricted Investment in Verestar or its Subsidiaries that was made in compliance with Section 4.07 hereof. The receipt by Verestar or its Subsidiaries of proceeds from the incurrence of Indebtedness under a Credit Facility described in clause (5) of the definition of "Excepted Verestar Debt" while they have Special Verestar Status shall be treated as an Investment by the Company in Verestar or such Subsidiaries in an amount equal to such proceeds. The amount of any Investment in Verestar and its Subsidiaries shall not include interest accrued on loans or advances to Verestar or its Subsidiaries, but payment of such interest in cash shall be considered, at the Company's election (but only to the extent not otherwise included in Consolidated Net Income of the Company), either a reduction of the Investment in Verestar or a distribution from an Unrestricted Subsidiary for purposes of clause (3)(e) of the first paragraph of Section 4.07 hereof.

     "U.S. Person" means a U.S. person as defined in Rule 902(o) under the Securities Act.

     "Voting Stock" of any Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the board of directors or equivalent of such Person.

     "Weighted Average Life to Maturity" means, when applied to any Indebtedness at any date, the number of years obtained by dividing:

          (1)  the sum of the products obtained by multiplying :

               (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof; by

               (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by

          (2)  the then outstanding principal amount of such Indebtedness.

     "Wholly Owned Restricted Subsidiary" of any Person means a Restricted Subsidiary of such Person all of the outstanding Capital Stock or other ownership interests of which (other than directors' qualifying shares) shall at the time be owned by such Person or by one or more Wholly Owned Restricted Subsidiaries of such Person or by such Person and one or more Wholly Owned Restricted Subsidiaries of such Person.

     Section 1.02. Other Definitions.

          Term                                             Defined in Section
          ----                                             ------------------

          "Affiliate Transaction"................................. 4.11
          "Asset Sale Offer"...................................... 3.09
          "Authentication Order".................................. 2.02
          "Change of Control Offer"............................... 4.14
          "Change of Control Payment"............................. 4.14
          "Change of Control Payment Date"........................ 4.14
          "Covenant Defeasance"................................... 8.03
          "DTC"................................................... 2.03
          "Event of Default"...................................... 6.01
          "Excess Proceeds"....................................... 4.10
          "Guarantor"............................................. 10.01
          "incur"................................................. 4.09
          "Legal Defeasance"...................................... 8.02
          "Note Guarantee"........................................ 4.17
          "Offer Amount".......................................... 3.09
          "Offer Period".......................................... 3.09
          "Original Notes"........................................ 2.02
          "Paying Agent".......................................... 2.03
          "Payment Default"....................................... 6.01
          "Permitted Debt"........................................ 4.09
          "Purchase Date"......................................... 3.09
          "Registrar"............................................. 2.03
          "Restricted Payments"................................... 4.07
          "Suspended Covenants"................................... 4.18

     Section 1.03. Incorporation by Reference of Trust Indenture Act.

     Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture.

     The following TIA terms used in this Indenture have the following meanings:

     "indenture securities" means the Notes;
     "indenture security Holder" means a Holder of a Note;
     "indenture to be qualified" means this Indenture;
     "indenture trustee" or "institutional trustee" means the Trustee; and "obligor" on the Notes means the Company and any successor obligor upon the Notes.

     All other terms used in this Indenture that are defined by the TIA, defined by the TIA's reference to another statute or defined by SEC rule under the TIA have the meanings so assigned to them.

     Section 1.04. Rules of Construction.

     Unless the context otherwise requires:

     (a) a term has the meaning assigned to it;

     (b) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

     (c) "or" is not exclusive;

     (d) words in the singular include the plural, and in the plural include the singular;

     (e) provisions apply to successive events and transactions; and

     (f) references to sections of or rules under the Securities Act shall be deemed to include substitute, replacement or successor sections or rules adopted by the SEC from time to time.

                                    ARTICLE 2

                                    THE NOTES

     Section 2.01. Form and Dating.

     (a) General. The Notes and the Trustee's certificate of authentication shall be substantially in the form of Exhibit A hereto. The Notes may have notations, legends or endorsements required by law, stock exchange rule or usage. Each Note shall be dated the date of its authentication. The Notes shall be in denominations of $1,000 and integral multiples thereof.

     The Notes may consist of Original Notes and/or Exchange Notes, which shall rank pari passu in right of payment with each other and with all other existing and future senior unsecured obligations of the Company. Unless the context otherwise requires, Original Notes and Exchange Notes shall be considered collectively to be a single class for all purposes of this Indenture, including without limitation waivers, amendments, redemptions and Asset Sale Offers.

     The terms and provisions contained in the Notes shall constitute, and are hereby expressly made, a part of this Indenture and the Company and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby. However, to the extent any provision of any Note conflicts with the express provisions of this Indenture, the provisions of this Indenture shall govern and be controlling.

     (b) Global Notes. Notes issued in global form shall be substantially in the form of Exhibit A attached hereto (including the Global Note Legend thereon and the "Schedule of Exchanges of Interests in the Global Note" attached thereto). Notes issued in definitive form shall be substantially in the form of Exhibit A attached hereto (but without the Global Note Legend thereon and without the "Schedule of Exchanges of Interests in the Global Note" attached thereto).

     Each Global Note shall represent such of the outstanding Notes as shall be specified therein and each shall provide that it shall represent the aggregate principal amount of outstanding Notes from time to time endorsed thereon and that the aggregate principal amount of outstanding Notes represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges, redemptions, repurchases and transfers of interests. Any endorsement of a Global Note to reflect the amount of any increase or decrease in the aggregate principal amount of outstanding Notes represented thereby shall be made by the Trustee or the Custodian, at the direction of the Trustee, in accordance with instructions given by the Holder thereof as required by Section 2.06 hereof.

     (c) Euroclear and Clearstream Procedures Applicable. The provisions of the "Operating Procedures of the Euroclear System" and "Terms and Conditions Governing Use of Euroclear" and the "General Terms and Conditions of Clearstream" and "Customer Handbook" of Clearstream shall be applicable to transfers of beneficial interests in Global Notes that are held by Participants through Euroclear or Clearstream.

     (d) Restricted and Regulation S Global Notes. Upon their original issuance, Rule 144A Notes shall be issued in the form of one or more Global Notes registered in the name of the Depositary or its nominee and deposited with the Trustee, as Custodian for the Depositary, for credit by the Depositary to the respective accounts of beneficial owners of the Notes represented thereby (or such other accounts as they may direct). Such Global Notes, together with their Successor Notes which are Global Notes other than the Regulation S Global Notes, are collectively herein called the "Restricted Global Note".

     Upon their original issuance, Regulation S Notes shall be issued in the form of one or more Global Notes registered in the name of the Depositary, or its nominee and deposited with the Trustee, as Custodian for the Depositary, for credit to the respective accounts of the beneficial owners of the Notes represented thereby (or such other accounts as they may direct), provided that upon such deposit all such Notes shall be credited to or through accounts maintained at the Depositary by or on behalf of Euroclear or Clearsteam. Such Global Notes, together with their Successor Notes which are Global Notes other than the Restricted Global Note, are collectively herein called the "Regulation S Global Note".

     Section 2.02. Execution and Authentication.

     Two Officers shall sign the Notes for the Company by manual or facsimile signature.

     If an Officer whose signature is on a Note no longer holds that office at the time a Note is authenticated, the Note shall nevertheless be valid.

     A Note shall not be valid until authenticated by the manual signature of the Trustee. The signature shall be conclusive evidence that the Note has been authenticated under this Indenture.

     The Trustee shall, upon a written order of the Company signed by two Officers (an "Authentication Order"), authenticate Notes for original issue on the Issue Date in an aggregate principal amount not to exceed $1.0 billion (the "Original Notes"). The aggregate principal amount of Notes (including Exchange Notes) outstanding at any time may not exceed the aggregate principal amount stated in paragraph 4 of the Notes except as provided in Section 2.08 hereof. Notes shall be dated the date of their authentication.

     At any time and from time to time after the execution and delivery of this Indenture and after the effectiveness of a Registration Statement under the Securities Act with respect thereto, the Company may deliver Exchange Notes executed by the Company to the Trustee for authentication, together with a Company Order for the authentication and delivery of such Exchange Notes and a like principal amount of Original Notes for cancellation in accordance with
Section 2.11 of this Indenture, and the Trustee in accordance with the Company Order shall authenticate and deliver such Notes. In authenticating such Exchange Notes, and accepting the additional responsibilities under this Indenture in relation to such Notes, the Trustee shall be entitled to receive, and (subject to Section 7.01) shall be fully protected in relying upon, an Opinion of Counsel stating,

          (i) that such Exchange Notes have been duly and validly issued in accordance with the terms of this Indenture, and are entitled to all the rights and benefits set forth herein; and

          (ii) that the issuance of the Exchange Notes in exchange for the Original Notes has been effected in compliance with the Securities Act.

     The Trustee may appoint an authenticating agent acceptable to the Company to authenticate Notes. An authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with Holders or an Affiliate of the Company.

     Section 2.03. Registrar and Paying Agent.

     The Company shall maintain an office or agency where Notes may be presented for registration of transfer or for exchange ("Registrar") and an office or agency where Notes may be presented for payment ("Paying Agent"). The Registrar shall keep a register of the Notes and of their transfer and exchange. The Company may appoint one or more co-registrars and one or more additional paying agents. The term "Registrar" includes any co-registrar and the term "Paying Agent" includes any additional paying agent. The Company may change any Paying Agent or Registrar without notice to any Holder. The Company shall promptly notify the Trustee in writing of the name and address of any Agent not a party to this Indenture. If the Company fails to appoint or maintain another entity as Registrar or Paying Agent, the Trustee shall act as such. The Company or any of its Subsidiaries may act as Paying Agent or Registrar.

     The Company initially appoints The Depository Trust Company ("DTC") to act as Depositary with respect to the Global Notes.

     The Company initially appoints the Trustee to act as the Registrar and Paying Agent and to act as Custodian with respect to the Global Notes.

     Section 2.04. Paying Agent to Hold Money in Trust.

     The Company shall require each Paying Agent other than the Trustee to agree in writing that the Paying Agent will hold in trust for the benefit of the Holders or the Trustee all money held by the Paying Agent for the payment of principal of, or premium, if any, or interest on the Notes, and will notify the Trustee of any default by the Company in making any such payment. While any such default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee. Upon payment over to the Trustee, the Paying Agent (if other than the Company or a Subsidiary) shall have no further liability for the money. If the Company or a Subsidiary acts as Paying Agent, it shall segregate and hold in a separate trust fund for the benefit of the Holders all money held by it as Paying Agent. Upon any bankruptcy or reorganization proceedings relating to the Company, the Trustee shall serve as Paying Agent for the Notes.

     Section 2.05. Holder Lists.

     The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of all Holders and shall otherwise comply with TIA ss. 312(a). If the Trustee is not the Registrar, the Company shall furnish to the Trustee at least seven Business Days before each interest payment date and at such other times as the

Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of the Holders of Notes, and the Company shall otherwise comply with TIA ss. 312(a).

     Section 2.06. Transfer and Exchange.

     (a) Transfer and Exchange of Global Notes. A Global Note may not be transferred as a whole except by the Depositary to a nominee of the Depositary, by a nominee of the Depositary to the Depositary or to another nominee of the Depositary, or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary. All Global Notes will be exchanged by the Company for Definitive Notes if (i) the Company delivers to the Trustee notice from the Depositary that it is unwilling or unable to continue to act as Depositary or that it is no longer a clearing agency registered under the Exchange Act and, in either case, a successor Depositary is not appointed by the Company within 120 days after the date of such notice from the Depositary, (ii) the Company in its sole discretion determines that the Global Notes (in whole but not in part) should be exchanged for Definitive Notes and delivers a written notice to such effect to the Trustee, or (iii) upon request of a Holder if there shall have occurred and be continuing an Event of Default. Upon the occurrence of any of the preceding events in (i), (ii) or (iii) above, Definitive Notes shall be issued in such names as the Depositary shall instruct the Trustee. Global Notes also may be exchanged or replaced, in whole or in part, as provided in Sections 2.07 and 2.10 hereof. Every Note authenticated and delivered in exchange for, or in lieu of, a Global Note or any portion thereof, pursuant to this Section 2.06, or Section 2.07 or 2.10 hereof, shall be authenticated and delivered in the form of, and shall be, a Global Note. A Global Note may not be exchanged for another Note other than as provided in this Section 2.06(a); however, beneficial interests in a Global Note may be transferred and exchanged as provided in Section 2.06(b), (c) or (f) hereof.

      (b) Transfer and Exchange of Beneficial Interests in the Global Notes. The transfer and exchange of beneficial interests in the Global Notes shall be effected through the Depositary, in accordance with the provisions of this Indenture and the Applicable Procedures. Transfers of beneficial interests in the Global Notes also shall require compliance with either subparagraph (i) or
(ii) below, as applicable, as well as one or more of the other following subparagraphs, as applicable:

            (i) Transfer of Beneficial Interests in the Same Global Note. Beneficial interests in any Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in the same Global Note. No written orders or instructions shall be required to be delivered to the Registrar to effect the transfers described in this Section 2.06(b)(i).

            (ii) All Other Transfers and Exchanges of Beneficial Interests in Global Notes. In connection with all transfers and exchanges of beneficial interests that are not subject to Section 2.06(b)(i) above, the transferor of such beneficial interest must deliver to the Registrar either (A) (1) a written order from a Participant or an Indirect Participant given to the

                  Depositary in accordance with the Applicable Procedures directing the Depositary to credit or cause to be credited a beneficial interest in another Global Note in an amount equal to the beneficial interest to be transferred or exchanged and
                  (2) instructions given in accordance with the Applicable Procedures containing information regarding the Participant account to be credited with such increase or (B) (1) a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to cause to be issued a Definitive
                  Note in an amount equal to the beneficial interest to be transferred or exchanged and (2) instructions given by the Depositary to the Registrar containing information regarding the Person in whose name such Definitive Note shall be registered to effect the transfer or exchange referred to in
                  (1) above. Upon satisfaction of all of the requirements for transfer or exchange of beneficial interests in Global Notes contained in this Indenture and the Notes or otherwise applicable under the Securities Act, the Trustee shall adjust the principal amount of the relevant Global Note(s) pursuant to Section 2.06(g) hereof.

            (iii) Restricted Global Note to Regulation S Global Note. If the
                  owner of a beneficial interest in the Restricted Global Note wishes at any time to transfer such interest to a Person who wishes to acquire the same in the form of a beneficial interest in the Regulation S Global Note, such transfer may be effected only in accordance with the provisions of this clause
                  (iii) and clause (v) below and subject to the Applicable Procedures. Upon receipt by the Trustee, as Registrar, of (A) an order given by the Depositary or its authorized representative directing that a beneficial interest in the Regulation S Global Note in a specified principal amount be credited to a specified Participant's account and that a beneficial interest in the Restricted Global Note in an equal principal amount be debited from another specified Participant's account and (B) a Regulation S Certificate, satisfactory to the Trustee and duly executed by the owner of such beneficial interest in the Restricted Global Note or his attorney duly authorized in writing, then the Trustee, as Registrar but subject to clause (v) below, shall reduce the principal amount of the Restricted Global Note and increase the principal amount of the Regulation S Global Note by such specified principal amount.

            (iv) Regulation S Global Note to Restricted Global Note. If the owner of a beneficial interest in the Regulation S Global Note wishes at any time to transfer such interest to a Person who wishes to acquire the same in the form of a beneficial interest in the Restricted Global Note, such transfer may be effected only in accordance with this clause (iv) and subject to the Applicable Procedures. Upon receipt by the Trustee, as Registrar, of (A) an order given by the Depositary or its authorized representative directing that a beneficial interest in the Restricted Global Note in a specified principal amount be credited to a specified Participant's account and that a beneficial interest in the Regulation S Global Note in an equal principal amount be debited from another specified Participant's account and (B) if such transfer is to occur during the Restricted Period, a Restricted Notes Certificate, satisfactory to the Trustee and duly executed by the owner of such beneficial interest in the Regulation S Global Note or his attorney duly authorized in writing, then the Trustee, as Registrar, shall reduce the principal amount of the Regulation S Global Note and increase the principal amount of the Restricted Global Note by such specified principal amount.

            (v) Regulation S Global Note to be Held Through Euroclear or Clearsteam during Restricted Period. The Company shall use its best efforts to cause the Depositary to ensure that, until the expiration of the Restricted Period, beneficial interests in the Regulation S Global Note may be held only in or through accounts maintained at the Depositary by Euroclear or Clearsteam (or by Participants acting for the account thereof), and no person shall be entitled to effect any transfer or exchange that would result in any such interest being held otherwise than in or through such an account; provided that this clause (v) shall not prohibit any transfer or exchange of such an interest in accordance with clause (iv) above.

     (c) Transfer or Exchange of Beneficial Interests for Definitive Notes. If any Holder of a beneficial interest in a Global Note proposes to exchange such beneficial interest for a Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Definitive Note, then, upon satisfaction of the conditions set forth in Sections 2.06(a) and 2.06(b)(ii) hereof, the Trustee shall cause the aggregate principal amount of the applicable Global Note to be reduced accordingly pursuant to Section 2.06(g) hereof, and the Company shall execute and the Trustee shall authenticate and deliver to the Person designated in the instructions a Definitive Note in the appropriate principal amount. Any Definitive Note issued in exchange for a beneficial interest pursuant to this Section 2.06(c) shall bear the legend restricting transfers that is borne by such Global Note and shall be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest shall instruct the Registrar through instructions from the Depositary and the Participant or Indirect Participant.

     (d) [Intentionally omitted]

     (e) Transfer and Exchange of Definitive Notes for Definitive Notes. Upon request by a Holder of Definitive Notes and such requesting Holder's presenting or surrendering to the Registrar the Definitive Notes duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar duly executed by such Holder or by its attorney, duly authorized in writing, the Registrar shall register the transfer or exchange of Definitive Notes; provided that, if the Note to be transferred in whole or in part is a Restricted Note, or is a Regulation S Note and the transfer is to occur during the Restricted Period, then the Trustee shall have received (A) a Restricted Notes Certificate, satisfactory to the Trustee and duly executed by the transferor Holder or his attorney duly authorized in writing, in which case the transferee Holder shall take delivery in the form of a Restricted Note, or (B) a Regulation S Certificate, satisfactory to the Trustee and duly executed by the transferor Holder or his attorney duly authorized in writing, in which case the transferee Holder shall take delivery in the form of a Regulation S Note (subject in every case to Section 2.06(f)).

     (f) Legends.

         (i) Global Notes Legends. Each Global Note shall bear a legend in substantially the following form:

     "THIS GLOBAL NOTE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (I) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.06 OF THE INDENTURE, (II) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.06(a) OF THE INDENTURE,
(III) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.11 OF THE INDENTURE AND (IV) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF AMERICAN TOWER CORPORATION."

          (ii) Securities Act Legends. Rule 144A Notes and their Successor Notes shall bear a Restricted Notes Legend, and the Regulation S Notes and their Successor Notes shall bear a Regulation S Legend, subject to the following:

               (1) subject to the following sub-clauses of this clause (ii), a Note or any portion thereof which is exchanged, upon transfer or otherwise, for a Global Note or any portion thereof shall bear the Securities Act Legend borne by such Global Note while represented thereby;

               (2) subject to the following sub-clauses of this clause (ii), a new Note which is not a Global Note and is issued in exchange for another Note (including a Global Note) or any portion thereof, upon transfer or otherwise, shall bear the Securities Act Legend borne by such other Note, provided that, if such new Note is required pursuant to Section 2.06(a) to be issued in the form of a Restricted Note, it shall bear a Restricted Note Legend and, if such new Note is so required to be issued in the form of a Regulation S Note, it shall bear a Regulation S Legend;

               (3)  Registered Notes shall not bear a Securities Act Legend;

               (4) at any time after the Notes may be freely transferred without registration under the Securities Act or without being subject to transfer restrictions pursuant to the Securities Act, a new Note which does not bear a Securities Act Legend may be issued in exchange for or in lieu of a Note (other than a Global Note) or any portion thereof which bears such a legend if the Trustee has received an Unrestricted Notes Certificate, satisfactory to the Trustee and duly executed by the Holder of such legended Note or his attorney duly authorized in writing, and after such date and receipt of such certificate, the Trustee shall authenticate and deliver such a new Note in exchange for or in lieu of such other Note as provided in this Article 2;

               (5) a new Note which does not bear a Securities Act Legend may be issued in exchange for or in lieu of a Note (other than a Global Note) or any portion thereof which bears such a legend if, in the Company's judgment, placing such a legend upon such new Note is not necessary to ensure compliance with the registration requirements of the Securities Act, and the Trustee, at the written direction of the Company, shall authenticate and deliver such new Note as provided in this Article 2; and

               (6) notwithstanding the foregoing provisions of this clause (ii) of Section 2.06(f), a Successor Note of a Note that does not bear a particular form of Securities Act Legend shall not bear such form of legend unless the Company has reasonable cause to believe that such Successor Note is a "restricted security" within the meaning of Rule 144, in which case the Trustee, at the direction of the Company, shall authenticate and deliver a new Note bearing a Restricted Notes Legend in exchange for such Successor Note as provided in this Article 2.

      (g) Cancellation and/or Adjustment of Global Notes. At such time as all beneficial interests in a particular Global Note have been exchanged for Definitive Notes or a particular Global Note has been redeemed, repurchased or canceled in whole and not in part, each such Global Note shall be returned to or retained and canceled by the Trustee in accordance with Section 2.11 hereof. At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note or for Definitive Notes, the principal amount of Notes represented by such Global Note shall be reduced accordingly and an endorsement shall be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such reduction; and if the beneficial interest is being exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note, such other Global Note shall be increased accordingly and an endorsement shall be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such increase.

       (h)    General Provisions Relating to Transfers and Exchanges.

              (i) To permit registrations of transfers and exchanges, the Company shall execute and the Trustee shall authenticate Global Notes and Definitive Notes upon the Company's order or at the Registrar's request.

              (ii) No service charge shall be made to a holder of a beneficial interest in a Global Note or to a Holder of a Definitive Note for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchange or transfer pursuant to Sections 2.10, 3.06, 3.09, 4.10, 4.14 and 9.05 hereof).

              (iii) The Registrar shall not be required to register the transfer of or exchange any Note selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part.

              (iv) All Global Notes and Definitive Notes issued upon any registration of transfer or exchange of Global Notes or Definitive Notes shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Global Notes or Definitive Notes surrendered upon such registration of transfer or exchange.

              (v) The Company shall not be required (A) to issue, to register the transfer of or to exchange any Notes during a period beginning at the opening of business 15 days before the day of any selection of Notes for redemption under Section 3.02 hereof and ending at the close of business on the day of selection, (B) to register the transfer of or to exchange any Note so selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part or (C) to register the transfer of or to exchange a Note between a record date and the next succeeding Interest Payment Date.

              (vi) Prior to due presentment for the registration of a transfer of any Note, the Trustee, any Agent and the Company may deem and treat the Person in whose name any Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of and premium, if any, and interest on such Notes and for all other purposes, and none of the Trustee, any Agent or the Company shall be affected by notice to the contrary.

              (vii) The Trustee shall authenticate Global Notes and Definitive Notes in accordance with the provisions of Section 2.02 hereof.

              (viii) All certifications, certificates and Opinions of Counsel required to be submitted to the Registrar pursuant to this
                     Section 2.06 to effect a registration of transfer or exchange may be submitted by facsimile.

       Section 2.07. Replacement Notes.

       If any mutilated Note is surrendered to the Trustee or the Company and the Trustee receives evidence to its satisfaction of the destruction, loss or theft of any Note, the Company shall issue and the Trustee, upon receipt of an Authentication Order, shall authenticate a replacement Note if the Trustee's requirements are met. If required by the Trustee or the Company, an indemnity bond must be supplied by the Holder that is sufficient in the judgment of the Trustee and the Company to protect the Company, the Trustee, any Agent and any authenticating agent from any loss that any of them may suffer if a Note is replaced. The Company may charge for its expenses in replacing a Note.

       Every replacement Note is an additional obligation of the Company and shall be entitled to all of the benefits of this Indenture equally and proportionately with all other Notes duly issued hereunder.

       Section 2.08. Outstanding Notes.

       The Notes outstanding at any time are all the Notes authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation, those reductions in the interest in a Global Note effected by the Trustee in accordance with the provisions hereof, and those described in this Section as not outstanding. Except as set forth in Section 2.09 hereof, a Note does not cease to be outstanding because the Company or an Affiliate of the Company holds the Note; however, Notes held by the Company or a Subsidiary of the Company shall not be deemed to be outstanding for purposes of Section 3.07(b) hereof.

       If a Note is replaced pursuant to Section 2.07 hereof, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Note is held by a bona fide purchaser.

       If the principal amount of any Note is considered paid under Section 4.01 hereof, it ceases to be outstanding and interest on it ceases to accrue.

       If the Paying Agent (other than the Company, a Subsidiary or an Affiliate of any thereof) holds, on a redemption date or maturity date, money sufficient to pay Notes payable on that date, then on and after that date such Notes shall be deemed to be no longer outstanding and shall cease to accrue interest.

       Section 2.09. Treasury Notes.

       In determining whether the Holders of the required principal amount of Notes have concurred in any direction, waiver or consent, Notes owned by the Company, or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company, shall be considered as though not outstanding, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Notes that the Trustee knows are so owned shall be so disregarded.

       Section 2.10. Temporary Notes.

       Until certificates representing Notes are ready for delivery, the Company may prepare and the Trustee, upon receipt of an Authentication Order, shall authenticate temporary Notes. Temporary Notes shall be substantially in the form of certificated Notes but may have variations that the Company considers appropriate for temporary Notes and as shall be reasonably acceptable to the Trustee. Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate definitive Notes in exchange for temporary Notes.

       Holders of temporary Notes shall be entitled to all of the benefits of this Indenture.

       Section 2.11. Cancellation.

       The Company at any time may deliver Notes to the Trustee for cancellation. The Registrar and Paying Agent shall forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment. The Trustee and no one else shall cancel all Notes surrendered for registration of transfer, exchange, payment, replacement or cancellation and shall dispose of such cancelled Notes in its customary manner in accordance with prudent business practices. The Company may not issue new Notes to replace Notes that it has paid or that have been delivered to the Trustee for cancellation except as expressly permitted pursuant to this Indenture.

       Section 2.12. Defaulted Interest.

       If the Company defaults in a payment of interest on the Notes, it shall pay the defaulted interest in any lawful manner, plus, to the extent lawful, interest payable on the defaulted interest, to the Persons who are Holders on a subsequent special record date, in each case at the rate provided in the Notes and in Section 4.01 hereof. The Company shall notify the Trustee in writing of the amount of defaulted interest proposed to be paid on each Note and the date of the proposed payment. The Company shall fix or cause to be fixed each such special record date and payment date, provided that no such special record date shall be less than 10 days prior to the related payment date for such defaulted interest. At least 15 days before the special record date, the Company (or, upon the written request of the Company, the Trustee in the name and at the expense of the Company) shall mail or cause to be mailed to Holders a notice that states the special record date, the related payment date and the amount of such interest to be paid.

       Section 2.13. CUSIP Numbers.

       The Trustee shall use "CUSIP" numbers in notices of redemption as a convenience to Holders if the Company uses "CUSIP" numbers in issuing the Notes; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Notes or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Notes, and any such redemption shall not be affected by any defect in or omission of such numbers. The Company will promptly notify the Trustee of any change in the "CUSIP" numbers.

                                   ARTICLE 3

                           REDEMPTION AND PREPAYMENT

       Section 3.01. Notices to Trustee.

       If the Company elects to redeem Notes pursuant to the optional redemption provisions of Section 3.07 hereof, it shall furnish to the Trustee, at least 30 days but not more than 60 days before a redemption date, an Officers' Certificate setting forth (1) the clause of this Indenture pursuant to which the redemption shall occur, (2) the redemption date, (3) the principal amount of Notes to be redeemed and (4) the redemption price (expressed as a percentage of the principal amount).

       Section 3.02. Selection of Notes to Be Redeemed.

       If less than all of the Notes are to be redeemed or purchased in an offer to purchase at any time, the Trustee shall select the Notes to be redeemed as follows:

              (1) if the Notes are listed on any national securities exchange, in compliance with the requirements of the principal national securities exchange, if any, on which the Notes are listed; or

              (2) if the Notes are not listed on any national securities exchange, on a pro rata basis.

       No Notes of $1,000 of principal amount or less will be redeemed in part. Except as provided in the preceding sentence, provisions of this Indenture that apply to Notes called for redemption also apply to portions of Notes called for redemption.

       Notes called for redemption become due on the date fixed for redemption.

       Section 3.03. Notice of Redemption.

       Subject to the provisions of Section 3.09 hereof, at least 30 days but not more than 60 days before a redemption date, the Company shall mail or cause to be mailed, by first class mail, a notice of redemption to each Holder whose Notes are to be redeemed at its registered address. Notices of redemption may not be conditional.

       The notice shall identify the Notes to be redeemed and shall state:

              (1)    the redemption date;

              (2)    the redemption price;

              (3) if any Note is being redeemed in part, the portion of the principal amount of such Note to be redeemed and that, after the redemption date upon surrender of such Note, a new Note or Notes in principal amount equal to the unredeemed portion shall be issued upon cancellation of the original Note;

              (4)    the name and address of the Paying Agent;

              (5) that Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price;

              (6) that, unless the Company defaults in making such redemption payment, interest on Notes called for redemption ceases to accrue on and after the redemption date;

              (7) the paragraph of the Notes and/or Section of this Indenture pursuant to which the Notes called for redemption are being redeemed; and

              (8) that no representation is made as to the correctness or accuracy of the CUSIP number, if any, listed in such notice or printed on the Notes.

       At the Company's request, the Trustee shall give the notice of redemption in the Company's name and at its expense; provided, however, that the Company shall have delivered to the Trustee, at least 45 days prior to the redemption date, an Officers' Certificate requesting that the Trustee give such notice and setting forth the information to be stated in such notice as provided in the preceding paragraph.

       Section 3.04. Effect of Notice of Redemption.

       Once notice of redemption is mailed in accordance with Section 3.03 hereof, Notes called for redemption become irrevocably due and payable on the redemption date at the redemption price.

       Section 3.05. Deposit of Redemption Price.

       One Business Day prior to the redemption date, the Company shall deposit with the Trustee or with the Paying Agent money sufficient to pay the redemption price of and accrued interest on all Notes to be redeemed on that date. The Trustee or the Paying Agent shall promptly return to the Company any money deposited with the Trustee or the Paying Agent by the Company in excess of the amounts necessary to pay the redemption price of, and accrued interest on, all Notes to be redeemed.

       If the Company complies with the provisions of the preceding paragraph, on and after the redemption date, interest shall cease to accrue on the Notes or the portions of the Notes called for redemption. If a Note is redeemed on or after an interest record date but on or prior to the related interest payment date, then any accrued and unpaid interest shall be paid to the Person in whose name such Note was registered at the close of business on such record date. If any Note called for redemption shall not be so paid upon surrender for redemption because of the failure of the Company to comply with the preceding paragraph, interest shall be paid on the unpaid principal, from the redemption date until such principal is paid, and, to the extent lawful, on any interest not paid on such unpaid principal, in each case at the rate provided in the Notes and in Section 4.01 hereof.

       Section 3.06. Notes Redeemed in Part.

       Upon surrender of a Note that is redeemed in part, the Company shall issue and, upon the Company's written request, the Trustee shall authenticate for the Holder at the expense of the Company a new Note equal in principal amount to the unredeemed portion of the Note surrendered. If a Global Note is so surrendered, such new Note shall also be a Global Note.

       Section 3.07. Optional Redemption.

       (a) Except as provided in clauses (b) and (c) of this Section 3.07, the Notes will not be redeemable at the Company's option prior to February 1, 2005. On or after February 1, 2005, the Company may redeem all or a part of the Notes upon not less than 30 nor more than 60 days' notice, at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest, if any, on the Notes redeemed to the applicable redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date), if redeemed during the twelve-month period beginning on February 1 of the years indicated below:

       Year                                                  Percentage
       ----                                                  ----------
       2005................................................  104.688 %
       2006................................................  103.125
       2007................................................  101.562
       2008 and thereafter.................................  100.000

       (b) Notwithstanding the provisions of clause (a) of this Section 3.07, at any time until February 1, 2004, the Company may on any one or more occasions redeem Notes (including Exchange Notes) representing up to 35% of the aggregate principal amount of the Notes originally issued under the Indenture (excluding any Exchange Notes) at a redemption price equal to 109.375% of the aggregate principal amount of the Notes to be redeemed on the redemption date with the net cash proceeds of one or more Public Equity Offerings and/or Strategic Equity Investments provided that:

              (1) Notes (including Exchange Notes) representing at least 65% of the aggregate principal amount of the Notes originally issued under the Indenture (excluding any Exchange Notes) remain outstanding immediately after the occurrence of such redemption (excluding Notes held by the Company or any of its Subsidiaries); and

              (2) the redemption occurs within 60 days of the date of the closing of such Public Equity Offering or Strategic Equity Investment.

       (c) Notwithstanding the provisions of clause (a) of this Section 3.07, at any time prior to February 1, 2005, the Company may redeem all or a part of the Notes upon not less than 30 nor more than 60 days' notice at a redemption price equal to 100% of the principal amount thereof plus the Applicable Premium as of, and accrued and unpaid interest, if any, to, the date of redemption.

       (d) Any redemption pursuant to this Section 3.07 shall be made pursuant to the provisions of Section 3.01 through 3.06 hereof.

       Section 3.08. Mandatory Redemption.

       The Company shall not be required to make mandatory redemption or sinking fund payments with respect to the Notes.

       Section 3.09. Offer to Purchase by Application of Excess Proceeds.

       In the event that, pursuant to Section 4.10 hereof, the Company shall be required to commence an offer to all Holders to purchase Notes (an "Asset Sale Offer"), it shall follow the procedures specified below.

       The Asset Sale Offer shall remain open for a period of 20 Business Days following its commencement and no longer, except to the extent that a longer period is required by applicable law (the "Offer Period"). No later than five Business Days after the termination of the Offer Period (the "Purchase Date"), the Company shall purchase the aggregate principal amount (or accreted value, as applicable) of Notes and other unsubordinated Indebtedness of the Company required to be purchased pursuant to Section 4.10 hereof (on a pro rata basis if Notes and other unsubordinated Indebtedness of the Company tendered are in excess of the Excess Proceeds) (which maximum amount shall be the "Offer Amount") or, if less than the Offer Amount has been tendered, all Notes and other unsubordinated Indebtedness tendered in response to the Asset

Sale Offer. Payment for any Notes so purchased shall be made in the same manner as interest payments are made.

       If the Purchase Date is on or after an interest record date and on or before the related interest payment date, any accrued and unpaid interest shall be paid to the Person in whose name a Note is registered at the close of business on such record date, and no additional interest shall be payable to Holders who tender Notes pursuant to the Asset Sale Offer.

       Upon the commencement of an Asset Sale Offer, the Company shall send, by first class mail, a notice to the Trustee and each of the Holders, with a copy to the Trustee. The notice shall contain all instructions and materials necessary to enable such Holders to tender Notes pursuant to the Asset Sale Offer. The Asset Sale Offer shall be made to all Holders. The notice, which shall govern the terms of the Asset Sale Offer, shall state:

              (i)    that the Asset Sale Offer is being made pursuant to this
                     Section 3.09 and Section 4.10 hereof and the length of time the Asset Sale Offer shall remain open;

              (ii)   the Offer Amount, the purchase price and the Purchase Date;

              (iii) that any Note not tendered or accepted for payment shall continue to accrue interest;

              (iv) that, unless the Company defaults in making such payment, any Note accepted for payment pursuant to the Asset Sale Offer shall cease to accrue interest after the Purchase Date;

              (v) that Holders electing to have a Note purchased pursuant to an Asset Sale Offer may elect to have Notes purchased in integral multiples of $1,000 only;

              (vi) that Holders electing to have a Note purchased pursuant to any Asset Sale Offer shall be required to surrender the Note, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Note completed, or transfer by book-entry transfer, to the Company, a Depositary, if appointed by the Company, or a Paying Agent at the address specified in the notice at least three days before the Purchase Date;

              (vii) that Holders shall be entitled to withdraw their election if the Company, the Depositary or the Paying Agent, as the case may be, receives, not later than the expiration of the Offer Period, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Note the Holder delivered for purchase and a statement that such Holder is withdrawing his election to have such Note purchased;

              (viii) that, if the aggregate principal amount (or accreted value, as applicable) of Notes and other unsubordinated Indebtedness of the Company surrendered by Holders exceeds the Offer Amount, the Company shall select the Notes to be purchased on a pro rata basis (with such adjustments as may be deemed appropriate by the Company so that only Notes in denominations of $1,000, or integral multiples thereof, shall be purchased); and

              (ix) that Holders whose Notes were purchased only in part shall be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered (or transferred by book-entry transfer).

       On or before the Purchase Date, the Company shall, to the extent lawful, accept for payment, on a pro rata basis to the extent necessary, the Offer Amount of Notes or portions thereof tendered pursuant to the Asset Sale Offer, or if less than the Offer Amount has been tendered, all Notes and other unsubordinated Indebtedness tendered, and shall deliver to the Trustee an Officers' Certificate stating that the Notes or portions thereof were accepted for payment by the Company in accordance with the terms of this Section 3.09. The Company, the Depositary or the Paying Agent, as the case may be, shall promptly (but in any case not later than five days after the Purchase Date) mail or deliver to each tendering Holder an amount equal to the purchase price of the Notes tendered by such Holder and accepted by the Company for purchase, and the Company shall promptly issue a new Note, and the Trustee, upon written request from the Company shall authenticate and mail or deliver such new Note to such Holder, in a principal amount equal to any unpurchased portion of the Note surrendered. Any Note not so accepted shall be promptly mailed or delivered by the Company to the Holder thereof. The Company shall publicly announce the results of the Asset Sale Offer on the Purchase Date.

       Other than as specifically provided in this Section 3.09, any purchase pursuant to this Section 3.09 shall be made pursuant to the provisions of Sections 3.01 through 3.06 hereof.

       The provisions under this Indenture relating to the Company's obligation to make an Asset Sale Offer may be waived or modified with the written consent of the Holders of a at least a majority in principal amount of the Notes then outstanding.

                                   ARTICLE 4

                                   COVENANTS

       Section 4.01. Payment of Notes.

       The Company shall pay or cause to be paid the principal of, premium, if any, and interest on the Notes on the dates and in the manner provided in the Notes. Principal, premium, if any, and interest shall be considered paid on the date due if the Paying Agent, if other than the Company or a Subsidiary thereof, holds as of 10:00 a.m., Eastern Time, on the due date money deposited by the Company in immediately available funds and designated for and sufficient to pay all principal, premium, if any, and interest then due.

       The Company shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal at the rate equal to 1% per annum in excess of the then applicable interest rate on the Notes to the extent lawful; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest (without regard to any applicable grace period) at the same rate to the extent lawful.

       Section 4.02. Maintenance of Office or Agency.

       The Company shall maintain in the Borough of Manhattan, The City of New York, an office or agency (which may be an office of the Trustee or an affiliate of the Trustee, Registrar or co-registrar) where Notes may be surrendered for registration of transfer or for exchange and where notices and demands to or upon the Company in respect of the Notes and this Indenture may be served. The Company shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee.

       The Company may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in the Borough of Manhattan, The City of New York, for such purposes. The Company shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

       The Company hereby designates the Corporate Trust Office of the Trustee as one such office or agency of the Company in accordance with Section 2.03 hereof.

       Section 4.03. Reports.

       Whether or not required by the SEC, so long as any Notes are outstanding, the Company shall furnish to the Holders of Notes:

              (1) all quarterly and annual financial information that would be required to be contained in a filing with the SEC on Forms 10-Q and 10-K if the Company were required to file such Forms, including a "Management's Discussion and Analysis of Financial Condition and Results of Operations" that describes the financial condition and results of operations of the Company and its consolidated Subsidiaries (showing in reasonable detail, in the footnotes to the financial statements and in the "Management's Discussion and Analysis of Financial Condition and Results of Operations" (in each case to the extent not prohibited by the SEC's rules and regulations):

                     (a) the financial condition and results of operations of the Company and its Restricted Subsidiaries separate from the financial condition and results of operations of the Unrestricted Subsidiaries of the Company; and

                     (b) the Tower Cash Flow for the most recently completed fiscal quarter and the Adjusted Consolidated Cash Flow and Non-Tower Cash Flow for the most recently completed four-quarter period) and, with respect to the annual information only, a report thereon by the Company's certified independent accountants; and

              (2) all current reports that would be required to be filed with the SEC on Form 8-K if the Company were required to file such reports,

       in each case within the time periods specified in the SEC's rules and regulations.

       In addition, whether or not required by the rules and regulations of the SEC, the Company shall file a copy of all such information and reports with the SEC for public availability within the time periods specified in the SEC's rules and regulations (unless the SEC will not accept such a filing) and make such information available to securities analysts and prospective investors upon request. The Company shall at all times comply with TIA (S). 314(a).

       Section 4.04. Compliance Certificate.

              (1) The Company shall deliver to the Trustee, within 90 days after the end of each fiscal year, an Officers' Certificate stating that a review of the activities of the Company and its Subsidiaries during the preceding fiscal year has been made under the supervision of the signing Officers with a view to determining whether the Company has kept, observed, performed and fulfilled its obligations under this Indenture, and further stating, as to each such Officer signing such certificate, that to the best of his or her knowledge the Company has kept, observed, performed and fulfilled each and every covenant contained in this Indenture and is not in default in the performance or observance of any of the terms, provisions and conditions of this Indenture (or, if a Default or Event of Default shall have occurred, describing all such Defaults or Events of Default of which he or she may have knowledge and what action the Company is taking or proposes to take with respect thereto).

              (2) The Company shall, so long as any of the Notes are outstanding, deliver to the Trustee, forthwith upon any Officer becoming aware of any Default or Event of Default, an Officers' Certificate specifying such Default or Event of Default and what action the Company is taking or proposes to take with respect thereto.

       Section 4.05. Taxes.

       The Company shall pay, and shall cause each of its Subsidiaries to pay, prior to delinquency, all material taxes, assessments, and governmental levies except such as are contested in good faith and by appropriate proceedings or where the failure to effect such payment is not adverse in any material respect to the Holders of the Notes.

       Section 4.06. Stay, Extension and Usury Laws.

       The Company covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it shall not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law has been enacted.

       Section 4.07. Restricted Payments.

       The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly:

              (1) declare or pay any dividend or make any other payment or distribution on account of the Company's or any of its Restricted Subsidiaries' Equity Interests (including, without limitation, any payment in connection with any merger or consolidation involving the Company or any of its Restricted Subsidiaries) or to the direct or indirect holders of the Company's or any of its Restricted Subsidiaries' Equity Interests in their capacity as such (other than dividends or distributions payable (i) in Equity Interests (other than Disqualified Stock) of the Company or (ii) to the Company or a Restricted Subsidiary of the Company);

              (2) purchase, redeem or otherwise acquire or retire for value (including without limitation, in connection with any merger or consolidation involving the Company) any Equity Interests of the Company or of any Person of which the Company is a Subsidiary (other than any such Equity Interests owned by the Company or any of its Restricted Subsidiaries);

              (3) make any payment on or with respect to, or purchase, redeem, defease or otherwise acquire or retire for value any Indebtedness that is subordinated to the Notes, except a payment of interest or principal at Stated Maturity (other than payments to the Company or payments by a Restricted Subsidiary of the Company to the Company or another Restricted Subsidiary of the Company); or

              (4) make any Restricted Investment, (all such payments and other actions restricted by these clauses (1) through (4), being collectively referred to as "Restricted Payments"),

       unless, at the time of and after giving effect to such Restricted
Payment:

              (1) no Default has occurred and is continuing or would occur as a consequence of the Restricted Payment; and

              (2) the Company would have been permitted to incur at least $1.00 of additional Indebtedness pursuant to the Debt to Adjusted Consolidated Cash Flow Ratio test set forth in the first paragraph of Section 4.09 hereof; provided that the Company and its Restricted Subsidiaries shall not be required to comply with this clause (2) in order to make any Restricted Investment or to declare or pay any Excepted Verestar Dividend; and

              (3) such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by the Company and its Restricted Subsidiaries after the Issue Date (excluding Restricted Payments permitted by clauses (2), (3) and (4) of the paragraph of exceptions below), is less than the sum, without duplication, of:

                     (a) 100% of the Consolidated Cash Flow of the Company for the period (taken as one accounting period) from the beginning of the fiscal quarter during which the Issue Date falls to the end of the Company's most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment (or, if the Consolidated Cash Flow for such period is a deficit, less 100% of the deficit), less 1.40 times the Consolidated Interest Expense of the Company since the beginning of the fiscal quarter during which the Issue Date falls to the end of the Company's most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment; plus

                     (b)    (i) 100% of the aggregate net cash proceeds plus
                            (ii) 70% of the aggregate value, as reflected on the Company's balance sheet in accordance with GAAP using purchase accounting, of any Qualified Proceeds, in each case as of the date the Company's Equity Interests were issued, sold or exchanged therefor, received by the Company since the Issue Date as a contribution to its common equity capital or from the issue, sale or exchange of Equity Interests of the Company (other than Disqualified Stock and except to the extent such net cash proceeds are used to support the incurrence of new Indebtedness pursuant to clause (9) of the second paragraph of Section 4.09 hereof) or from the issue or sale

                            (whether before or after the Issue Date) of Disqualified Stock or debt securities of the Company (including the Convertible Notes) that have been converted after the Issue Date into Equity Interests (other than Equity Interests (or Disqualified Stock or convertible debt securities) sold to or held by a Subsidiary of the Company and other than Disqualified Stock or convertible debt securities that have been converted into Disqualified Stock); plus

                     (c) to the extent that any Restricted Investment that was made after the Issue Date is sold for cash or otherwise liquidated or repaid for cash, the lesser of:

                            (A) the cash return of capital with respect to the Restricted Investment (less the cost of disposition, if any), and

                            (B)    the initial amount of the Restricted
                                   Investment; plus

                     (d) to the extent that any Unrestricted Subsidiary of the Company and all of its Subsidiaries are designated as or become Restricted Subsidiaries after the Issue Date, the lesser of:

                            (A) the fair market value of the Company's Investments in such Subsidiaries as of the date they are designated or become Restricted Subsidiaries; or

                            (B)    the sum of:

                                   (x) except in the case of Verestar and its Subsidiaries becoming Restricted
                                          Subsidiaries from Unrestricted
                                          Subsidiaries at a time when they have
                                          not previously been Restricted
                                          Subsidiaries of the Issuer, the fair
                                          market value of the Company's
                                          Investments in such Subsidiaries as of
                                          the date on which such Subsidiaries
                                          were most recently designated as
                                          Unrestricted Subsidiaries, and

                                   (y)    the amount of any Investments made in
                                          such Subsidiaries subsequent to such
                                          designation as Unrestricted
                                          Subsidiaries (and treated as
                                          Restricted Payments or excluded from
                                          clause (3)(b) pursuant to the second
                                          proviso of clause (2) of the next
                                          paragraph) by the Company or any
                                          Restricted Subsidiary; plus

                     (e) 100% of any dividends or other distributions received by the Company or a Restricted Subsidiary after the Issue Date from an

                            Unrestricted Subsidiary of the Company, to the extent that such dividends were not otherwise included in Consolidated Net Income of the Company for such period.



       The preceding provisions shall not prohibit:

              (1) the payment of any dividend or the making of any distribution within 60 days after the date of declaration of that dividend or distribution, if at said date of declaration such payment or distribution would have complied with the provisions of this Indenture;

              (2) (a) the making of any Investment (including pursuant to clause (a) or (b) in the first sentence of the definition of Verestar Net Investment) or (b) the redemption, repurchase, retirement, defeasance or other acquisition of any subordinated Indebtedness or Equity Interests of the Company, in the case of (a) or (b), in exchange for, or out of the net cash proceeds (or in the case of an Investment in Verestar or its Subsidiaries, other assets) substantially concurrent sale after the Issue Date (other than to a Subsidiary of the Company) of Equity Interests of the Company (other than any Disqualified Stock); provided that the net cash proceeds (or other assets, as applicable) are not used to incur new Indebtedness pursuant to clause
                     (9) of the second paragraph of Section 4.09 hereof); and provided further that, in each case, the amount of any net cash proceeds (or other assets, as applicable) that are so utilized will be excluded from clause (3)(b) of the preceding paragraph;

              (3) the defeasance, redemption, repurchase or other acquisition of subordinated Indebtedness with the net cash proceeds from an incurrence of Permitted Refinancing Indebtedness;

              (4) the payment of any dividend by a Restricted Subsidiary of the Company to the holders of its Equity Interests on a pro rata basis; or

              (5) the repurchase, redemption or other acquisition or retirement for value of any Equity Interests of the Company or any Restricted Subsidiary of the Company held by any member of the Company's (or any of its Restricted Subsidiaries') management pursuant to any management equity subscription agreement, stockholder agreement, stock option agreement or restricted stock agreement in effect as of the Issue Date; provided that the aggregate price paid for all of the repurchased, redeemed, acquired or retired Equity Interests may not exceed

                     (a)    $500,000 in any twelve-month period, and

                     (b)    $5.0 million in the aggregate since the Issue Date.

       The Board of Directors may designate any Restricted Subsidiary to be an Unrestricted Subsidiary if such designation would not cause a Default. For purposes of making such determination, all outstanding Investments by the Company and its Restricted Subsidiaries (except to the extent repaid in cash) in the Subsidiary so designated will be deemed to be Restricted Payments at the time of the designation and will reduce the amount available for Restricted Payments under the first paragraph in this Section 4.07. All of those outstanding Investments will be deemed to constitute Investments in an amount equal to the fair market value of the Investments at the time of such designation. Such designation will only be permitted if the Restricted Payment would be permitted at the time and if the Restricted Subsidiary otherwise meets the definition of an Unrestricted Subsidiary. The Board of Directors may designate any Unrestricted Subsidiary to be a Restricted Subsidiary if the designation would not cause a Default.

       The amount of all Restricted Payments (other than cash) will be the fair market value on the date of the Restricted Payment of the assets or securities proposed to be transferred or issued by the Company or the applicable Restricted Subsidiary, as the case may be, pursuant to the Restricted Payment, except as described in the next sentence. In the event the Company declares or pays an Excepted Verestar Dividend, the amount of the Restricted Payment will be the product of (a)(i) the Verestar Net Investment then outstanding that has been made in reliance on clause (10) of the definition of "Permitted Investment", reduced by (ii) the amount of Restricted Payments previously made in reliance on this sentence, and (b) the percentage of the outstanding common stock or similar Capital Stock of Verestar owned by the Company that is the subject of such dividend or distribution. The fair market value of any property, assets or Investments required by this covenant to be valued will be valued by the Board of Directors whose resolution with respect to the determination will be delivered to the Trustee.

       Section 4.08. Dividend and Other Payment Restrictions Affecting Subsidiaries.

       The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of any Restricted Subsidiary to:

              (1) pay dividends or make any other distributions to the Company or any of its Restricted Subsidiaries on its Capital Stock or with respect to any other interest or participation in, or measured by, its profits;

              (2) pay any Indebtedness owed to the Company or any of its Restricted Subsidiaries;

              (3) make loans or advances to the Company or any of its Restricted Subsidiaries; or

              (4) transfer any of its properties or assets to the Company or any of its Restricted Subsidiaries.

       The preceding restrictions shall not apply to encumbrances or restrictions existing under or by reason of:

              (1) Existing Indebtedness as in effect on the Issue Date, and any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings thereof; provided that such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings are no more restrictive, taken as a whole, with respect to such dividend and other payment restrictions than those contained in the applicable series of Existing Indebtedness as in effect on the Issue Date;

              (2) Indebtedness of any Restricted Subsidiary under any Credit Facility that is permitted to be incurred pursuant to
                     Section 4.09 hereof; provided that such Credit Facility and Indebtedness contain only such encumbrances and restrictions on such Restricted Subsidiary's ability to engage in the activities set forth in clauses (1) through
                     (4) of the preceding paragraph as are, at the time such Credit Facility is entered into or amended, modified, restated, renewed, increased, supplemented, refunded, replaced or refinanced, ordinary and customary for a Credit Facility of that type as determined in the good faith judgment of the Board of Directors (and evidenced in a board resolution), which determination shall be conclusively binding;

              (3) encumbrances and restrictions applicable to any Unrestricted Subsidiary, as the same are in effect as of the date on which the Subsidiary becomes a Restricted Subsidiary, and as the same may be amended, modified, restated, renewed, increased, supplemented, refunded, replaced or refinanced; provided that such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacement or refinancings are no more restrictive, taken as a whole, with respect to the dividend and other payment restrictions than those contained in the applicable series of Indebtedness of such Subsidiary as in effect on the date on which such Subsidiary becomes a Restricted Subsidiary;

              (4) any Indebtedness incurred in compliance with Section 4.09 hereof or any agreement pursuant to which such Indebtedness is issued if the encumbrance or restriction applies only in the event of a payment default or default with respect to a financial covenant contained in the Indebtedness or agreement and the encumbrance or restriction is not materially more disadvantageous to the Holders of the Notes than is customary in comparable financings (as determined by the Company) and the Company determines that any such encumbrance or restriction will not materially affect the Company's ability to pay interest or principal on the Notes;

              (5)    this Indenture;

              (6)    applicable law;

              (7) any instrument governing Indebtedness or Capital Stock of a Person acquired by the Company or any of its Restricted Subsidiaries as in effect at the time that Person is acquired by the Company (except to the extent the Indebtedness was incurred in connection with or in contemplation of the acquisition), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired, and as such instrument may be amended, modified, restated, renewed, increased, supplemented, refunded, replaced or refinanced, provided that, in the case of Indebtedness, the Indebtedness was permitted by the terms hereof to be incurred and, provided further, that any such amendment, modification, restatement, renewal, increase, supplement, refunding, replacement or refinancing is no more restrictive, taken as a whole, with respect to the dividend and other payment restrictions than those contained in the instrument as in effect on the date on which the Person was acquired by the Company;

              (8) customary non-assignment provisions in leases or licenses entered into in the ordinary course of business;

              (9) purchase money obligations for property acquired in the ordinary course of business that impose restrictions of the nature described in clause (3) in the second paragraph of
                     Section 4.09 hereof on the property so acquired;

              (10) any agreement for the sale of a Restricted Subsidiary that restricts that Restricted Subsidiary pending its sale;

              (11) Permitted Refinancing Indebtedness, provided that the restrictions contained in the agreements governing the Permitted Refinancing Indebtedness are no more restrictive, taken as a whole, than those contained in the agreements governing the Indebtedness being refinanced;

              (12) Liens permitted to be incurred pursuant to the provisions of Section 4.12 hereof that limit the right of the debtor to transfer the assets subject to such Liens;

              (13) provisions with respect to the disposition or distribution of assets or property in joint venture agreements and other similar agreements; and

              (14) restrictions on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business.

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

       Section 4.09. Incurrence of Indebtedness and Issuance of Preferred Stock.

       The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to (collectively, "incur") any Indebtedness (including Acquired
Debt) and the Company will not issue any Disqualified Stock and will not permit any of its Restricted Subsidiaries to issue any shares of preferred stock; provided that the Company may incur Indebtedness (including Acquired Debt) or issue shares of Disqualified Stock and the Company's Restricted Subsidiaries may incur Indebtedness (including Acquired Debt) or issue preferred stock if, in each case, the Company's Debt to Adjusted Consolidated Cash Flow Ratio at the time of incurrence of the Indebtedness or the issuance of the preferred stock, after giving pro forma effect to such incurrence or issuance as of such date and to the use of proceeds from such incurrence or issuance as if the same had occurred at the beginning of the most recently ended four full fiscal quarter period of the Company for which internal financial statements are available, would have been no greater than 7.5 to 1.

       The provisions of the first paragraph of this Section 4.09 shall not prohibit the incurrence of any of the following items of Indebtedness or to the issuance of any of the following items of Disqualified Stock or preferred stock (collectively, "Permitted Debt"):

              (1) the incurrence by the Company or any of its Restricted Subsidiaries of Indebtedness under the Credit Facilities (including Credit Facilities also constituting Excepted Verestar Debt) since the Issue Date in an aggregate principal amount (with letters of credit being deemed to have a principal amount equal to the maximum potential liability of the Company and its Restricted Subsidiaries thereunder) at any one time outstanding not to exceed the greater of

                     (a) $2.65 billion less any amount applied to reduce Indebtedness under a Credit Facility pursuant to clause (1) of the third paragraph of Section 4.10, and

                     (b)    the sum of

                            (x) product of $150,000 times the number of Completed Towers on the date of such incurrence; plus

                            (y) the product of $1,000,000 times the number of Completed Broadcast Towers on the date of such incurrence; provided that the amount of Indebtedness permitted by this clause (y) does not exceed 25% of the cost of acquiring or constructing such Completed Broadcast Towers; plus

                            (z) the product of 6.0 times Non-Tower Cash Flow on the date of such incurrence;

              (2) the incurrence by the Company and its Restricted Subsidiaries of the Existing Indebtedness;

              (3) the incurrence by the Company or any of its Restricted Subsidiaries of Indebtedness since the Issue Date

                     (a)    represented by Capital Lease Obligations incurred
                            (i) in connection with the lease or other use of space or time on satellites or (ii) for the purpose of financing all or any pat of the purchase price or cost of construction or improvement of property, plant or equipment, in each case used in the Teleports Business of the Company or such Restricted Subsidiary, or

                     (b) represented by Capital Lease Obligations, mortgage financings or purchase money obligations, in each case incurred for the purpose of financing all or any part of the purchase price or cost of construction or improvement of property, plant or equipment used in any business of the Company or such Restricted Subsidiary, in an aggregate principal amount for purposes of this clause (3)(b), including all Permitted Refinancing Indebtedness incurred to refund, refinance or replace any other Indebtedness incurred pursuant to this clause
                            (3)(b), not to exceed $50.0 million at any one time outstanding;

              (4) the incurrence by the Company or any of its Restricted Subsidiaries of Permitted Refinancing Indebtedness in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund Indebtedness of the Company or any of its Restricted Subsidiaries or Disqualified Stock of the Company (other than intercompany Indebtedness) that was permitted by this Indenture to be incurred under the first paragraph of this
                     Section 4.09 or clause (2) or (3) or this clause (4) of this paragraph;

              (5) the incurrence by the Company or any of its Restricted Subsidiaries of intercompany Indebtedness between or among the Company and any of its Restricted Subsidiaries and the issuance by any Restricted Subsidiary of the Company of shares of preferred stock to the Company or another Restricted Subsidiary of the Company; provided, however, that if the Company is the obligor on such Indebtedness, such Indebtedness is expressly subordinated to the prior payment in full in cash of all obligations with respect to the Notes of such series and that:

                     (a) any subsequent issuance or transfer of Equity Interests that results in any such Indebtedness or preferred stock being held by a Person other than the Company or a Restricted Subsidiary, and

                     (b) any sale or other transfer of any such Indebtedness or preferred stock to a Person that is not either the Company or a Restricted Subsidiary,

                     shall be deemed, in each case, to constitute an incurrence of the Indebtedness by the Company or the Restricted Subsidiary or the issuance of the shares of preferred stock by the Restricted Subsidiary, as the case may be;

              (6) the incurrence by the Company or any of its Restricted Subsidiaries of Hedging Obligations that are incurred for the purpose of fixing or hedging interest rate risk with respect to any floating rate Indebtedness that is permitted by the terms of this Indenture to be outstanding or currency exchange risk;

              (7) the guarantee by the Company or any of its Restricted Subsidiaries of Indebtedness of the Company or a Restricted Subsidiary of the Company that was permitted to be incurred by another provision of this Indenture;

              (8) the incurrence by the Company or any of its Restricted Subsidiaries of Acquired Debt in connection with a merger with or into a Restricted Subsidiary, the acquisition of assets or a new Subsidiary and the incurrence by the Company's Restricted Subsidiaries of Indebtedness as a result of the designation of an Unrestricted Subsidiary as a Restricted Subsidiary; provided that, in the case of any such incurrence of Acquired Debt, such Acquired Debt was incurred by the prior owner of such assets or such Restricted Subsidiary prior to such acquisition by the Company or one of its Restricted Subsidiaries and was not incurred in connection with, or in contemplation of, the acquisition by the Company or one of its Restricted Subsidiaries; and provided further that, in the case of any incurrence pursuant to this clause (8), as a result of such acquisition by the Company or one of its Restricted Subsidiaries, the Company's Debt to Adjusted Consolidated Cash Flow Ratio at the time of incurrence of such Acquired Debt, after giving pro forma effect to such acquisition and incurrence as if the same had occurred at the beginning of the most recently ended four full fiscal quarter period of the Company for which internal financial statements are available, would have been less than the Company's Debt to Adjusted Consolidated Cash Flow Ratio for the same period without giving pro forma effect to such incurrence;

              (9) the incurrence by the Company of Indebtedness or Disqualified Stock not to exceed, at any one time outstanding, the sum of:

                     (i)    2.0 times the aggregate net cash proceeds, plus

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

                     (ii) 1.0 times the fair market value of non-cash proceeds (evidenced by a resolution of the Board of Directors set forth in an Officers' Certificate delivered to the Trustee),

                            in each case, from the issuance and sale, other than to a Subsidiary, of Equity Interests (other than Disqualified Stock and excluding conversion of the Convertible Notes) of the Company since the Issue Date (less the amount of such proceeds used to make Restricted Payments as provided in clause (3)(b) of the first paragraph or clause (2) of the second paragraph of Section 4.07 hereof);

              (10) the incurrence by the Company or any of its Restricted Subsidiaries since the Issue Date of additional Indebtedness and/or the issuance by the Company of Disqualified Stock in an aggregate principal amount, accreted value or liquidation preference, as applicable, at any time outstanding, not to exceed $25.0 million; and

              (11) the incurrence by the Company's Restricted Subsidiaries of Excepted Verestar Debt as a result of Verestar's and its Subsidiaries' becoming Restricted Subsidiaries of the Company, but only to the extent such Indebtedness could not have been incurred under any other provision of this
                     Section 4.09.

       In addition, the Company shall not:

              (1) incur any Indebtedness that is contractually subordinated in right of payment to any other Indebtedness of the Company unless such Indebtedness is also contractually subordinated in right of payment to the Notes on substantially identical terms; provided, however, that no Indebtedness of the Company will be deemed to be contractually subordinated in right of payment to any other Indebtedness of the Company solely by virtue of being unsecured;

              (2) permit Verestar and its Subsidiaries, at any time when they have Special Verestar Status, to incur any Indebtedness other than Excepted Verestar Debt; and

              (3) permit any of its Unrestricted Subsidiaries (including Verestar and its Subsidiaries at a time when they are Unrestricted Subsidiaries but to not have Special Verestar Status) to incur any Indebtedness other than Non-Recourse Debt or Indebtedness owed to the Company or its Restricted Subsidiaries.

       For purposes of determining compliance with this Section 4.09, in the event that an item of Indebtedness meets the criteria of more than one of the categories of Permitted Debt described in clauses (1) through (11) above or is entitled to be incurred pursuant to the first paragraph of this Section 4.09, the Company shall, except as otherwise provided in clause (11) above, in its sole discretion classify (or later reclassify in whole or in part) such item of Indebtedness in any manner that complies with this Section 4.09. Accrual of interest, accretion or amortization of original issue discount and the payment of interest in the form of additional Indebtedness shall not be deemed to be an incurrence of Indebtedness for purposes of this Section 4.09.

       Section 4.10. Asset Sales.

       The Company shall not, and shall not permit any of its Restricted Subsidiaries to, consummate an Asset Sale unless:

              (1) the Company (or the Restricted Subsidiary, as the case may be) receives consideration at the time of the Asset Sale at least equal to the fair market value of the assets or Equity Interests issued or sold or otherwise disposed of;

              (2) fair market value is determined by the Board of Directors and evidenced by a resolution of the Board of Directors set forth in an Officers' Certificate delivered to the Trustee; and

              (3) except in the case of a Tower Asset Exchange, a Surplus Asset Sale, an Excluded International Sale or an Excepted Verestar Sale, at least 75% of the consideration received in such Asset Sale by the Company or such Restricted Subsidiary is in the form of cash or Cash Equivalents.

       For purposes of this provision, each of the following shall be deemed to be cash:

              (a) any liabilities, as shown on the Company's or such Restricted Subsidiary's most recent balance sheet, of the Company's or any Restricted Subsidiary (other than contingent liabilities and liabilities that are by their terms subordinated to the Notes or any guarantee of the Notes) that are assumed by the transferee of any assets pursuant to a customary novation agreement that releases the Company or the Restricted Subsidiary from further liability; and

              (b) any securities, notes or other obligations received by the Company or any Restricted Subsidiary from the transferee that are converted by the Company or the Restricted Subsidiary into cash within 20 days of the applicable Asset Sale, to the extent of the cash received in that conversion.

       Within 365 days after the receipt of any Net Proceeds from an Asset Sale by the Company or a Restricted Subsidiary of the Company, the Company or the Restricted Subsidiary may apply those Net Proceeds to:

              (1)    reduce Indebtedness under a Credit Facility;

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

              (2)    reduce other Indebtedness of any of the Restricted
                     Subsidiaries;

              (3)    acquire assets other than Voting Stock;

              (4) acquire Voting Stock or other Equity Interests of a Person that is not a Subsidiary of the Company; provided that, after giving effect to the acquisition, such Person becomes a Subsidiary of the Company or its Restricted Subsidiary; or

              (5)    make a capital expenditure.

       Pending the final application of any Net Proceeds, the Company may temporarily reduce revolving credit borrowings or otherwise invest the Net Proceeds in any manner that is not prohibited by this Indenture.

       Any Net Proceeds from Asset Sales that are not applied or invested as provided in the preceding paragraph shall be deemed to constitute "Excess Proceeds". When the aggregate amount of Excess Proceeds exceeds $10.0 million, the Company shall make an Asset Sale Offer to all Holders of Notes, and all holders of other unsubordinated Indebtedness of the Company containing provisions similar to those set forth in this Indenture with respect to offers to purchase or redeem with the proceeds of sales of assets, to purchase the maximum principal amount of Notes and such other unsubordinated Indebtedness of the Company that may be purchased out of the Excess Proceeds. The offer price in any Asset Sale Offer will be payable in cash and will be 100% of the principal amount of the Notes, plus accrued and unpaid interest to the date of purchase, if any. In the case of any other unsubordinated Indebtedness, the offer price shall be 100% of the principal amount (or accreted value, as applicable) of the Indebtedness plus accrued and unpaid interest thereon, if any, to the date of purchase. Each Asset Sale Offer shall be made in accordance with the procedures set forth herein and the other unsubordinated Indebtedness of the Company. If any Excess Proceeds remain after consummation of an Asset Sale Offer, the Company may use the remaining Excess Proceeds for any purpose not otherwise prohibited by this Indenture. If the aggregate principal amount, as applicable, of Notes and the other senior Indebtedness of the Company tendered into the Asset Sale Offer exceeds the amount of Excess Proceeds, the Trustee shall select the Notes and such other unsubordinated Indebtedness to be purchased on a pro rata basis. Upon completion of the Asset Sale Offer, the amount of Excess Proceeds shall be reset at zero.

       The provisions under this Indenture relating to the Company's obligation to make an offer to repurchase the Notes as a result of an Asset Sale may be waived or modified with the written consent of the Holders of at least a majority in principal amount of the Notes then outstanding.

       Section 4.11. Transactions with Affiliates.

       The Company shall not, and shall not permit any of its Restricted Subsidiaries to, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate (each of the foregoing, an "Affiliate Transaction"), unless:

              (1) such Affiliate Transaction is on terms that, in the aggregate, are no less favorable to the Company or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by the Company or such Restricted Subsidiary with an unrelated Person; and

              (2)    the Company delivers to the Trustee:

                     (a) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $5.0 million, an Officers' Certificate certifying that the Affiliate Transaction complies with clause (1) above;

                     (b) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $10.0 million, a resolution of the Board of Directors set forth in an Officers' Certificate certifying that the Affiliate Transaction complies with clause (1) above and that the Affiliate Transaction has been approved by a majority of the members of the full Board of Directors (not only a committee thereof) having no personal stake in such Affiliate Transaction (or, if there are no such members, by all of the members of the full Board of Directors and by the procedure described in clause (c) below);

                     (c) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving an aggregate consideration in excess of $25.0 million, other than a Permitted Investment, an opinion to the Holders of the Notes as to the fairness of the Affiliate Transaction from a financial point of view issued by an accounting, appraisal or investment banking firm of national standing.

       Notwithstanding the foregoing, the following items shall not be deemed Affiliate Transactions:

              (1) any employment arrangements with any executive officer of the Company or a Restricted Subsidiary that is entered into by the Company or any of its Restricted Subsidiaries in the ordinary course of business and substantially consistent with compensation arrangements of similarly situated executive officers at comparable companies engaged in Permitted Businesses;

              (2) transactions between or among the Company and/or its Restricted Subsidiaries;

              (3) payment of directors' fees (in cash or other property) in an aggregate annual amount per Person that is substantially consistent with directors' fees at comparable companies engaged in Permitted Businesses;

              (4) Restricted Payments that are permitted under Section 4.07 hereof;

              (5) the issuance or sale of Equity Interests (other than Disqualified Stock) of the Company; and

              (6)    transactions pursuant to the Tax Sharing Agreement.

       Section 4.12. Liens.

       The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, assume or suffer to exist any Lien securing Indebtedness or trade payables on any asset now owned or hereafter acquired, or any income or profits therefrom or assign or convey as security any right to receive income therefrom, except Permitted Liens.

       Section 4.13. Corporate Existence.

       Subject to Article 5 hereof, the Company shall do or cause to be done all things necessary to preserve and keep in full force and effect:

              (1) its corporate existence, and the corporate, partnership or other existence of each of its Subsidiaries, in accordance with the respective organizational documents (as the same may be amended from time to time) of the Company or any such Subsidiary and

              (2) the rights (charter and statutory), licenses and franchises of the Company and its Subsidiaries;

provided, however, that the Company shall not be required to preserve any such right, license or franchise, or the corporate, partnership or other existence of any of its Subsidiaries, if the Board of Directors shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and its Subsidiaries, taken as a whole, and that the loss thereof is not adverse in any material respect to the Holders of the Notes.

       Section 4.14. Offer to Repurchase Upon Change of Control.

       If a Change of Control occurs, the Company shall make an offer (a "Change of Control Offer") to each Holder to repurchase all or any part (equal to $1,000 or an integral multiple thereof) of each Holder's Notes at a purchase price, in cash, equal to 101% of the aggregate principal amount of the Notes repurchased, plus accrued and unpaid interest thereon, if any, (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date), to the date of purchase (the "Change of Control Payment").

Within 30 days following any Change of Control, the Company shall mail a notice to each Holder describing the transaction or transactions that constitute a Change of Control and stating:

              (1) that the Change of Control Offer is being made pursuant to this covenant and that all Notes tendered will be accepted for payment;

              (2) the purchase price and the purchase date, which shall be no earlier than 30 days and no later than 60 days from the date such notice is mailed (the "Change of Control Payment Date");

              (3) that any Note not tendered will continue to accrue interest;

              (4) that, unless the Company defaults in the payment of the Change of Control Payment, all Notes accepted for payment pursuant to the Change of Control Offer shall cease to accrue interest after the Change of Control Payment Date;

              (5) that Holders electing to have any Notes purchased pursuant to a Change of Control Offer will be required to surrender the Notes, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Notes completed, to the Paying Agent at the address specified in the notice prior to the close of business on the third Business Day preceding the Change of Control Payment Date;

              (6) that Holders will be entitled to withdraw their election if the Paying Agent receives, not later than the close of business on the second Business Day preceding the Change of Control Payment Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of Notes delivered for purchase, and a statement that such Holder is withdrawing his election to have the Notes purchased;

              (7) that Holders whose Notes are being purchased only in part will be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered, which unpurchased portion must be equal to $1,000 in principal amount or an integral multiple thereof; and

              (8) that Holders electing to have a Note purchased pursuant to a Change of Control Offer may elect to have Notes purchased in integral multiples of $1,000 only.

       On the Change of Control Payment Date, the Company shall, to the extent lawful,

              (1) accept for payment all Notes or portions of the Notes properly tendered pursuant to the Change of Control Offer;

              (2) deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all Notes or portions of the Notes so tendered; and

              (3) deliver or cause to be delivered to the Trustee the Notes so accepted together with an Officers' Certificate stating the aggregate principal amount of Notes or portions thereof being purchased by the Company.

       The Paying Agent shall promptly mail to each Holder of Notes properly tendered payment in an amount equal to the Change of Control Payment with respect to the purchased Notes, and the Trustee shall promptly authenticate and mail (or cause to be transferred by book entry) to each Holder a new Note equal in principal amount to any unpurchased portion of the Notes surrendered by such Holder, if any; provided, however, that each such new Note shall be in a principal amount of $1,000 or an integral multiple thereof. The Company shall publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

       The Change of Control provisions described above shall be applicable whether or not any other provisions of this Indenture are applicable. The Company shall comply with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations to the extent those laws and regulations are applicable to any Change of Control Offer. If the provisions of any of the applicable securities laws or securities regulations conflict with the provisions of this Section 4.14, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this Section 4.14 by virtue of the compliance.

       The Company shall not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Indenture applicable to a Change of Control Offer made by the Company and purchases all Notes properly tendered and not withdrawn under such Change of Control Offer. The provisions under this Indenture relating to the Company's obligation to make an offer to repurchase the Notes as a result of a Change of Control may be waived or modified with the written consent of the Holders of at least a majority in principal amount of the Notes then outstanding.

       Section 4.15. Sale and Leaseback Transactions.

       The Company shall not, and shall not permit any of its Restricted Subsidiaries to, enter into any sale and leaseback transaction; provided, however, that the Company or any of its Restricted Subsidiaries may enter into a sale and leaseback transaction if:

              (1) the Company or such Restricted Subsidiary, as applicable, could have:

                     (a) incurred Indebtedness in an amount equal to the Attributable Debt relating to such sale and leaseback transaction pursuant to the Debt to Adjusted Consolidated Cash Flow Ratio test set forth in the first paragraph of Section 4.09 hereof; or

                     (b) incurred a Lien to secure such Indebtedness pursuant to the provisions of Section 4.12 hereof;

              (2) the gross cash proceeds of such sale and leaseback transaction are at least equal to the fair market value (as determined in good faith by the Board of Directors) of the property that is the subject of the sale and leaseback transaction; and

              (3) the transfer of assets in the sale and leaseback transaction is permitted by, and the Company applies the proceeds of such transaction in compliance with, Section
                     4.10 hereof.

       Section 4.16. Limitation on Issuances and Sales of Capital Stock of Restricted Subsidiaries.

       The Company:

              (1) shall not, and shall not permit any of its Restricted Subsidiaries to, transfer, convey, sell, lease or otherwise dispose of any Equity Interests in any Restricted Subsidiary of the Company to any Person (other than the Company or a Wholly Owned Restricted Subsidiary of the Company); and

              (2) shall not permit any of its Restricted Subsidiaries to issue any of its Equity Interests (other than, if necessary, shares of its Capital Stock constituting directors' qualifying shares) to any Person other than to the Company or a Wholly Owned Restricted Subsidiary of the Company,

       unless, in each such case:

                     (a) as a result of such transfer, conveyance, sale, lease or other disposition or issuance, such Restricted Subsidiary no longer constitutes a Subsidiary; and

                     (b) the cash Net Proceeds from such transfer, conveyance, sale, lease or other disposition or issuance are applied in accordance with Section 4.10 hereof.

       Notwithstanding the foregoing, the issuance or sale of shares of Capital Stock of any Restricted Subsidiary of the Company will not violate the provisions of the immediately preceding sentence if such shares are issued or sold in connection with

                     (w) an Excepted Verestar Sale or an Excluded International Sale,

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

                     (x) the formation or capitalization of a Restricted Subsidiary,

                     (y) a single transaction or a series of substantially contemporaneous transactions whereby such Restricted Subsidiary becomes a Restricted Subsidiary of the Company by reason of the acquisition of securities or assets from another Person, or

                     (z) the issuance by a Restricted Subsidiary of the Company of Capital Stock to the holders of its Capital Stock pursuant to pre-emptive or similar rights (i) under applicable law or regulation, (ii) contained in the instrument governing such Capital Stock or (iii) pursuant to an agreement entered into in connection with a transaction exempted pursuant to clauses (x) or (y) above.

       Section 4.17. Limitation on Issuances of Guarantees of Indebtedness.

       The Company shall not permit any Restricted Subsidiary, directly or indirectly, to Guarantee or pledge any assets to secure the payment of any other Indebtedness of the Company (other than Indebtedness relating to a Credit Facility) unless such Subsidiary simultaneously executes and delivers a supplemental indenture to this Indenture governing the Notes providing for the Guarantee of the payment of the Notes by such Subsidiary (a "Note Guarantee"), which Note Guarantee shall be senior to or pari passu with such Subsidiary's Guarantee of or pledge to secure such other Indebtedness. Notwithstanding the foregoing, any Note Guarantee by a Subsidiary shall provide by its terms that it shall be automatically and unconditionally released and discharged upon any sale, exchange or transfer, to any Person other than a Subsidiary of the Company, of all of the Company's stock in, or all or substantially all the assets of, such Subsidiary, which sale, exchange or transfer is made in compliance with the applicable provisions of this Indenture. The form of such Note Guarantee is attached as Exhibit C hereto.

       Section 4.18. Covenant Suspension.

       During any period of time that:

              (a) the Notes have Investment Grade Ratings from both Rating Agencies and

              (b) no Default or Event of Default has occurred and is continuing under the Indenture,

the Company and the Restricted Subsidiaries will not be subject to the following Sections of the Indenture: Section 3.09, Section 4.07, Section 4.08, Section 4.09, Section 4.10, Section 4.16, Section 4.17, clause (1)(a) of Section 4.15, clause (1) of the proviso to the last paragraph of the definition of "Unrestricted Subsidiary" in Section 1.01, and clause (2)(d) of Section 5.01 (collectively, the "Suspended Covenants"). In the event that the Company and its Restricted Subsidiaries are not subject to the Suspended Covenants for any period of time as a result of the preceding sentence and, subsequently, one or both of the Rating Agencies withdraws its rating or downgrades the rating assigned to the Notes below the required Investment Grade Rating or a

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Default or Event of Default occurs and is continuing, then the Company and its
Restricted Subsidiaries will thereafter again be subject to the Suspended Covenants for all periods during the continuance of that withdrawal, downgrade, Default or Event of Default and, furthermore, compliance with the provisions of
Section 4.07 with respect to Restricted Payments made after the time of the withdrawal, downgrade, Default or Event of Default will be calculated in accordance with the terms of that covenant as though that covenant had been in effect during the entire period of time from the Issue Date, provided, however, that there will not be deemed to have occurred a Default or Event of Default with respect to the Suspended Covenants during the time that the Company and its Restricted Subsidiaries were not subject to the Suspended Covenants (or after that time based solely on events that occurred during that time).

                                   ARTICLE 5

                                   SUCCESSORS

       Section 5.01. Merger, Consolidation, or Sale of Assets.

       The Company shall not:

              (1) consolidate or merge with or into (whether or not the Company is the surviving corporation); or

              (2) sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets in one or more related transactions, to another corporation, Person or entity, unless:

                     (a) either (A) the Company is the surviving corporation; or (B) the entity or the Person formed by or surviving any such consolidation or merger (if other than the Company) or to which the sale, assignment, transfer, lease, conveyance or other disposition shall have been made is a corporation organized or existing under the laws of the United States, any state thereof or the District of Columbia;

                     (b) the entity or Person formed by or surviving any such consolidation or merger (if other than the Company) or the entity or Person to which the sale, assignment, transfer, lease, conveyance or other disposition shall have been made assumes all the Obligations of the Company under the Notes and this Indenture pursuant to a supplemental indenture in a form reasonably satisfactory to the Trustee;

                     (c) immediately after such transaction no Default exists; and

                     (d) except in the case of (A) a merger of the Company with or into a Wholly Owned Restricted Subsidiary of the Company and (B) a

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                            merger entered into solely for the purpose of
                            reincorporating the Company in another jurisdiction:

                            (x) in the case of a merger or consolidation in which the Company is the surviving corporation, the Company, at the time of the transaction, after giving pro forma effect to the transaction as of such date for balance sheet purposes and as if the transaction had occurred at the beginning of the most recently ended four full fiscal quarter period of the Company for which internal financial statements are available for income statement purposes, (i) would have been permitted to incur at least $1.00 of additional Indebtedness pursuant to the first paragraph of Section 4.09 hereof or (ii) would have had a Debt to Adjusted Cash Flow Ratio that was not greater than the Company's Debt to Adjusted Consolidated Cash Flow Ratio for the same period without giving pro forma effect to such transaction, or

                            (y) in the case of any other such transaction, the entity or Person formed by or surviving any such consolidation or merger (if other than the Company), or to which the sale, assignment, transfer, lease, conveyance or other disposition shall have been made, at the time of the transaction, after giving pro forma effect to the transaction as of such date for balance sheet purposes and as if such transaction had occurred at the beginning of the most recently ended four full fiscal quarter period of such entity or Person for which internal financial statements are available for income statement purposes, (i) would have been permitted to incur at least $1.00 of additional Indebtedness pursuant to the first paragraph of Section 4.09 hereof or (ii) would have had a Debt to Adjusted Consolidated Cash Flow Ratio that was not greater than the Company's Debt to Adjusted Consolidated Cash Flow Ratio for the same period without giving pro forma effect to such transaction; provided, however, that for purposes of determining the amount of Indebtedness permitted to be incurred or the Debt to Adjusted Consolidated Cash Flow Ratio of any entity or Person for purposes of this clause (y) the entity or Person will be substituted for the Company in
                                   Section 4.09 hereof and in the definition of Debt to Adjusted Consolidated Cash Flow Ratio and the defined terms included therein under
                                   Section 1.01 hereof.

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       Section 5.02. Successor Corporation Substituted.

       Upon any consolidation or merger, or any sale, assignment, transfer, lease, conveyance or other disposition of all or substantially all of the assets of the Company in accordance with Section 5.01 hereof, the successor corporation formed by such consolidation or into or with which the Company is merged or to which such sale, assignment, transfer, lease, conveyance or other disposition is made shall succeed to, and be substituted for (so that from and after the date of such consolidation, merger, sale, lease, conveyance or other disposition, the provisions of this Indenture referring to the "Company" shall refer instead to the successor corporation and not to the Company), and may exercise every right and power of the Company under this Indenture with the same effect as if such successor Person had been named as the Company herein; provided, however, that the predecessor Company shall not be relieved from the obligation to pay the principal of and interest on the Notes except in the case of a sale of all of the Company's assets that meets the requirements of Section 5.01 hereof.

                                   ARTICLE 6

                              DEFAULTS AND REMEDIES

       Section 6.01. Events of Default.

       Each of the following constitutes an Event of Default:

              (1) default for 30 days in the payment when due of interest on the Notes;

              (2) default in payment when due of the principal of or premium, if any, on the Notes;

              (3) failure by the Company or any of its Subsidiaries to comply with the provisions described under Article 5 hereof or failure by the Company to consummate a Change of Control Offer or Asset Sale Offer in accordance with the provisions of this Indenture;

              (4) failure by the Company or any of its Subsidiaries for 30 days after notice by the Trustee or the Holders of at least 25% in aggregate principal amount of the Notes then outstanding, to comply with any of its other agreements in this Indenture or the Notes;

              (5) default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company or any of its Significant Subsidiaries (or the payment of which is Guaranteed by the Company or any of its Significant Subsidiaries) whether such Indebtedness or Guarantee now exists, or is created after the date of this Indenture, which default:

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                     (a)    is caused by a failure to pay principal of or
                            premium, if any, or interest on the Indebtedness prior to the expiration of the grace period provided in such Indebtedness on the date of the default (a "Payment Default"); or

                     (b) results in the acceleration of the Indebtedness prior to its express maturity and, in each case referred to in clause (a) and (b) above, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $20.0 million or more;

              (6) failure by the Company or any of its Significant Subsidiaries to pay final judgments aggregating in excess of $20.0 million, which judgments are not paid, discharged or stayed for a period of 60 days; or

              (7) the Company or any of its Significant Subsidiaries pursuant to or within the meaning of Bankruptcy Law:

                     (a)    commences a voluntary case,

                     (b) consents to the entry of an order for relief against it in an involuntary case,

                     (c) consents to the appointment of a custodian of it or for all or substantially all of its property,

                     (d) makes a general assignment for the benefit of its creditors, or

                     (e) generally is not paying its debts as they become due; or

              (8) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

                     (a) is for relief against the Company or any of its Significant Subsidiaries in an involuntary case;

                     (b) appoints a custodian of the Company or any of its Significant Subsidiaries or for all or substantially all of the property of the Company or any of its Significant Subsidiaries; or

                     (c) orders the liquidation of the Company or any of its Significant Subsidiaries;

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                            and the order or decree remains unstayed and in
                            effect for 60 consecutive days.

       Section 6.02. Acceleration.

       If any Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the then outstanding Notes may declare all the Notes to be due and payable immediately. Upon any such declaration, the principal of, and accrued and unpaid interest if any, on such Notes shall become due and payable immediately. Notwithstanding the foregoing, if an Event of Default specified in clause (7) or (8) of Section 6.01 hereof occurs with respect to the Company or any of its Significant Subsidiaries, all outstanding Notes shall be due and payable immediately without further action or notice. The Holders of a majority in aggregate principal amount of the then outstanding Notes by written notice to the Trustee may on behalf of all of the Holders rescind an acceleration and its consequences if the rescission would not conflict with any judgment or decree and if all existing Events of Default (except nonpayment of principal, interest or premium that has become due solely because of the acceleration) have been cured or waived.

       Section 6.03. Other Remedies.

       If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal of, premium, if any, and interest on the Notes or to enforce the performance of any provision of the Notes or this Indenture.

       The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder of a Note in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies are cumulative to the extent permitted by law.

       Section 6.04. Waiver of Past Defaults.

       Holders of not less than a majority in aggregate principal amount of the then outstanding Notes by notice to the Trustee may on behalf of the Holders of all of the Notes waive an existing Default or Event of Default and its consequences hereunder, except a continuing Default or Event of Default in the payment of the principal of, premium, if any, or interest on, the Notes (including in connection with an offer to purchase) (provided, however, that the Holders of a majority in aggregate principal amount of the then outstanding Notes may rescind an acceleration and its consequences, including any related payment default that resulted from such acceleration). Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

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

       Section 6.05. Control by Majority.

       Holders of a majority in principal amount of the then outstanding Notes may direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee or exercising any trust or power conferred on it. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture, that the Trustee determines may be unduly prejudicial to the rights of other Holders of Notes or that may involve the Trustee in personal liability.

       Section 6.06. Limitation on Suits.

       A Holder of a Note may pursue a remedy with respect to this Indenture or the Notes only if:

              (1) the Holder of a Note gives to the Trustee written notice of a continuing Event of Default;

              (2) the Holders of at least 25% in principal amount of the then outstanding Notes make a written request to the Trustee to pursue the remedy;

              (3) such Holder of a Note or Holders of Notes offer and, if requested, provide to the Trustee indemnity satisfactory to the Trustee against any loss, liability or expense;

              (4) the Trustee does not comply with the request within 60 days after receipt of the request and the offer and, if requested, the provision of indemnity; and

              (5) during such 60-day period the Holders of a majority in principal amount of the then outstanding Notes do not give the Trustee a direction inconsistent with the request.

       A Holder of a Note may not use this Indenture to prejudice the rights of another Holder of a Note or to obtain a preference or priority over another Holder of a Note.

       Section 6.07. Rights of Holders of Notes to Receive Payment.

       Notwithstanding any other provision of this Indenture, the right of any Holder of a Note to receive payment of principal of, premium, if any, and interest on the Note, on or after the respective due dates expressed in the Note (including in connection with an offer to purchase), or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

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

       Section 6.08. Collection Suit by Trustee.

       If an Event of Default specified in Section 6.01(a) or (b) occurs and is continuing, the Trustee is authorized to recover judgment in its own name and as trustee of an express trust against the Company for the whole amount of principal of, premium, if any, and interest remaining unpaid on the Notes and interest on overdue principal and, to the extent lawful, interest and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

       Section 6.09. Trustee May File Proofs of Claim.

       The Trustee is authorized to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders of the Notes allowed in any judicial proceedings relative to the Company (or any other obligor upon the Notes), its creditors or its property and shall be entitled and empowered to collect, receive and distribute any money or other property payable or deliverable on any such claims and any custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under
Section 7.07 hereof. To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07 hereof out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties that the Holders may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

       Section 6.10. Priorities.

       If the Trustee collects any money pursuant to this Article, it shall pay out the money in the following order:

       First: to the Trustee, its agents and attorneys for amounts due under
       Section 7.07 hereof, including payment of all compensation, expense and liabilities incurred, and all advances made, by the Trustee and the costs and expenses of collection;

       Second: to Holders of Notes for amounts due and unpaid on the Notes for principal, premium, if any, and interest, ratably, without preference or priority of any kind,

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

       according to the amounts due and payable on the Notes for principal, premium, if any and interest, respectively; and

       Third: to the Company or to such party as a court of competent jurisdiction shall direct.

       The Trustee may fix a record date and payment date for any payment to Holders of Notes pursuant to this Section 6.10.

       Section 6.11. Undertaking for Costs.

       In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees and expenses, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section does not apply to a suit by the Trustee, a suit by a Holder of a Note pursuant to Section 6.07 hereof, or a suit by Holders of more than 10% in principal amount of the then outstanding Notes.

                                   ARTICLE 7

                                    TRUSTEE

       Section 7.01. Duties of Trustee.

       (a) If an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in its exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person's own affairs.

       (b) Except during the continuance of an Event of Default:

              (i) the duties of the Trustee shall be determined solely by the express provisions of this Indenture and the Trustee need perform only those duties that are specifically set forth in this Indenture and no others, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

              (ii) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, the Trustee shall examine the certificates and opinions required to be furnished to the Trustee hereunder to determine whether or not they conform to the requirements of this Indenture.

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

       (c) The Trustee may not be relieved from liabilities for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

              (i) this paragraph does not limit the effect of paragraph (b) of this Section;

              (ii) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

              (iii) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05 hereof.

       (d) Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a),
(b), and (c) of this Section.

       (e) No provision of this Indenture shall require the Trustee to expend or risk its own funds or incur any liability. The Trustee shall be under no obligation to exercise any of its rights and powers under this Indenture at the request of any Holders, unless such Holder shall have offered to the Trustee security and indemnity satisfactory to it against any loss, liability or expense.

       (f) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

       Section 7.02. Rights of Trustee.

       (a) The Trustee may conclusively rely upon any document (whether in its original or facsimile form) believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document.

       (b) Before the Trustee acts or refrains from acting, it may require an Officers' Certificate or an Opinion of Counsel or both. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officers' Certificate or Opinion of Counsel. The Trustee may consult with counsel of its own selection and the written and oral advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

       (c) The Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

       (d) The Trustee shall not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within the rights or powers conferred upon it by this Indenture.

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

       (e) Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Company shall be sufficient if signed by an Officer of the Company.

       (f) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders unless such Holders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities that might be incurred by it in compliance with such request or direction.

       Section 7.03. Individual Rights of Trustee.

       The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Company or any Affiliate of the Company with the same rights it would have if it were not Trustee. However, in the event that the Trustee acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the SEC for permission to continue as trustee or resign. Any Agent may do the same with like rights and duties. The Trustee is also subject to Sections 7.10 and 7.11 hereof.

       Section 7.04. Trustee's Disclaimer.

       The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Notes, it shall not be accountable for the Company's use of the proceeds from the Notes or any money paid to the Company or upon the Company's direction under any provision of this Indenture, it shall not be responsible for the use or application of any money received by any Paying Agent other than the Trustee, and it shall not be responsible for any statement or recital herein or any statement in the Notes or any other document in connection with the sale of the Notes or pursuant to this Indenture other than its certificate of authentication.

       Section 7.05. Notice of Defaults.

       If a Default or Event of Default occurs and is continuing and if it is actually known to a Responsible Officer of the Trustee, the Trustee shall mail to Holders of Notes a notice of the Default or Event of Default within 90 days after it occurs. Except in the case of a Default or Event of Default in payment of principal of, premium, if any, or interest on any Note, the Trustee may withhold the notice if and so long as a committee of its Responsible Officers in good faith determines that withholding the notice is in the interests of the Holders of the Notes.

       Section 7.06. Reports by Trustee to Holders of the Notes.

       Within 60 days after each May 15 beginning with the May 15 following the date of this Indenture, and for so long as Notes remain outstanding, the Trustee shall mail to the Holders of the Notes a brief report dated as of such reporting date that complies with TIA ss. 313(a) (but if no event described in TIA ss. 313(a) has occurred within the twelve months preceding the reporting date, no report need be transmitted). The Trustee also shall comply with TIA ss. 313(b). The Trustee shall also transmit by mail all reports as required by TIA ss. 313(c).

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

       A copy of each report at the time of its mailing to the Holders of Notes shall be mailed to the Company and filed with the SEC and each stock exchange on which the Notes are listed in accordance with TIA ss. 313(d). The Company shall promptly notify the Trustee when the Notes are listed on any stock exchange or delisted therefrom.

       Section 7.07. Compensation and Indemnity.

       The Company shall pay to the Trustee from time to time reasonable compensation for its acceptance of this Indenture and services hereunder. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee promptly upon request for all reasonable disbursements, advances and expenses incurred or made by it in addition to the compensation for its services. Such expenses shall include the reasonable compensation, disbursements and expenses of the Trustee's agents and counsel.

       The Company shall fully indemnify the Trustee against any and all losses, liabilities, claims, damages or expenses (including legal fees and expenses) incurred by it arising out of or in connection with the acceptance or administration of its duties under this Indenture, including the costs and expenses of enforcing this Indenture against the Company (including this Section 7.07) and defending itself against any claim (whether asserted by the Company or any Holder or any other person) or liability in connection with the exercise or performance of any of its powers or duties hereunder, except to the extent any such loss, liability or expense is caused by its own negligence or willful misconduct. The Trustee shall notify the Company promptly of any claim for which it may seek indemnity. Failure by the Trustee to so notify the Company shall not relieve the Company of its obligations hereunder. The Company shall defend the claim and the Trustee shall cooperate in the defense. The Trustee may have separate counsel and the Company shall pay the reasonable fees and expenses of such counsel. The Company need not pay for any settlement made without its consent, which consent shall not be unreasonably withheld.

       The obligations of the Company under this Section 7.07 shall survive the satisfaction and discharge of this Indenture and the resignation or removal of the Trustee.

       To secure the Company's payment obligations in this Section, the Trustee shall have a Lien prior to the Notes on all money or property held or collected by the Trustee, except that held in trust to pay principal and interest on particular Notes. Such Lien shall survive the satisfaction and discharge of this Indenture.

       When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.01(g) or (h) hereof occurs, the expenses and the compensation for the services (including the fees and expenses of its agents and counsel) are intended to constitute expenses of administration under any Bankruptcy Law.

       The Trustee shall comply with the provisions of TIA ss. 313(b)(2) to the extent applicable.

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       Section 7.08. Replacement of Trustee.

       A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee's acceptance of appointment as provided in this Section.

       The Trustee may resign in writing at any time and be discharged from the trust hereby created by so notifying the Company. The Holders of a majority in principal amount of the then outstanding Notes may remove the Trustee by so notifying the Trustee and the Company in writing. The Company may remove the Trustee if:

              (a)    the Trustee fails to comply with Section 7.10 hereof;

              (b) the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;

              (c) a custodian or public officer takes charge of the Trustee or its property; or

              (d)    the Trustee becomes incapable of acting.

       If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in principal amount of the then outstanding Notes may appoint a successor Trustee to replace the successor Trustee appointed by the Company.

       If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company, or the Holders of at least 10% in principal amount of the then outstanding Notes may petition at the expense of the Company any court of competent jurisdiction for the appointment of a successor Trustee.

       If the Trustee, after written request by any Holder who has been a Holder for at least six months, fails to comply with Section 7.10, such Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

       A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Thereupon, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to Holders. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, provided all sums owing to the Trustee hereunder have been paid and subject to the Lien provided for in Section 7.07 hereof.

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       Section 7.09. Successor Trustee by Merger, etc.

       If the Trustee consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the successor corporation without any further act shall be the successor Trustee.

       Section 7.10. Eligibility; Disqualification.

       There shall at all times be a Trustee hereunder that is a corporation organized and doing business under the laws of the United States of America or of any state thereof that is authorized under such laws to exercise corporate trustee power, that is subject to supervision or examination by federal or state authorities and that has a combined capital and surplus of at least $75.0 million as set forth in its most recent published annual report of condition.

       This Indenture shall always have a Trustee who satisfies the requirements of TIA ss. 310(a)(1), (2) and (5). The Trustee is subject to TIA ss. 310(b). For purposes of TIA ss. 310(b)(1)(C)(i), the indentures relating to the Convertible Notes are hereby specifically described.

       Section 7.11. Preferential Collection of Claims Against Company.

       The Trustee is subject to TIA ss. 311(a), excluding any creditor relationship listed in TIA ss. 311(b). A Trustee who has resigned or been removed shall be subject to TIA ss. 311(a) to the extent indicated therein.

       Section 7.12. Trustee's Application for Instructions from the Company.

       Any application by the Trustee for written instructions from the Company may, at the option of the Trustee, set forth in writing any action proposed to be taken or omitted by the Trustee under this Indenture and the date on and/or after which such action shall be taken or such omission shall be effective. The Trustee shall not be liable for any action taken by, or omission of, the Trustee in accordance with a proposal included in such application on or after the date specified in such application (which date shall not be less than three Business Days after the date any officer of the Company actually receives such application, unless any such officer shall have consented in writing to any earlier date) unless prior to taking any such action (or the effective date in the case of an omission), the Trustee shall have received written instructions in response to such application specifying the action to be taken or omitted.

                                   ARTICLE 8

                   LEGAL DEFEASANCE AND COVENANT DEFEASANCE

       Section 8.01. Option to Effect Legal Defeasance or Covenant Defeasance.

       The Company may, at the option of its Board of Directors evidenced by a resolution set forth in an Officers' Certificate, at any time, elect to have either Section 8.02 or 8.03 hereof be

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applied to all outstanding Notes upon compliance with the conditions set forth below in this Article 8.

       Section 8.02. Legal Defeasance and Discharge.

       Upon the Company's exercise under Section 8.01 hereof of the option applicable to this Section 8.02, the Company shall, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, be deemed to have been discharged from its obligations with respect to all outstanding Notes on the date the conditions set forth below are satisfied (hereinafter, "Legal Defeasance"). For this purpose, Legal Defeasance means that the Company shall be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Notes, which shall thereafter be deemed to be "outstanding" only for the purposes of Section 8.05 hereof and the other Sections of this Indenture referred to in (1) and (2) below, and to have satisfied all its other obligations under such Notes and this Indenture (and the Trustee, on demand of and at the expense of the Company, shall execute proper instruments provided to it acknowledging the same), except for the following provisions which shall survive until otherwise terminated or discharged hereunder:

              (1) the rights of Holders of outstanding Notes to receive solely from the trust fund described in Section 8.04 hereof, and as more fully set forth in such Section, payments in respect of the principal of, premium, if any, and interest on such Notes when such payments are due;

              (2)    the Company's obligations with respect to such Notes under
                     Article 2 and Section 4.02 hereof;

              (3) the rights, powers, trusts, duties and immunities of the Trustee hereunder and the Company's obligations in connection therewith; and

              (4)    this Article 8.

       Subject to compliance with this Article 8, the Company may exercise its option under this Section 8.02 notwithstanding the prior exercise of its option under Section 8.03 hereof.

       Section 8.03. Covenant Defeasance.

       Upon the Company's exercise under Section 8.01 hereof of the option applicable to this Section 8.03, the Company shall, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, be released from its obligations under the covenants contained in Sections 4.07, 4.08, 4.09, 4.10, 4.11, 4.12, 4.14, 4.15, 4.16 and 4.17 hereof and clause 2(d) of Section 5.01 hereof with respect to the outstanding Notes on and after the date the conditions set forth in Section 8.04 are satisfied (hereinafter, "Covenant Defeasance"), and the Notes shall thereafter be deemed not "outstanding" for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed "outstanding" for all other purposes hereunder (it being understood that such Notes shall not be deemed outstanding for accounting purposes). For this purpose,

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Covenant Defeasance means that, with respect to the outstanding Notes, the
Company may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under Section 6.01 hereof, but, except as specified above, the remainder of this Indenture and such Notes shall be unaffected thereby. In addition, upon the Company's exercise under Section 8.01 hereof of the option applicable to this Section 8.03 hereof, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, Sections 6.01(3) through 6.01(6) hereof shall not constitute Events of Default.

       Section 8.04. Conditions to Legal or Covenant Defeasance.

       The following shall be the conditions to the application of either
Section 8.02 or 8.03 hereof to the outstanding Notes:

       In order to exercise either Legal Defeasance or Covenant Defeasance:

              (1) the Company must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders, cash in United States dollars, non-callable Government Securities, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, premium, if any, and interest on the outstanding Notes on the stated date for payment thereof or on the applicable redemption date, as the case may be, and the Company shall specify whether the Notes are being defeased to maturity or to a particular redemption date;

              (2) in the case of an election under Section 8.02 hereof, the Company shall have delivered to the Trustee an Opinion of Counsel in the United States reasonably acceptable to the Trustee confirming that:

                     (a) the Company has received from, or there has been published by, the Internal Revenue Service a ruling; or

                     (b) since the date of this Indenture, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

              (3) in the case of an election under Section 8.03 hereof, the Company shall have delivered to the Trustee an Opinion of Counsel in the United States

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

                     reasonably acceptable to the Trustee confirming that the Holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

              (4) no Default or Event of Default shall have occurred and be continuing either:

                     (a) on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit); or

                     (b) insofar as Sections 6.01(7) or 6.01(8) hereof are concerned, at any time in the period ending on the 91st day after the date of deposit;

              (5) such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under, any material agreement or instrument (other than this Indenture) to which the Company or any of its Restricted Subsidiaries is a party or by which the Company or any of its Restricted Subsidiaries is bound;

              (6) the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that on the 91st day following the deposit, the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally;

              (7) the Company shall have delivered to the Trustee an Officers' Certificate stating that the deposit was not made by the Company with the intent of preferring the Holders over any other creditors of the Company or with the intent of defeating, hindering, delaying or defrauding any other creditors of the Company or others; and

              (8) the Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for or relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

       Section 8.05. Deposited Money and Government Securities to be Held in Trust; Other Miscellaneous Provisions.

       Subject to Section 8.06 hereof, all money and non-callable Government Securities (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section 8.05, the "Trustee") pursuant to Section 8.04 hereof in respect of the outstanding Notes shall be held in trust and applied by the Trustee, in accordance

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with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as Paying Agent) as the Trustee may determine, to the Holders of such Notes of all sums due and to become due thereon in respect of principal, premium, if any, and interest, but such money need not be segregated from other funds except to the extent required by law.

       The Company shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the cash or non-callable Government Securities deposited pursuant to Section 8.04 hereof or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Notes.

       Anything in this Article 8 to the contrary notwithstanding, the Trustee shall deliver or pay to the Company from time to time upon the request of the Company any money or non-callable Government Securities held by it as provided in Section 8.04 hereof which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee (which may be the opinion delivered under Section 8.04(a) hereof), are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.

       Section 8.06. Repayment to Company.

       Any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of, premium, if any, or interest on any Note and remaining unclaimed for two years after such principal, and premium, if any, or interest has become due and payable shall be paid to the Company on its request or (if then held by the Company) shall be discharged from such trust; and the Holder of such Note shall thereafter look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be published once, in The New York Times and The Wall Street Journal (national edition), notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such notification or publication, any unclaimed balance of such money then remaining will be repaid to the Company.

       Section 8.07. Reinstatement.

       If the Trustee or Paying Agent is unable to apply any United States dollars or non-callable Government Securities in accordance with Section 8.02 or
8.03 hereof, as the case may be, by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Company's obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to
Section 8.02 or 8.03 hereof until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with Section 8.02 or 8.03 hereof, as the case may be; provided, however, that, if the Company makes any payment of principal of, premium, if

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

any, or interest on any Note following the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money held by the Trustee or Paying Agent.

                                   ARTICLE 9

                       AMENDMENT, SUPPLEMENT AND WAIVER

       Section 9.01. Without Consent of Holders of Notes.

       Notwithstanding Section 9.02 of this Indenture, the Company and the Trustee may amend or supplement this Indenture or the Notes without the consent of any Holder of Notes:

              (1)    to cure any ambiguity, defect or inconsistency;

              (2) to provide for uncertificated Notes in addition to or in place of certificated Notes or to alter the provisions of
                     Article 2 hereof (including the related definitions) in a manner that does not materially adversely affect any Holder;

              (3) to provide for the assumption of the Company's obligations to the Holders of the Notes by a successor to the Company pursuant to Article 5 hereof;

              (4) to secure the Notes or make any change that would provide any additional rights or benefits to the Holders of the Notes or that does not adversely affect the legal rights hereunder of any Holder of Notes;

              (5) to comply with requirements of the SEC in order to effect or maintain the qualification of this Indenture under the TIA; or

              (6)    to provide for Note Guarantees in accordance with Section
                     4.17 and Article 10 hereof.

       Upon the request of the Company accompanied by a resolution of its Board of Directors authorizing the execution of any such amended or supplemental Indenture, and upon receipt by the Trustee of the documents described in Section
7.02 hereof, the Trustee shall join with the Company in the execution of any amended or supplemental Indenture authorized or permitted by the terms of this Indenture and to make any further appropriate agreements and stipulations that may be therein contained, but the Trustee shall not be obligated to enter into such amended or supplemental Indenture that affects its own rights, duties or immunities under this Indenture or otherwise.

       Section 9.02. With Consent of Holders of Notes.

       Except as provided below in this Section 9.02, the Company and the Trustee may amend or supplement this Indenture (including Section 3.09, 4.10 and 4.14 hereof) and the Notes with

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

the consent of the Holders of at least a majority in principal amount of the Notes then outstanding, voting as a single class, (including, without limitation, consents obtained in connection with a tender offer or exchange offer for, or purchase of, the Notes), and, subject to Sections 6.04 and 6.07 hereof, any existing Default or Event of Default (other than an uncured Default or Event of Default in the payment of the principal of, premium, if any, or interest on the Notes, except a payment default resulting from an acceleration that has been rescinded) or compliance with any provision of this Indenture or the Notes may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Notes, voting as a single class, (including consents obtained in connection with a tender offer or exchange offer for, or purchase of, the Notes). Section 2.08 hereof shall determine which Notes are considered to be "outstanding" for purposes of this Section 9.02.

       Upon the request of the Company accompanied by a resolution of its Board of Directors authorizing the execution of any such amended or supplemental Indenture, and upon the filing with the Trustee of evidence satisfactory to the Trustee of the consent of the Holders of Notes as aforesaid, and upon receipt by the Trustee of the documents described in Section 7.02 hereof, the Trustee shall join with the Company in the execution of such amended or supplemental Indenture unless such amended or supplemental Indenture directly affects the Trustee's own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but shall not be obligated to, enter into such amended or supplemental Indenture.

       It shall not be necessary for the consent of the Holders of Notes under this Section 9.02 to approve the particular form of any proposed amendment or waiver, but it shall be sufficient if such consent approves the substance thereof.

       After an amendment, supplement or waiver under this Section becomes effective, the Company shall mail to the Holders of Notes affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amended or supplemental Indenture or waiver. Subject to Sections 6.04 and 6.07 hereof, the Holders of a majority in aggregate principal amount of the Notes then outstanding, voting as a single class, may waive compliance in a particular instance by the Company with any provision of this Indenture or the Notes. However, without the consent of each Holder affected, an amendment or waiver under this Section 9.02 may not (with respect to any Notes held by a non-consenting Holder):

              (1) reduce the principal amount of Notes whose Holders must consent to an amendment, supplement or waiver;

              (2) reduce the principal of or change the fixed maturity of any Note or alter or waive any of the provisions with respect to the redemption of the Notes, except as provided above with respect to Sections 3.09, 4.10 and 4.14 hereof;

              (3) reduce the rate of or change the time for payment of interest, including default interest, on any Note;

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

              (4) waive an uncured Default or Event of Default in the payment of principal of or premium, if any, or interest on the Notes (except a rescission of acceleration of the Notes by the Holders of at least a majority in aggregate principal amount of the then outstanding Notes and a waiver of the payment default that resulted from such acceleration);

              (5) make any Note payable in money other than that stated in the Notes;

              (6) make any change in the provisions of this Indenture relating to waivers of past Defaults or the rights of Holders of Notes to receive payments of principal of, or premium, if any, or interest on the Notes;

              (7) waive a redemption payment (but not any payment pursuant to Sections 3.09, 4.10 or 4.14 hereof) with respect to any Note;

              (8) except as provided under Article 8 hereof or in accordance with the terms of any Note Guarantee, release any Guarantor from any of its obligations under its Note Guarantee or make any change in a Note Guarantee that would adversely affect the Holders of the Notes; or

              (9) make any change in Section 6.04 or 6.07 hereof or in the foregoing amendment and waiver provisions.

       Section 9.03. Compliance with Trust Indenture Act.

       Every amendment or supplement to this Indenture or the Notes shall be set forth in a amended or supplemental Indenture that complies with the TIA as then in effect.

       Section 9.04. Revocation and Effect of Consents.

       Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder of a Note is a continuing consent by the Holder of a Note and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder's Note, even if notation of the consent is not made on any Note. However, any such Holder of a Note or subsequent Holder of a Note may revoke the consent as to its Note if the Trustee receives written notice of revocation before the date the waiver, supplement or amendment becomes effective. An amendment, supplement or waiver becomes effective in accordance with its terms and thereafter binds every Holder.

       Section 9.05. Notation on or Exchange of Notes.

       The Trustee may place an appropriate notation about an amendment, supplement or waiver on any Note thereafter authenticated. The Company in exchange for all Notes may issue and the Trustee shall, upon receipt of an Authentication Order, authenticate new Notes that reflect the amendment, supplement or waiver.

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       Failure to make the appropriate notation or issue a new Note shall not affect the validity and effect of such amendment, supplement or waiver.

       Section 9.06. Trustee to Sign Amendments, etc.

       The Trustee shall sign any amended or supplemental Indenture authorized pursuant to this Article 9 if the amendment or supplement does not adversely affect the rights, duties, liabilities or immunities of the Trustee. The Company may not sign an amendment or supplemental Indenture until the Board of Directors approves it. In executing any amended or supplemental indenture, the Trustee shall be entitled to receive and (subject to Section 7.01 hereof) shall be fully protected in relying upon, in addition to the documents required by Section
11.04 hereof, an Officer's Certificate and an Opinion of Counsel stating that the execution of such amended or supplemental indenture is authorized or permitted by this Indenture.

                                  ARTICLE 10

                                NOTE GUARANTEES

       Section 10.01. Guarantee.

       The provisions of this Article 10 shall apply only to those Subsidiaries ("Guarantors") of the Company, if any, that execute one or more supplemental indentures to this Indenture in the form of Exhibit C to this Indenture in compliance with the requirements of Section 4.17 of this Indenture.

       Subject to this Article 10, each of the Guarantors hereby, jointly and severally, unconditionally guarantees to each Holder of a Note authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, irrespective of the validity and enforceability of this Indenture, the Notes or the Obligations of the Company hereunder or thereunder, that: (a) the principal of and interest on the Notes will be promptly paid in full when due, whether at maturity, by acceleration, redemption or otherwise, and interest on the overdue principal of and interest on the Notes, if any, if lawful, and all other Obligations of the Company to the Holders or the Trustee hereunder or thereunder will be promptly paid in full or performed, all in accordance with the terms hereof and thereof; and (b) in case of any extension of time of payment or renewal of any Notes or any of such other Obligations, that same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise. Failing payment when due of any amount so guaranteed or any performance so guaranteed for whatever reason, the Guarantors shall be jointly and severally obligated to pay the same immediately. Each Guarantor agrees that this is a guarantee of payment and not a guarantee of collection.

       The Guarantors hereby agree that their obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Notes or this Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder of the Notes with respect to any provisions hereof or thereof, the recovery of any judgment against the Company, any action to enforce the same or any other circumstance which might otherwise constitute a legal or

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

equitable discharge or defense of a guarantor. Each Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest, notice and all demands whatsoever and covenant that this Note Guarantee shall not be discharged except by complete performance of the obligations contained in the Notes and this Indenture.

       If any Holder or the Trustee is required by any court or otherwise to return to the Company, the Guarantors or any custodian, trustee, liquidator or other similar official acting in relation to either the Company or the Guarantors, any amount paid by either to the Trustee or such Holder, this Note Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect.

       Each Guarantor agrees that it shall not be entitled to any right of subrogation in relation to the Holders in respect of any obligations guaranteed hereby until payment in full of all obligations guaranteed hereby. Each Guarantor further agrees that, as between the Guarantors, on the one hand, and the Holders and the Trustee, on the other hand, (x) the maturity of the obligations guaranteed hereby may be accelerated as provided in Article 6 hereof for the purposes of this Note Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (y) in the event of any declaration of acceleration of such obligations as provided in Article 6 hereof, such obligations (whether or not due and payable) shall forthwith become due and payable by the Guarantors for the purpose of this Note Guarantee. The Guarantors shall have the right to seek contribution from any non-paying Guarantor so long as the exercise of such right does not impair the rights of the Holders under the Guarantee.

       Section 10.02. Limitation on Guarantor Liability.

       Each Guarantor, and by its acceptance of Notes, each Holder, hereby confirms that it is the intention of all such parties that the Note Guarantee of such Guarantor not constitute a fraudulent transfer or conveyance for purposes of Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal or state law to the extent applicable to any Note Guarantee. To effectuate the foregoing intention, the Trustee, the Holders and the Guarantors hereby irrevocably agree that the obligations of such Guarantor will not exceed an amount that, after giving effect to such maximum amount and all other contingent and fixed liabilities of such Guarantor that are relevant under such laws, and after giving effect to any collections from, rights to receive contribution from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under this
Article 10, would result in the obligations of such Guarantor under its Note Guarantee constituting a fraudulent transfer or conveyance.

       Section 10.03. Execution and Delivery of Note Guarantee.

       To evidence its Note Guarantee set forth in Section 10.01, each Guarantor hereby agrees that a notation of such Note Guarantee substantially in the form included in Exhibit C shall be endorsed by an Officer of such Guarantor on each Note authenticated and delivered by the

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Trustee and that this Indenture shall be executed on behalf of such Guarantor by its President or one of its Vice Presidents.

       Each Guarantor hereby agrees that its Note Guarantee set forth in Section
10.01 shall remain in full force and effect notwithstanding any failure to endorse on each Note a notation of such Note Guarantee.

       If an Officer whose signature is on this Indenture or on the Note Guarantee no longer holds that office at the time the Trustee authenticates the Note on which a Note Guarantee is endorsed, the Note Guarantee shall be valid nevertheless.

       The delivery of any Note by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of the Note Guarantee set forth in this Indenture on behalf of the Guarantors.

       In the event that the Company creates or acquires any new Subsidiaries subsequent to the date of this Indenture, if required by Section 4.17 hereof, the Company shall cause such Subsidiaries to execute supplemental indentures to this Indenture and Note Guarantees in accordance with Section 4.17 hereof and this Article 10, to the extent applicable.

       Section 10.04. Guarantors May Consolidate, etc., on Certain Terms.

       Except as otherwise provided in Section 10.05, no Guarantor may consolidate with or merge with or into (whether or not such Guarantor is the surviving Person) another Person whether or not affiliated with such Guarantor unless:

                     (a) subject to Section 10.05 hereof, the Person formed by or surviving any such consolidation or merger (if other than a Guarantor or the Company) unconditionally assumes all the Obligations of such Guarantor, pursuant to a supplemental indenture in form and substance reasonably satisfactory to the Trustee, under the Notes, the Indenture and the Note Guarantee on the terms set forth herein or therein; and

                     (b) immediately after giving effect to such transaction, no Default or Event of Default exists.

       In case of any such consolidation or merger and upon the assumption by the successor Person, by supplemental indenture, executed and delivered to the Trustee and satisfactory in form to the Trustee, of the Note Guarantee endorsed upon the Notes and the due and punctual performance of all of the covenants and conditions of this Indenture to be performed by the Guarantor, such successor Person shall succeed to and be substituted for the Guarantor with the same effect as if it had been named herein as a Guarantor. Such successor Person thereupon may cause to be signed any or all of the Note Guarantees to be endorsed upon all of the Notes issuable hereunder which theretofore shall not have been signed by the Company and delivered to the Trustee. All the Note Guarantees so issued shall in all respects have the same legal rank and benefit under this Indenture as the Note Guarantees theretofore and thereafter issued in accordance with the terms of this Indenture as though all of such Note Guarantees had been issued at the date of the execution hereof.

       Except as set forth in Articles 4 and 5 hereof, and notwithstanding clauses (a) and (b) above, nothing contained in this Indenture or in any of the Notes shall prevent any consolidation or merger of a Guarantor with or into the Company or another Guarantor, or shall prevent any sale or conveyance of the property of a Guarantor as an entirety or substantially as an entirety to the Company or another Guarantor.

       Section 10.05. Releases Following Sale of Assets.

       In the event of a sale or other disposition of all or substantially all of the assets of any Guarantor, by way of merger, consolidation or otherwise, or a sale or other disposition of all of the Capital Stock of any Guarantor, in each case to a Person that is not (either before or after giving effect to such transactions) a Subsidiary of the Company, then such Guarantor (in the event of a sale or other disposition, by way of merger, consolidation or otherwise, of all of the Capital Stock of such Guarantor) or the Person acquiring the property (in the event of a sale or other disposition of all or substantially all of the assets of such Guarantor) will be released and relieved of any Obligations under its Note Guarantee; provided, however, that the Net Proceeds of such sale or other disposition are applied in accordance with the applicable provisions of this Indenture, including without limitation Section 4.10 hereof. Upon delivery by the Company to the Trustee of an Officers' Certificate and an Opinion of Counsel to the effect that such sale or other disposition was made by the Company in accordance with the provisions of this Indenture, including without limitation Section 4.10 hereof, the Trustee shall execute any documents reasonably required in order to evidence the release of any Guarantor from its obligations under its Note Guarantee.

       Any Guarantor not released from its obligations under its Note Guarantee shall remain liable for the full amount of principal of and interest on the Notes and for the other obligations of any Guarantor under this Indenture as provided in this Article 10.

                                  ARTICLE 11

                                 MISCELLANEOUS

       Section 11.01. Trust Indenture Act Controls.

       If any provision of this Indenture limits, qualifies or conflicts with the duties imposed by TIA ss. 318(c), the imposed duties shall control.

       Section 11.02. Notices.

       Any notice or communication by the Company or the Trustee to the others is duly given if in writing and delivered in Person or mailed by first class mail (registered or certified, return receipt requested), telex, telecopier or overnight air courier guaranteeing next day delivery, to the others' address:

       If to the Company:

       American Tower Corporation
       116 Huntington Avenue
       Boston, MA 02116
       Telecopier No.:  (617) 375-7575
       Attention:  Chief Financial Officer and Secretary

       If to the Trustee:

       The Bank of New York
       101 Barclay Street, 21W
       New York, New York  10286
       Telecopier No.:  (212) 815-5915
       Attention:  Corporate Trustee Administration Department

       The Company or the Trustee, by notice to the others, may designate additional or different addresses for subsequent notices or communications.

       All notices and communications (other than those sent to Holders) shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when receipt acknowledged, if telecopied; and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery.

       Any notice or communication to a Holder shall be mailed by first class mail, certified or registered, return receipt requested, or by overnight air courier guaranteeing next day delivery to its address shown on the register kept by the Registrar. Any notice or communication shall also be so mailed to any Person described in TIA (S). 313(c), to the extent required by the TIA. Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders.

       If a notice or communication is mailed in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.

       If the Company mails a notice or communication to Holders, it shall mail a copy to the Trustee and each Agent at the same time.

       Section 11.03. Communication by Holders of Notes with Other Holders of Notes.

       Holders may communicate pursuant to TIA (S). 312(b) with other Holders with respect to their rights under this Indenture or the Notes. The Company, the Trustee, the Registrar and anyone else shall have the protection of TIA (S). 312(c).

       Section 11.04. Certificate and Opinion as to Conditions Precedent.

       Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company shall furnish to the Trustee:

       (a) an Officers' Certificate in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 11.05 hereof) stating that, in the opinion of the signers, all conditions precedent and covenants, if any, provided for in this Indenture relating to the proposed action have been satisfied; and

       (b) an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 11.05 hereof) stating that, in the opinion of such counsel, all such conditions precedent and covenants have been satisfied.

       Section 11.05. Statements Required in Certificate or Opinion.

       Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than a certificate provided pursuant to TIA ss. 314(a)(4)) shall comply with the provisions of TIA ss. 314(e) and shall include:

       (a) a statement that the Person making such certificate or opinion has read such covenant or condition;

       (b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

       (c) a statement that, in the opinion of such Person, he, she or it has made such examination or investigation as is necessary to enable such Person to express an informed opinion as to whether or not such covenant or condition has been satisfied; and

       (d) a statement as to whether or not, in the opinion of such Person, such condition or covenant has been satisfied.

       Section 11.06. Rules by Trustee and Agents.

       The Trustee may make reasonable rules for action by or at a meeting of Holders. The Registrar or Paying Agent may make reasonable rules and set reasonable requirements for its functions; provided that no such rule shall conflict with the terms of this Indenture or the TIA.

       Section 11.07. No Personal Liability of Directors, Officers, Employees and Stockholders.

       No past, present or future director, officer, employee, incorporator, stockholder or agent of the Company, as such, shall have any liability for any obligations of the Company under the Notes, this Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes.

       Section 11.08. Governing Law.

       THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS INDENTURE AND THE NOTES WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

       Section 11.09. No Adverse Interpretation of Other Agreements.

       This Indenture may not be used to interpret any other indenture, loan or debt agreement of the Company or its Subsidiaries or of any other Person. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

       Section 11.10. Successors.

       All agreements of the Company in this Indenture and the Notes shall bind its successors. All agreements of the Trustee in this Indenture shall bind its successors.

       Section 11.11. Severability.

       In case any provision in this Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

       Section 11.12. Counterpart Originals.

       The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

       Section 11.13. Table of Contents, Headings, etc.

       The Table of Contents, Cross-Reference Table and Headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part of this Indenture and shall in no way modify or restrict any of the terms or provisions hereof.

                         [Signatures on following page]

                                  SIGNATURES

Dated as of January 31, 2001

                                       AMERICAN TOWER CORPORATION

                                       By:
                                           -------------------------------------
                                           Name:
                                           Title:
Attest:

Name:

Title:

                                       THE BANK OF NEW YORK



                                       By:
                                           -------------------------------------
                                           Name:
                                           Title:

                                                                       EXHIBIT A

                                 [Face of Note]

[Insert the Global Note Legend, if applicable pursuant to Section 2.06(f)(i) of the Indenture]

[If Restricted Notes, then insert - THE NOTES EVIDENCED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933 (THE "SECURITIES ACT") AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT (1) TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (2) IN AN OFFSHORE TRANSACTION COMPLYING WITH RULE 903 OR RULE 904 OF REGULATION S UNDER THE SECURITIES ACT OR (3) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE), IN EACH CASE IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE STATES OF THE UNITED STATES.]

[If a Regulation S Note, then insert -- THIS NOTE HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933 (THE "SECURITIES ACT") AND MAY NOT BE OFFERED, SOLD OR DELIVERED IN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, ANY U.S. PERSON, UNLESS THIS NOTE IS REGISTERED UNDER THE SECURITIES ACT OR AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS THEREOF IS AVAILABLE.]

                             CUSIP/CINS ____________

                         9 3/8% Senior Notes Due 2009

No. ___                                                            $____________

                           AMERICAN TOWER CORPORATION

promises to pay to CEDE & CO. or registered assigns, the principal sum of ____________________________________ DOLLARS on February 1,
2009.

Interest Payment Dates: February 1 and August 1

Regular Record Dates: January 15 and July 15

Dated:  ____________________

                                    AMERICAN TOWER CORPORATION


                                    By: ________________________________________
                                        Name:
                                        Title:


                                    By: ________________________________________
                                        Name:
                                        Title:

This is one of the Notes referred to in the within-mentioned Indenture:

THE BANK OF NEW YORK,
as Trustee

By: _______________________________________
    Authorized Signatory

                                [Back of Note]

                         9 3/8% Senior Notes Due 2009

       Capitalized terms used herein shall have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

       1. Interest. American Tower Corporation, a Delaware corporation (the "Company"), promises to pay interest on the principal amount of this Note at 9?% per annum from January 31, 2001 until maturity [If Original Notes then insert -- provided, however, that if (i) on or prior to the 90th day following the Issue Date, neither a registration statement (the "Exchange Registration Statement") under the Securities Act, registering a note substantially identical to this Note (except that such Note will not contain terms with respect to the Additional Interest payments described below or transfer restrictions) pursuant to an exchange offer (the "Exchange Offer") nor a registration statement registering this Note for resale (a "Shelf Registration Statement") has been filed with the Securities and Exchange Commission, (ii) on or prior to the 180th day following the Issue Date, neither the Exchange Registration Statement nor the Shelf Registration Statement has become or been declared effective, (iii) on or prior to the 225th day following the Issue Date, neither the Exchange Offer has been consummated nor the Shelf Registration Statement has been declared effective, or (iv) either the Exchange Registration Statement or, if applicable, the Shelf Registration Statement is declared effective but (A) thereafter ceases to be effective or (B) ceases to be usable in connection with certain resales, in each case (i) through (iv) upon the terms and conditions set forth in the Registration Rights Agreement (each such event referred to in clauses (i) through (iv), a "Registration Default"), then interest will accrue (in addition to any stated interest on the Securities) (the "Step-Up") at a rate of 0.25% per annum, determined daily, on the principal amount of the Notes, for the 90-day period immediately following the occurrence of the Registration Default, which rate shall be increased by 0.25% per annum at the beginning of each subsequent 90-day period (provided that the rate at which such additional interest accrues shall not exceed 1.0% per annum in the aggregate) and interest shall be payable at such increased rate until such time (the "Step-Down Date") as no Registration Default is in effect (after which such interest rate will be restored to its initial rate). In no event shall the Company be required to pay Step-Up interest for more than one Registration Default at any given time. Interest accruing as a result of the Step-Up (which shall be computed on the basis of a 365-day year) is referred to herein as "Additional Interest." Accrued Additional Interest, if any, shall be paid semi-annually on February 1 and August 1 in each year; and the amount of accrued Additional Interest shall be determined on the basis of the number of days actually elapsed. Any accrued and unpaid interest (including Additional Interest) on this Note upon the issuance of an Exchange Note (as defined in the Indenture) in exchange for this Note shall cease to be payable to the Holder hereof but such accrued and unpaid interest (including Additional Interest) shall be payable on the next Interest Payment Date for such Exchange Note to the Holder thereof on the related Regular Record Date. The Company will pay interest semi-annually in arrears on February 1 and August 1 of each year, or if any such day is not a Business Day, on the next succeeding Business Day (each, an "Interest Payment Date"). Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of issuance; provided that if there is no existing Default in the payment of interest, and if this Note is authenticated between a record date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date; provided, further, that the first Interest Payment Date shall be August 1, 2001. The Company shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal and premium [If Original Notes then insert -- and Additional Interest], if any, from time to time on demand at a rate that is 1% per annum in excess of the rate then in effect; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest (without regard to any applicable grace periods) from time to time on demand at the same rate to the extent lawful. Interest [If Original Notes then insert -- (other than Additional Interest)] will be computed on the basis of a 360-day year of twelve 30-day months.

       2. Method of Payment. The Company will pay interest on the Notes (except defaulted interest) to the Persons who are registered Holders of Notes at the close of business on the January 15 or July 15 next preceding the Interest Payment Date (each, a "Regular Record Date"), even if such Notes are canceled after such record date and on or before such Interest Payment Date, except as provided in Section 2.12 of the Indenture with respect to defaulted interest. The Notes will be payable as to principal, premium, if any, and interest at the office or agency of the Company maintained for such purpose within or without the City and State of New York, or, at the option of the Company, payment of interest may be made by check mailed to the Holders at their addresses set forth in the register of Holders, and provided that payment by wire transfer of immediately available funds will be required with respect to principal of, premium, if any, and interest on, all Global Notes and all other Notes the Holders of which shall have provided wire transfer instructions to the Company or the Paying Agent. Such payment shall be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

       3. Paying Agent and Registrar. Initially, The Bank of New York, the Trustee under the Indenture, will act as Paying Agent and Registrar. The Company may change any Paying Agent or Registrar without notice to any Holder. The Company or any of its Subsidiaries may act in any such capacity.

       4. Indenture. The Company issued the Notes under an Indenture dated as January 31, 2001 ("Indenture") between the Company and the Trustee. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (15 U.S. Code ss.ss. 77aaa-77bbbb) (the "Trust Indenture Act"). The Notes are subject to all such terms, and Holders are referred to the Indenture and such Act for a statement of such terms. To the extent any provision of this Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling. The Notes are obligations of the Company. The Original Notes are limited to $1.0 billion in aggregate principal amount. Unless the context otherwise requires, the Original Notes and the Exchange Notes shall constitute one series for all purposes under the Indenture, including without limitation, amendments, waivers, redemptions and Asset Sale Offers.

       5.     Optional Redemption.

              (a) Except as provided in clauses (b) and (c) of this Paragraph 5, the Notes will not be redeemable at the Company's option prior to February 1, 2005. On or after February 1, 2005, the Company may redeem all or a part of the Notes upon not less than 30 nor more than 60 days' notice, at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest, if any, on the Notes redeemed to the applicable redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date), if redeemed during the twelve-month period beginning on February 1 of the years indicated below:

              Year                                               Percentage
              ----                                               ----------

              2005...........................................    104.688%
              2006...........................................    103.125
              2007...........................................    101.562
              2008 and thereafter............................    100.000

              (b) Notwithstanding the provisions of clause (a) of this Paragraph 5, at any time until February 1, 2004, the Company may on any one or more occasions redeem up to 35% of the aggregate principal amount of the Notes originally issued under the Indenture (excluding any Exchange Notes) at a redemption price equal to 109.375% of the aggregate principal amount of the Notes to be redeemed on the redemption date with the net cash proceeds of one or more Public Equity Offerings and/or Strategic Equity Investments provided that:

              (1) Notes (including Exchange Notes) representing at least 65% of the aggregate principal amount of the Notes originally issued under the Indenture (excluding any Exchange Notes) remain outstanding immediately after the occurrence of such redemption (excluding Notes held by the Company or any of its Subsidiaries); and

              (2) the redemption occurs within 60 days of the date of the closing of such Public Equity Offering or Strategic Equity Investment.

              (c) Notwithstanding the provisions of clause (a) of this Paragraph 5, at any time prior to February 1, 2005, the Company may redeem all or a part of the Notes upon not less than 30 nor more than 60 days' notice at a redemption price equal to 100% of the principal amount thereof plus the Applicable Premium as of, and accrued and unpaid interest, if any, to, the date of redemption.

       6.     Mandatory Redemption.

       Except as set forth in paragraph 7 below, the Company shall not be required to make mandatory redemption payments with respect to the Notes.

       7.     Repurchase at Option of Holder.

              (a) If there is a Change of Control, the Company shall be required to make an offer (a "Change of Control Offer") to repurchase all or any part (equal to $1,000 or an integral multiple thereof) of each Holder's Notes at a purchase price equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest thereon, if any, to the date of purchase (the "Change of Control Payment"). Within 30 days following any Change of Control, the Company shall mail a notice to each Holder setting forth the procedures governing the Change of Control Offer as required by the Indenture.

              (b) When the aggregate amount of Excess Proceeds exceeds $10.0 million, the Company shall commence an offer to all Holders of Notes (an "Asset Sale Offer") pursuant to Section 3.09 of the Indenture to purchase the maximum principal amount of Notes that may be purchased out of the Excess Proceeds at an offer price in cash in an amount equal to 100% of the principal amount thereof, plus accrued and unpaid interest thereon, if any, to the date fixed for the closing of such offer, in accordance with the procedures set forth in the Indenture. To the extent that the aggregate amount of Notes tendered pursuant to an Asset Sale Offer is less than the Excess Proceeds, the Company (or such Restricted Subsidiary) may use such deficiency for any purpose not otherwise prohibited by the Indenture. If the aggregate principal amount of Notes surrendered by Holders thereof, and the holders of any other debt of the Company entitled to receive a comparable asset sales offer, exceeds the amount of Excess Proceeds, the Trustee shall select the Notes and such other debt to be purchased on a pro rata basis. Holders of Notes that are the subject of an offer to purchase will receive an Asset Sale Offer from the Company prior to any related purchase date and may elect to have such Notes purchased by completing the form entitled "Option of Holder to Elect Purchase" on the reverse of the Notes. [If not a Global Note, insert -- In the event of redemption or purchase pursuant to an Asset Sale Offer of this Note in part only, a new Note or Notes of like tenor for the unredeemed or unpurchsed portion hereof will be issued in the name of the Holder hereof upon the cancellation hereof.]

       8. Notice of Redemption. Notice of redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each Holder whose Notes are to be redeemed at its registered address. Notes in denominations larger than $1,000 may be redeemed in part but only in whole multiples of $1,000, unless all of the Notes held by a Holder are to be redeemed. On and after the redemption date interest ceases to accrue on Notes or portions thereof called for redemption.

       9. Denominations, Transfer, Exchange. The Notes are in registered form without coupons in denominations of $1,000 and integral multiples of $1,000. The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Company may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Company need not exchange or register the transfer of any Note or portion of a Note selected for redemption, except for the unredeemed portion of any

Note being redeemed in part. Also, the Company need not exchange or register the transfer of any Notes for a period of 15 days before a selection of Notes to be redeemed or during the period between a record date and the corresponding Interest Payment Date.

       10. Persons Deemed Owners. The registered Holder of a Note may be treated as its owner for all purposes.

       11. Amendment, Supplement and Waiver. Subject to certain exceptions, the Indenture or the Notes may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the then outstanding Notes and any existing default or compliance with any provision of the Indenture or the Notes may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Notes. Without the consent of any Holder of Notes, the Indenture or the Notes may be amended or supplemented to cure any ambiguity, defect or inconsistency, to provide for uncertificated Notes in addition to or in place of certificated Notes, to provide for the assumption of the Company's obligations to Holders of the Notes in case of a merger or consolidation, to make any change that would provide any additional rights or benefits to the Holders of the Notes or that does not adversely affect the legal rights under the Indenture of any such Holder, or to comply with the requirements of the Securities and Exchange Commission in order to effect or maintain the qualification of the Indenture under the Trust Indenture Act.

       12. Defaults and Remedies. Events of Default include: (i) default for 30 days in the payment when due of interest on the Notes; (ii) default in payment when due of principal of or premium, if any, on the Notes, (iii) failure by the Company or any of its Subsidiaries to comply with Section 3.09, 4.10, 4.14 or
5.01 of the Indenture; (iv) failure by the Company or any of its Subsidiaries for 30 days after notice to the Company by the Trustee or the Holders of at least 25% in principal amount of the Notes then outstanding to comply with certain other agreements in the Indenture or the Notes; (v) default under certain other agreements relating to Indebtedness of the Company or any Significant Subsidiary which default (a) is caused by a failure to pay principal of or premium, if any, or interest on such Indebtedness prior to the expiration of the grace period provided in such Indebtedness on the date of such default or
(b) results in the acceleration of such Indebtedness prior to its express maturity; (vi) certain final judgments for the payment of money that remain undischarged for a period of 60 days; and (vii) certain events of bankruptcy or insolvency with respect to the Company or any of its Significant Subsidiaries. If any Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the then outstanding Notes may declare all the Notes to be due and payable. Notwithstanding the foregoing, in the case of an Event of Default arising from certain events of bankruptcy or insolvency, all outstanding Notes will become due and payable without further action or notice. Holders may not enforce the Indenture or the Notes except as provided in the Indenture. Subject to certain limitations, Holders of a majority in principal amount of the then outstanding Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of the Notes notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal or interest) if it determines that withholding notice is in their interest. The Holders of a majority in aggregate principal amount of the Notes then outstanding by notice to the Trustee may on behalf of the Holders of all of the

Notes waive any existing Default or Event of Default and its consequences under the Indenture except a continuing Default or Event of Default in the payment of interest on, or the principal of, the Notes. The Company is required to deliver to the Trustee annually a statement regarding compliance with the Indenture, and the Company is required upon becoming aware of any Default or Event of Default, to deliver to the Trustee a statement specifying such Default or Event of Default.

       13. Trustee Dealings with Company. The Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company or its Affiliates, and may otherwise deal with the Company or its Affiliates, as if it were not the Trustee.

       14. No Recourse Against Others. A director, officer, employee, incorporator or stockholder, of the Company, as such, shall not have any liability for any obligations of the Company under the Notes or the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Notes.

       15. Authentication. This Note shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

       16. Abbreviations. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

       17. CUSIP Numbers. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Notes and the Trustee may use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

       The Company will furnish to any Holder upon written request and without charge a copy of the Indenture. Requests may be made to: American Tower Corporation, 116 Huntington Avenue, Boston, MA 02116, Attention: Chief Financial Officer and Secretary.

                                Assignment Form

To assign this Note, fill in the form below:

(I) or (we) assign and transfer this Note to: __________________________________
                                              (Insert assignee's legal name)

                                   (Insert assignee's soc. sec. or tax I.D. no.)

                           (Print or type assignee's name, address and zip code)

and irrevocably appoint _________________________________________ to transfer this Note on the books of the Company. The agent may substitute another to act for him.

Date:_________________

                  Your Signature:______________________________

                     (Sign exactly as your name appears on
                            the face of this Note)

Signature Guarantee*:______________________

* Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

                      Option of Holder to Elect Purchase

If you want to elect to have this Note purchased by the Company pursuant to
Section 4.10 or 4.14 of the Indenture, check the appropriate box below:

         [_] Section 4.10__                          [_] Section 4.14


If you want to elect to have only part of the Note purchased by the Company pursuant to Section 4.10 or Section 4.14 of the Indenture, state the amount you elect to have purchased:

                              $__________________

Date:________________

                  Your Signature:______________________________
                     (Sign exactly as your name appears on
                            the face of this Note)

                  Tax Identification No.:______________________

Signature Guarantee*:___________________

* Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

            SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL NOTE*

The following exchanges of a part of this Global Note for an interest in another Global Note or for a Definitive Note, or exchanges of a part of another Global Note or Definitive Note for an interest in this Global Note, have been made:


                                                                           Principal Amount of
                                                                           this Global Note         Signature of
                          Amount of decrease in  Amount of decrease in      following such      authorized officer of
                           Principal Amount of    Principal Amount of          decrease              Trustee or
    Date of Exchange        this Global Note        this Global Note         (or increase)            Custodian
    ----------------        ----------------        ----------------         -------------            ---------


* This schedule should be included only if the Note is issued in global form.

                                                                       EXHIBIT B

                        FORM OF SUPPLEMENTAL INDENTURE

                   TO BE DELIVERED BY SUBSEQUENT GUARANTORS

       Supplemental Indenture (this "Supplemental Indenture"), dated as of ________, among __________________ (the "Guaranteeing Subsidiary"), a subsidiary of AMERICAN TOWER CORPORATION (or its permitted successor), a Delaware corporation (the "Company"), the Company, the other Guarantors (as defined in the Indenture referred to herein) and THE BANK OF NEW YORK, as trustee under the Indenture referred to below (the "Trustee").

                                  WITNESSETH

       WHEREAS, the Company has heretofore executed and delivered to the Trustee an indenture (the "Indenture"), dated as of January 31, 2001 providing for the issuance of an aggregate principal amount of $1.0 billion of 9?% Senior Notes due 2009 (the "Notes");

       WHEREAS, the Indenture provides that under certain circumstances the Guaranteeing Subsidiary shall execute and deliver to the Trustee a supplemental indenture pursuant to which the Guaranteeing Subsidiary shall unconditionally guarantee all of the Company's Obligations under the Notes and the Indenture on the terms and conditions set forth herein (the "Note Guarantee"); and

       WHEREAS, pursuant to Section 9.1 of the Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture.

       NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Guaranteeing Subsidiary and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:

       1. Capitalized Terms. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

       2. Agreement to Guarantee. The Guaranteeing Subsidiary hereby agrees as follows:

              (a) Along with all Guarantors named in the Indenture, to jointly and severally Guarantee to each Holder of a Note authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, irrespective of the validity and enforceability of the Indenture, the Notes or the obligations of the Company hereunder or thereunder, that:

              (i) the principal of and interest on the Notes will be promptly paid in full when due, whether at maturity, by acceleration, redemption or otherwise, and interest on the overdue principal of and interest on the Notes, if any, if lawful, and all other obligations of the Company to the Holders or the Trustee hereunder or thereunder will be promptly paid in full or performed, all in accordance with the terms hereof and thereof; and

              (ii) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise. Failing payment when due of any amount so guaranteed or any performance so guaranteed for whatever reason, the Guarantors shall be jointly and severally obligated to pay the same immediately.

              (b) The obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Notes or the Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder of the Notes with respect to any provisions hereof or thereof, the recovery of any judgment against the Company, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a guarantor.

              (c) The following is hereby waived to the extent permitted by applicable law: diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest, notice and all demands whatsoever.

              (d) This Note Guarantee shall not be discharged except by complete performance of the obligations contained in the Notes and the Indenture.

              (e) If any Holder or the Trustee is required by any court or otherwise to return to the Company, the Guarantors, or any custodian, Trustee, liquidator or other similar official acting in relation to either the Company or the Guarantors, any amount paid by either to the Trustee or such Holder, this Note Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect.

              (f) The Guaranteeing Subsidiary shall not be entitled to any right of subrogation in relation to the Holders in respect of any obligations guaranteed hereby until payment in full of all obligations guaranteed hereby.

              (g) As between the Guarantors, on the one hand, and the Holders and the Trustee, on the other hand, (x) the maturity of the obligations guaranteed hereby may be accelerated as provided in Article 6 of the Indenture for the purposes of this Note Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (y) in the event of any declaration of acceleration of such obligations as provided in Article 6 of the Indenture, such obligations (whether or not due and payable) shall forthwith become due and payable by the Guarantors for the purpose of this Note Guarantee.

              (h) The Guarantors shall have the right to seek contribution from any non-paying Guarantor so long as the exercise of such right does not impair the rights of the Holders under the Guarantee.

              (i) Pursuant to Section 10.02 of the Indenture, after giving effect to any maximum amount and all other contingent and fixed liabilities of such Guarantor that are relevant under any applicable Bankruptcy or fraudulent conveyance laws, and after giving effect to any collections from, rights to receive contribution from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under Article 10 of the Indenture would result in the obligations of such Guarantor under its Note Guarantee not constituting a fraudulent transfer or conveyance.

       3. Execution and Delivery. Each Guaranteeing Subsidiary agrees that the Note Guarantees shall remain in full force and effect notwithstanding any failure to endorse on each Note a notation of such Note Guarantee.

       4.     Guaranteeing Subsidiary May Consolidate, Etc. on Certain Terms.

              (a) The Guaranteeing Subsidiary may not consolidate with or merge with or into (whether or not such Guarantor is the surviving Person) another corporation, Person or entity whether or not affiliated with such Guarantor unless:

              (i) subject to Section 10.05 of the Indenture, the Person formed by or surviving any such consolidation or merger (if other than a Guarantor or the Company) unconditionally assumes all the obligations of such Guarantor, pursuant to a supplemental indenture in form and substance reasonably satisfactory to the Trustee, under the Notes, the Indenture and the Note Guarantee on the terms set forth herein or therein; and

              (ii) immediately after giving effect to such transaction, no Default or Event of Default exists.

              (b) In case of any such consolidation or merger upon the assumption by the successor Person, by supplemental indenture, executed and delivered to the Trustee and satisfactory in form to the Trustee, of the Note Guarantee endorsed upon the Notes and the due and punctual performance of all of the covenants and conditions of the Indenture to be performed by the Guarantor, such successor Person shall succeed to and be substituted for the Guarantor with the same effect as if it had been named herein as a Guarantor. Such successor Person thereupon may cause to be signed any or all of the Note Guarantees to be endorsed upon all of the Notes issuable hereunder which theretofore shall not have been signed by the Company and delivered to the Trustee. All the Note Guarantees so issued shall in all respects have the same legal rank and benefit under the Indenture as the Note Guarantees theretofore and thereafter issued in accordance with the terms of the Indenture as though all of such Note Guarantees had been issued at the date of the execution hereof.

              (c) Except as set forth in Articles 4 and 5 of the Indenture, and notwithstanding clauses (a) and (b) above, nothing contained in the Indenture or in any of the Notes shall prevent any consolidation or merger of a Guarantor with or into the Company or another Guarantor, or shall prevent any sale or conveyance of the property of a Guarantor as an entirety or substantially as an entirety to the Company or another Guarantor.

       5.     Releases.

              (a) In the event of a sale or other disposition of all or substantially all of the assets of any Guarantor, by way of merger, consolidation or otherwise, or a sale or other disposition of all of the Capital Stock of any Guarantor, in each case to a Person that is not (either before or after giving effect to such transactions) a Subsidiary of the Company, then such Guarantor (in the event of a sale or other disposition, by way of merger, consolidation or otherwise, of all of the capital stock of such Guarantor) or the Person acquiring the property (in the event of a sale or other disposition of all or substantially all of the assets of such Guarantor) will be released and relieved of any obligations under its Note Guarantee; provided, however, that the Net Proceeds of such sale or other disposition are applied in accordance with the applicable provisions of the Indenture, including without limitation
       Section 4.10 of the Indenture. Upon delivery by the Company to the Trustee of an Officers' Certificate and an Opinion of Counsel to the effect that such sale or other disposition was made by the Company in accordance with the provisions of the Indenture, including without limitation Section 4.10 of the Indenture, the Trustee shall execute any documents reasonably required in order to evidence the release of any Guarantor from its obligations under its Note Guarantee.

              (b) Any Guarantor not released from its obligations under its Note Guarantee shall remain liable for the full amount of principal of and interest on the Notes and for the other obligations of any Guarantor under the Indenture as provided in Article 10 of the Indenture.

       6. No Recourse Against Others. No past, present or future director, officer, employee, incorporator, stockholder or agent of the Guaranteeing Subsidiary, as such, shall have any liability for any obligations of the Company or any Guaranteeing Subsidiary under the Notes, any Note Guarantees, the Indenture or this Supplemental Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of the Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes.

       7. NEW YORK LAW TO GOVERN. THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS SUPPLEMENTAL INDENTURE BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

       8. Counterparts. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

       9. Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction hereof.

       10. The Trustee. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Guaranteeing Subsidiary and the Company.

       IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed and attested, all as of the date first above written.

Dated:______________

                                    [Guaranteeing Subsidiary]
                                    By:_________________________________
                                       Name:
                                       Title:


                                    American Tower Corporation
                                    By:_________________________________
                                       Name:
                                       Title:


                                    [Other Guarantors]
                                    By:_________________________________
                                       Name:
                                       Title


                                    The Bank of New York
                                    as Trustee
                                    By:_________________________________
                                       Name:
                                       Title:

                                                                       EXHIBIT C

                         FORM OF NOTATION OF GUARANTEE

       For value received, each Guarantor (which term includes any successor Person under the Indenture) has, jointly and severally, unconditionally guaranteed, to the extent set forth in the Indenture and subject to the provisions in the Indenture dated as of January 31, 2001 (the "Indenture") between AMERICAN TOWER CORPORATION and THE BANK OF NEW YORK, as trustee (the "Trustee"), (a) the due and punctual payment of the principal of, premium, if any, and interest on the Notes (as defined in the Indenture), whether at maturity, by acceleration, redemption or otherwise, the due and punctual payment of interest on overdue principal and premium, and, to the extent permitted by law, interest, and the due and punctual performance of all other obligations of the Company to the Holders or the Trustee all in accordance with the terms of the Indenture and (b) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise. The obligations of the Guarantors to the Holders of Notes and to the Trustee pursuant to the Note Guarantee and the Indenture are expressly set forth in
Article 10 of the Indenture and reference is hereby made to the Indenture for the precise terms of the Note Guarantee. Each Holder of a Note, by accepting the same, agrees to and shall be bound by such provisions.

                            [Name of Guarantor(s)]


                            By:_________________________________
                               Name:
                               Title:

                                                                       EXHIBIT D

                       FORM OF REGULATION S CERTIFICATE

 (For transfers pursuant to Section 2.06(a), (b)(iii) and (e) of the Indenture)

The Bank of New York,
 as Trustee
101 Barclay St., 21W
New York, NY 10286
Attention: Corporate Trust Administration

                    Re:  9 3/8% Senior Notes due 2009 of
                         American Tower Corporation
                         (the "Notes")

       Reference is made to the Indenture, dated as of January 31, 2001 (the "Indenture"), between American Tower Corporation (the "Company") and The Bank of New York, as Trustee. Terms used herein and defined in the Indenture or in Regulation S or Rule 144 under the U.S. Securities Act of 1933, as amended (the "Securities Act") are used herein as so defined.

       This certificate relates to U.S. $____________ principal amount of Notes, which are evidenced by the following certificate(s) (the "Specified Notes"):

                    CUSIP No(s). ___________________________

                    CERTIFICATE No(s). _____________________

       The person in whose name this certificate is executed below (the "Undersigned") hereby certifies that either (i) it is the sole beneficial owner of the Specified Notes or (ii) it is acting on behalf of all the beneficial owners of the Specified Notes and is duly authorized by them to do so. Such beneficial owner or owners are referred to herein collectively as the "Owner". If the Specified Notes are represented by a Global Notes, they are held through the Depositary or a Participant in the name of the Undersigned, as or on behalf of the Owner. If the Specified Notes are not represented by a Global Note, they are registered in the name of the Undersigned, as or on behalf of the Owner.

       The Owner has requested that the Specified Notes be transferred to a person (the "Transferee") who will take delivery in the form of a Regulation S Note. In connection with such transfer, the Owner hereby certifies that, unless such transfer is being effected pursuant to an effective registration statement under the Securities Act, it is being effected in accordance with Rule 904 or Rule 144 under the Securities Act and with all applicable securities laws of the states of the United States and other jurisdictions. Accordingly, the Owner hereby further certifies as follows:

       (a) Rule 904 Transfers. If the transfer is being effected in accordance with Rule 904:

              (i) the Owner is not a distributor of the Notes, an affiliate of the Company or any such distributor or a person acting on behalf of any of the foregoing;

              (ii) the offer of the Specified Notes was not made to a person in the United States;

              (iii)  either:

                     (1) at the time the buy order was originated, the Transferee was outside the United States or the Owner and any person acting on its behalf reasonably believed that the Transferee was outside the United States, or

                     (2) the transaction is being executed in, on or through the facilities of the Eurobond market, as regulated by the Association of International Bond Dealers, or another designated offshore securities market and neither the Owner nor any person acting on its behalf knows that the transaction has been prearranged with a buyer in the United States;

              (iv) no directed selling efforts have been made in the United States by or on behalf of the Owner or any affiliate thereof;

              (v) if the Owner is a dealer in securities or has received a selling concession, fee or other remuneration in respect of the Specified Notes, and the transfer is to occur during the Restricted Period, then the requirements of Rule 904(c)(1)have been satisfied; and

              (vi) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act.

       (b) Rule 144 Transfers. If the transfer is being effected pursuant to Rule 144:

              (i) the transfer is occurring after a holding period of at least one year (computed in accordance with paragraph (d) of Rule 144) has elapsed since the Specified Notes were last acquired from the Company or from an affiliate of the Company, whichever is later, and is being effected in accordance with the applicable amount, manner of sale and notice requirements of Rule 144; or

              (ii) the transfer is occurring after a holding period of at least two years has elapsed since the Specified Notes were last acquired from the Company or from an affiliate of the Company, whichever is later, and the Owner is not, and during the preceding three months has not been, an affiliate of the Company.

       This certificate and the statements contained herein are made for your benefit and the benefit of the Company and the Purchasers.

       Dated:

                                 -----------------------------------------------
                                 (Print the name of the Undersigned, as such term is defined in the second paragraph of this certificate.)


                                 By:  __________________________________________
                                 Name:
                                 Title:
                                 (If the Undersigned is a corporation,
                                 partnership or fiduciary, the title of the
                                 person signing on behalf of the Undersigned
                                 must be stated.)

                                                                       EXHIBIT E

                      FORM OF RESTRICTED NOTES CERTIFICATE

  (For transfers pursuant to Section 2.06(a), (b)(iv) and (e) of the Indenture)

The Bank of New York,
 as Trustee
101 Barclay St., 21W
New York, NY 10286
Attention: Corporate Trust Administration

                    Re:  9 3/8% Senior Notes due 2009 of
                         American Tower Corporation
                         (the "Notes")

       Reference is made to the Indenture, dated as of January 31, 2001 (the "Indenture"), between American Tower Corporation (the "Company") and The Bank of New York, as Trustee. Terms used herein and defined in the Indenture or in Regulation S or Rule 144 under the U.S. Securities Act of 1933, as amended (the "Securities Act") are used herein as so defined.

       This certificate relates to U.S. $_____________ principal amount of Notes, which are evidenced by the following certificate(s) (the "Specified Notes"):

                    CUSIP No(s). ___________________________

                    CERTIFICATE No(s). _____________________

       The person in whose name this certificate is executed below (the "Undersigned") hereby certifies that either (i) it is the sole beneficial owner of the Specified Notes or (ii) it is acting on behalf of all the beneficial owners of the Specified Notes and is duly authorized by them to do so. Such beneficial owner or owners are referred to herein collectively as the "Owner". If the Specified Notes are represented by a Global Note, they are held through the Depositary or a Participant in the name of the Undersigned, as or on behalf of the Owner. If the Specified Notes are not represented by a Global Note, they are registered in the name of the Undersigned, as or on behalf of the Owner.

       The Owner has requested that the Specified Notes be transferred to a person (the "Transferee") who will take delivery in the form of a Restricted Note. In connection with such transfer, the Owner hereby certifies that, unless such transfer is being effected pursuant to an effective registration statement under the Securities Act, it is being effected in accordance with Rule 144A or Rule 144 under the Securities Act and all applicable securities laws of the states of the United States and other jurisdictions. Accordingly, the Owner hereby further certifies as follows:

       (a) Rule 144A Transfers. If the transfer is being effected in accordance with Rule 144A:

              (i) the Specified Notes are being transferred to a person that the Owner and any person acting on its behalf reasonably believe is a "qualified institutional buyer" within the meaning of Rule 144A, acquiring for its own account or for the account of a qualified institutional buyer; and

              (ii) the Owner and any person acting on its behalf have taken reasonable steps to ensure that the Transferee is aware that the Owner may be relying on Rule 144A in connection with the transfer.

       (b) Rule 144 Transfers. If the transfer is being effected pursuant to Rule 144:

              (i) the transfer is occurring after a holding period of at least one year (computed in accordance with paragraph (d) of Rule 144) has elapsed since the Specified Notes were last acquired from the Company or from an affiliate of the Company, whichever is later, and is being effected in accordance with the applicable amount, manner of sale and notice requirements of Rule 144; or

              (ii) the transfer is occurring after a holding period of at least two years has elapsed since the Specified Notes were last acquired from the Company or from an affiliate of the Company, whichever is later, and the Owner is not, and during the preceding three months has not been, an affiliate of the Company.

       This certificate and the statements contained herein are made for your benefit and the benefit of the Company and the Purchasers.

       Dated:

                                 -----------------------------------------------
                                 (Print the name of the Undersigned, as such term is defined in the second paragraph of this certificate.)


                                 By:  __________________________________________
                                 Name:
                                 Title:
                                 (If the Undersigned is a corporation,
                                 partnership or fiduciary, the title of the
                                 person signing on behalf of the Undersigned
                                 must be stated.)

                                                                       EXHIBIT F

                     FORM OF UNRESTRICTED NOTES CERTIFICATE

 (For removal of Securities Act Legends pursuant to Section 2.06(f)(ii) of the
                                  Indenture)

The Bank of New York,
 as Trustee
101 Barclay St., 21W
New York, NY 10286
Attention:  Corporate Trust Administration

                    Re:  9 3/8% Senior Notes due 2009 of
                         American Tower Corporation
                         (the "Notes")

       Reference is made to the Indenture, dated as of January 31, 2001 (the "Indenture"), between American Tower Corporation (the "Company") and The Bank of New York, as Trustee. Terms used herein and defined in the Indenture or in Regulation S or Rule 144 under the U.S. Securities Act of 1933, as amended (the "Securities Act") are used herein as so defined.

       This certificate relates to U.S. $_____________ principal amount of Notes, which are evidenced by the following certificate(s) (the "Specified Notes"):

                    CUSIP No(s). ___________________________

                    CERTIFICATE No(s). _____________________

       The person in whose name this certificate is executed below (the "Undersigned") hereby certifies that either (i) it is the sole beneficial owner of the Specified Notes or (ii) it is acting on behalf of all the beneficial owners of the Specified Notes and is duly authorized by them to do so. Such beneficial owner or owners are referred to herein collectively as the "Owner". If the Specified Notes are represented by a Global Note, they are held through the Depositary or a Participant in the name of the Undersigned, as or on behalf of the Owner. If the Specified Notes are not represented by a Global Note, they are registered in the name of the Undersigned, as or on behalf of the Owner.

       The Owner has requested that the Specified Notes be exchanged for Notes bearing no Securities Act Legend pursuant to Section 305(c) of the Indenture. In connection with such exchange, the Owner hereby certifies that the exchange is occurring after a holding period of at least two years (computed in accordance with paragraph (d) of Rule 144) has elapsed since the Specified Notes were last acquired from the Company or from an affiliate of the Company, whichever is later, and the Owner is not, and during the preceding three months has not been, an affiliate of the Company. The Owner also acknowledges that any future transfers of the Specified Notes must comply with all applicable securities laws of the states of the United States and other jurisdictions.

       This certificate and the statements contained herein are made for your benefit and the benefit of the Company and the Purchasers.

       Dated:

                                 -----------------------------------------------
                                 (Print the name of the Undersigned, as such term is defined in the second paragraph of this certificate.)


                                 By:  __________________________________________
                                 Name:
                                 Title:
                                 (If the Undersigned is a corporation,
                                 partnership or fiduciary, the title of the
                                 person signing on behalf of the Undersigned
                                 must be stated.)

                                      F-2